                                                                 EXHIBIT 2.1

        ------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                     AMONG


                                KITTY HAWK, INC.

                             KITTY HAWK - AIA, INC.

                             KITTY HAWK - AIT, INC.

                             KITTY HAWK - FOL, INC.

                             KITTY HAWK - KFS, INC.

                             KITTY HAWK - OK, INC.

                               M. TOM CHRISTOPHER

                                      AND

                      AMERICAN INTERNATIONAL AIRWAYS, INC.

                      AMERICAN INTERNATIONAL TRAVEL, INC.

                           FLIGHT ONE LOGISTICS, INC.

                          KALITTA FLYING SERVICE, INC.

                              O.K. TURBINES, INC.

                                 CONRAD KALITTA



                            Dated September 22, 1997


               AN APPENDIX OF DEFINED TERMS BEGINS ON PAGE (VII)


        ------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                                     Page
ARTICLE I
         THE MERGERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.2      The Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 1.3      Effective Time of the Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II
         THE CONSTITUENT AND SURVIVING CORPORATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.1      Constituent Corporations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.2      Articles of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 2.3      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 2.4      Board of Directors and Officers of the Surviving Corporations . . . . . . . . . . . . . . . . 5
                 2.5      Effects of Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE III
         CONVERSION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 3.1      Consideration for Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 3.2      Surrender of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 3.3      Conversion of Subs' Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 3.4      Shareholder to Have No Further Rights as to Kalitta Companies . . . . . . . . . . . . . . . . 9
                 3.5      Written Consent of Sole Shareholder of Subs . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 3.6      Written Consent of Sole Shareholder of each Kalitta Company . . . . . . . . . . . . . . . . . 9
                 3.7      Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 4.1      Representations and Warranties of Kalitta and
                          the Kalitta Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          4.1.1   Corporate Existence and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                          4.1.2   Capitalization of the Kalitta Companies . . . . . . . . . . . . . . . . . . . . . .  10
                          4.1.3   Validity and Authorization; Corporate Power and Authority . . . . . . . . . . . . .  11
                          4.1.4   Execution; No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          4.1.5   Governmental and Other Consents . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          4.1.6   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          4.1.7   Absence of Certain Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          4.1.8   Absence of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          4.1.9   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          4.1.10  Disputes and Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          4.1.11  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          4.1.12  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          4.1.13  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          4.1.14  Real Property and Real Property Leases  . . . . . . . . . . . . . . . . . . . . . .  20
                          4.1.15  Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          4.1.16  Intangible Personal Property  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21





                                     (i)

                          4.1.17  Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          4.1.18  Office Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          4.1.19  Indebtedness and Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          4.1.20  Debts to and from Related Parties . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          4.1.21  Banking Arrangements and Powers of Attorney . . . . . . . . . . . . . . . . . . . .  23
                          4.1.22  Articles of Incorporation, Partnership Agreement
                                  and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          4.1.23  Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          4.1.24  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          4.1.25  Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          4.1.26  No Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          4.1.27  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          4.1.28  Aviation Act; Aircraft; Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          4.1.29  No Solicitation or Negotiation  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          4.1.30  Information Supplied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 4.2      Representations and Warranties of Kalitta . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 4.3      Representations and Warranties of Kitty Hawk  . . . . . . . . . . . . . . . . . . . . . . .  30
                          4.3.1   Corporate Existence and Authority . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          4.3.2   Capitalization of Kitty Hawk and its Subsidiaries . . . . . . . . . . . . . . . . .  30
                          4.3.3   Validity and Authorization; Corporate Power and Authority . . . . . . . . . . . . .  31
                          4.3.4   Execution; No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          4.3.5   Governmental and Other Consents . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          4.3.6   Stock Merger Consideration. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          4.3.7   Acquisition of Kalitta Companies' Stock . . . . . . . . . . . . . . . . . . . . . .  32
                          4.3.8   SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          4.3.9   SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          4.3.10  Controlling Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          4.3.11  Absence of Certain Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                          4.3.12  Absence of Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          4.3.13  Disputes and Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          4.3.14  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          4.3.15  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          4.3.16  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          4.3.17  Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          4.3.18  Indebtedness and Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          4.3.19  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          4.3.20  Aviation Act; Aircraft; Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          4.3.21  No Insolvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          4.3.22  Articles of Incorporation and Bylaws  . . . . . . . . . . . . . . . . . . . . . . .  38
                          4.3.23  No Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          4.3.24  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                 4.4      Representations and Warranties as to Subs . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          4.4.1   Corporate Existence and Authority . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          4.4.2   Capitalization of the Subs  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          4.4.3   Validity and Authorization; Corporate Power and Authority . . . . . . . . . . . . .  39
                          4.4.4   Execution; No Violations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          4.4.5   Governmental and Other Consents . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 4.5      Disclosure Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40





                                     (ii)

ARTICLE V
         COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 5.1      Mutual Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          5.1.1   Access and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          5.1.2   Notices and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                          5.1.3   Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          5.1.4   Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          5.1.5   Repairs; FAA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          5.1.6   Reports and Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          5.1.7   Assist in Obtaining Licenses, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .  43
                          5.1.8   Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          5.1.9   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          5.1.10  Preservation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          5.1.11  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          5.1.12  Other Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 5.2      Kalitta and the Kalitta Companies Covenants . . . . . . . . . . . . . . . . . . . . . . . .  44
                          5.2.1   Information for Kitty Hawk's Statements, Reports,
                                  Applications and SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          5.2.2   No Solicitation or Negotiation  . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          5.2.3   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          5.2.4   Payment of Indebtedness of Related Persons  . . . . . . . . . . . . . . . . . . . .  45
                          5.2.5   Restriction on Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          5.2.6   Exemptions from Sales Tax.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          5.2.7   Office Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          5.2.8   Sale of Racing Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          5.2.9   Commercially Reasonable Efforts . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          5.2.10  Life Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          5.2.11  Assurances to Cooperate with SEC Filings  . . . . . . . . . . . . . . . . . . . . .  47
                          5.2.12  Other Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 5.3      Kitty Hawk Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          5.3.1   Kitty Hawk Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          5.3.2   Assurances to Cooperate with SEC Filings  . . . . . . . . . . . . . . . . . . . . .  48
                          5.3.3   GM Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          5.3.4   SEC Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 5.4      Covenants of Christopher  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          5.4.1   Restrictions on Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          5.4.2   Repayment of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          5.4.3   Assurances to Cooperate with SEC Filings  . . . . . . . . . . . . . . . . . . . . .  48
                          5.4.4   Other Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 5.5      Certain Covenants Relating to the Governance of Kitty Hawk
                          after the Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          5.5.1   Electing the Initial Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          5.5.2   Nominating Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          5.5.3   Deadlock Resolution at the Joint Nominating Committee . . . . . . . . . . . . . . .  50
                          5.5.4   Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                          5.5.5   Termination of Governance Obligations . . . . . . . . . . . . . . . . . . . . . . .  52





                                    (iii)

ARTICLE VI
         CONDITIONS PRECEDENT TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 6.1      Conditions Precedent to Obligations of Christopher, Kitty Hawk
                          and the Subs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          6.1.1   Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          6.1.2   Performance by Kalitta and the Kalitta Companies  . . . . . . . . . . . . . . . . .  53
                          6.1.3   Regulatory Approvals and Consents . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          6.1.4   No Court Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          6.1.5   Certificates of the Kalitta Companies . . . . . . . . . . . . . . . . . . . . . . .  54
                          6.1.6   Opinions of Kalitta's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          6.1.7   Satisfaction with Review of Kalitta Companies . . . . . . . . . . . . . . . . . . .  54
                          6.1.8   Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          6.1.9   Related Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          6.1.10  Minimum Share Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          6.1.11  Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                          6.1.12  MEA 747 Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          6.1.13  Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          6.1.14  SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          6.1.15  Dissenter's Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 6.2      Conditions Precedent to Obligations of the Kalitta Companies  . . . . . . . . . . . . . . .  55
                          6.2.1   Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                          6.2.2   Performance by Christopher and Kitty Hawk . . . . . . . . . . . . . . . . . . . . .  55
                          6.2.3   Regulatory Approvals and Consents . . . . . . . . . . . . . . . . . . . . . . . . .  56
                          6.2.4   No Court Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                          6.2.5   Certificate of Kitty Hawk and Subs  . . . . . . . . . . . . . . . . . . . . . . . .  56
                          6.2.6   Opinions of Kitty Hawk's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . .  56
                          6.2.7   Satisfaction with Review of Kitty Hawk  . . . . . . . . . . . . . . . . . . . . . .  56
                          6.2.8   Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                          6.2.9   Related Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          6.2.10  Minimum Share Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          6.2.11  Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                          6.2.12  Tax Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                          6.2.13  Release of Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                          6.2.14  Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE VII
         CLOSING AND DELIVERY OF DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 7.1      Deliveries by Kalitta and the Kalitta Companies . . . . . . . . . . . . . . . . . . . . . .  58
                 7.2      Delivery by Kitty Hawk and the Subs . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 7.3      Related Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE VIII
         TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 8.1      Reasons for Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                          8.1.1   By Mutual Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                          8.1.2   By Kitty Hawk . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                          8.1.3   By Kalitta and the Kalitta Companies  . . . . . . . . . . . . . . . . . . . . . . .  60
                          8.1.4   Drop-Dead Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 8.2      Notice of Problems  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60





                                     (iv)

                 8.3      Kitty Hawk Termination Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                 8.4      Kalitta Termination Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                 8.5      Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

ARTICLE IX
         POST-CLOSING AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 9.1      Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 9.2      Certain Transfer and Similar Taxes of the Kalitta Companies . . . . . . . . . . . . . . . .  62
                 9.3      Inspection of Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 9.4      Continuation of Existence and Business of Kalitta Companies . . . . . . . . . . . . . . . .  63
                 9.5      Indemnification of Directors and Officers of the
                          Kalitta Companies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 9.6      Office Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 9.7      Release and Indemnification for Kalitta Guaranties  . . . . . . . . . . . . . . . . . . . .  64

ARTICLE X
         INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 10.1     Survival, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                          10.1.1  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                          10.1.2  No Effect on Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                          10.1.3  Commencing Arbitrations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 10.2     Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                          10.2.1  Indemnification of Kitty Hawk . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                          10.2.2  Indemnification of Kalitta  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 10.3     Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 10.4     Notice and Opportunity to Defend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                          10.4.1  Notice, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                          10.4.2  Defense Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                          10.4.3  Third-Party Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                          10.4.4  Indemnification Based Upon Net Losses . . . . . . . . . . . . . . . . . . . . . . .  73
                 10.5     EXCLUSIVE REMEDY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 10.6     No Other Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                 10.7     Delays or Omissions; Waiver; Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 10.8     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 10.9     Dispute Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                          10.9.1  Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                          10.9.2  Emergency Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

ARTICLE XI
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                 11.1     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
                 11.2     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
                 11.3     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                 11.4     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                 11.5     Incorporated by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                 11.6     Number and Gender of Words  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                 11.7     Execution of Additional Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                 11.8     Finders' and Related Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                 11.9     Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81





                                     (v)

                 11.10    No Third Party Beneficiary, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                 11.11    Reformation; Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                 11.12    Binding Effect and Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                 11.13    Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                 11.14    Confidentiality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                 11.15    Time of the Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                 11.16    Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                 11.17    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82





                                     (vi)

                                  APPENDIX OF
                                 DEFINED TERMS


         "AAA" shall mean the American Arbitration Association.

         "ADJOINING LOTS" shall have the meaning ascribed to it in Section
4.1.18.

         "AFFILIATE" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "AGREEMENT" shall have the meaning ascribed to it in the preamble to this Agreement.

         "AIA" shall have the meaning ascribed to it in the preamble to this Agreement.

         "AIA CERTIFICATE" shall have the meaning ascribed to it in Section 3.1(a).

         "AIA COMMON STOCK" shall have the meaning ascribed to it in Section 3.1(a).

         "AIA MERGER" shall have the meaning ascribed to it in Section 1.2(a).

         "AIA MERGER CONSIDERATION" shall have the meaning ascribed to it in
Section 3.1(a).

         "AIA OPERATING AUTHORIZATIONS" shall have the meaning ascribed to it in Section 4.1.28(a).

         "AIA SHARE" shall have the meaning ascribed to it in Section 3.1(a).

         "AIC" shall have the meaning ascribed to it in Section 4.1.1(b).

         "AIC PARTNERSHIP AGREEMENT" shall have the meaning ascribed to it in
Section 4.1.1(b).

         "AIT" shall have the meaning ascribed to it in the preamble to this Agreement.

         "AIT CERTIFICATE" shall have the meaning ascribed to it in Section 3.1(b).

         "AIT COMMON STOCK" shall have the meaning ascribed to it in Section 3.1(b).

         "AIT MERGER" shall have the meaning ascribed to it in Section 1.2(b).

         "AIT MERGER CONSIDERATION" shall have the meaning ascribed to it in
Section 3.1(b).

         "AIT SHARE" shall have the meaning ascribed to it in Section 3.1(b).

         "ASSERTED LIABILITY" shall have the meaning ascribed to it in Section 10.4.1.





                                    (vii)

         "AVIATION ACT" shall mean Title 49 of the United States Code (formerly the Federal Aviation Act of 1958, as amended).

         "BOARD OF DIRECTORS" shall mean the board of directors of Kitty Hawk.

         "BENEFICIALLY OWN" shall mean beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

         "BREACH" shall mean, with respect to a party hereto, any representation or warranty of such party under this Agreement (including in the tax representation letters referred to in Section 5.1.11) being untrue when made by such party or any breach of any of such party's covenants or agreements under this Agreement (except that in the case of the indemnification obligations of Kalitta after the Closing, Breach shall not include any Breach by any Kalitta Company of any covenant or agreement to be performed after the Closing).

         "BUSINESS DAY" shall mean a day other than a Saturday or Sunday on which trading occurs on the New York Stock Exchange.

         "CAP" shall have the meaning ascribed to it in Section 10.3.2.

         "CHIEF EXECUTIVE OFFICER" shall have the meaning ascribed to it in
Section 5.5.4.

         "CHRISTOPHER" shall have the meaning ascribed to it in the preamble to this Agreement.

         "CHRISTOPHER DESIGNEES" shall mean Ted Coonfield, Jim Reeves and any successors thereto selected by the Christopher Nominating Committee.

         "CHRISTOPHER NOMINATING COMMITTEE" shall have the meaning ascribed to it in Section 5.5.2.

         "CHRISTOPHER STOCKHOLDER" shall mean Christopher and each Permitted Transferee (as defined in the Stockholders' Agreement) who receives a Transfer (as defined in the Stockholders' Agreement) of Kitty Hawk Common Stock from Christopher or another Christopher Stockholder and each person who receives an Exempt Transfer (as defined in the Stockholders' Agreement) of Kitty Hawk Common Stock from Christopher or another Christopher Stockholder.

         "CLOSING" shall mean the consummation of the Mergers and the closing of the transactions contemplated by this Agreement.

         "CLOSING DATE" shall have the meaning ascribed to it in Section 3.7.

         "CLOSING DATE FINANCINGS" shall have the meaning ascribed to it in
Section 5.3.1.

         "CODE" shall have the meaning ascribed to it in the Recitals.

         "CONFIDENTIAL INFORMATION" shall have the meaning ascribed to it in
Section 11.14.





                                    (viii)

         "CONSTITUENT CORPORATIONS" shall have the meaning ascribed to it in
Section 2.1.

         "CONTRACTS" shall have the meaning ascribed to it in Section 4.1.17.

         "CORPORATE LIABILITY" shall have the meaning ascribed to it in Section 6.2.11.

         "COSTS" shall have the meaning ascribed to it in Section 11.8.

         "D&T" shall mean Deloitte & Touche, L.L.P.

         "D&T CONSENT" shall have the meaning ascribed to it in Section 5.2.3.

         "D&T FINANCIAL STATEMENTS" shall have the meaning ascribed to it in
Section 5.2.3.

         "DEBT OFFERING DOCUMENTS" means the offering circular or memorandum relating to the senior notes offered in the Closing Date Financings as amended or supplemented.

         "DEDUCTIBLE" shall have the meaning ascribed to it in Section 10.3.1.

         "DEFENSE COSTS" shall have the meaning ascribed to it in Section
10.4.2.

         "DISABILITY" shall mean with respect to an individual (a) a finding by a court of competent jurisdiction that such individual is mentally incompetent or (b) such individual's inability to function on his or her own or conduct his or her own affairs due to mental or physical infirmity for six (6) consecutive months. If any individual disputes that he or she is suffering from a Disability, unless a court of competent jurisdiction has determined such individual is mentally incompetent which determination shall be binding, such dispute shall be submitted to a physician mutually satisfactory to such individual and the Board of Directors (including for this purpose only the vote of such individual). If such individual and the Board of Directors are unable to mutually agree on a mutually satisfactory physician, then such individual and the Board of Directors shall each select a reputable physician, who, together, shall in turn select a third physician whose determination of such individual's Disability shall be conclusive and binding on all parties hereto. Evidence of such Disability, as so certified, shall be conclusive notwithstanding that a disability policy, or clause in an insurance policy, covering such individual shall contain a different definition of "disabled" or "disability."

         "DISCLOSING PARTY" shall have the meaning ascribed to it in Section 11.14.

         "DISCLOSURE SCHEDULE" shall mean (a) in the case of the Kalitta Companies and Kalitta, the Disclosure Schedule delivered by the Kalitta Companies to Kitty Hawk at or prior to the date of this Agreement pursuant to
Section 4.1, and (b) in the case of Kitty Hawk and the Subs, the Disclosure Schedule delivered by it to the Kalitta Companies and Kalitta pursuant to Sections 4.3 and 4.4 hereof.

         "DOT" shall mean the U.S. Department of Transportation.

         "EFFECTIVE TIME" shall have the meaning ascribed to it in Section 1.3.





                                     (ix)

         "EMPLOYEE BENEFIT PLAN" shall have the meaning ascribed to it in
Section 4.1.24(a).

         "ENVIRONMENTAL CLAIM" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, Proceedings or notices of non-compliance or violation (or to the Knowledge of Kalitta Management, investigation) by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release or threatened release into the environment, of any Hazardous Material at any location, whether owned, operated, leased or managed by the Kalitta Companies or AIC (or in the case of Section 4.3.19, Kitty Hawk or any of its Subsidiaries) with respect to their businesses; (B) circumstances reasonably forming the basis of any violation, or alleged violation, of any Environmental Law by the Kalitta Companies or AIC (or in the case of Section 4.3.19, Kitty Hawk or any of its Subsidiaries); or (C) any and all written claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or release of any Hazardous Materials.

         "ENVIRONMENTAL COUNSEL" shall have the meaning ascribed to it in
Section 10.2.1(b)(ii).

         "ENVIRONMENTAL LAWS" shall mean all laws or orders relating to the regulation or protection of human health, safety or the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), including, without limitation, laws and regulations relating to releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of Hazardous Materials.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGENT" shall mean Wells Fargo Bank N.A. or any other national banking association designated by Kitty Hawk.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FAA" shall mean the U.S. Federal Aviation Administration.

         "FAIR MARKET VALUE" means an amount (expressed in dollars) equal to the arithmetic average of the last reported sales price of a share of Kitty Hawk Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System (or any national securities exchange on which the Kitty Hawk Common Stock is listed, or if not so listed, its fair market value as determined in good faith by the Board of Directors) for the twenty (20) consecutive trading days ending on the immediately preceding trading day, as adjusted to reflect any stock split, stock dividend, merger, consolidation, reorganization, recapitalization or similar event occurring during such valuation period.





                                     (x)

         "FAIRNESS OPINION" shall mean the fairness opinion dated on or about September 22, 1997 from BT Alex. Brown & Sons Incorporated, to the effect that the consideration for the Mergers is fair to Kitty Hawk, from a financial point of view.

         "FAMILY MEMBER" shall mean with respect to an individual that individual's spouse, natural or adopted sibling, ancestor or descendant of that individual or any spouse or descendant of any such ancestor, descendant or sibling.

         "FINANCIAL STATEMENTS" shall have the meaning ascribed to it in
Section 4.1.6.

         "FOL" shall have the meaning ascribed to it in the preamble to this Agreement.

         "FOL CERTIFICATE" shall have the meaning ascribed to it in Section 3.1(c).

         "FOL COMMON STOCK" shall have the meaning ascribed to it in Section 3.1(c).

         "FOL MERGER" shall have the meaning ascribed to it in Section 1.2(c).

         "FOL MERGER CONSIDERATION" shall have the meaning ascribed to it in
Section 3.1(c).

         "FOL SHARE" shall have the meaning ascribed to it in Section 3.1(c).

         "FRAUDULENT CONVEYANCE ACT" shall mean any statute substantially similar to the Uniform Fraudulent Conveyance Act.

         "FRAUDULENT TRANSFER ACT" shall mean any statute substantially similar to the Uniform Fraudulent Transfer Act.

         "FRINGE BENEFITS" shall have the meaning ascribed to it in Section 4.1.25(a).

         "GAAP" shall mean those generally accepted accounting principles and practices which are used in the United States and recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial position, results of operations and operating cash flow on a consolidated basis of the party, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee) in order to continue as a generally accepted accounting principle or practice may be so changed.

         "GENERAL INCREASE" shall have the meaning ascribed to it in Section 4.1.8(g).

         "GM" shall mean the General Motors Corporation.

         "GM WAIVER" shall have the meaning ascribed to it in Section 5.3.2.

         "GOVERNANCE AMENDMENTS" shall have the meaning ascribed to it in the Recitals.





                                     (xi)

         "GUARANTOR DOCUMENTS" shall have the meaning ascribed to it in Section 6.2.11.

         "GUARANTY" shall have the meaning ascribed to it in Section 6.2.11.

         "HAZARDOUS MATERIALS" shall mean any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "INDEMNIFIED LIABILITIES" shall have the meaning ascribed to it in
Section 9.5(a).

         "INDEMNIFIED PARTY" shall have the meaning ascribed to it in Section 10.4.1.

         "INDEMNIFYING PARTY" shall have the meaning ascribed to it in Section 10.4.1.

         "INTELLECTUAL PROPERTY" shall have the meaning ascribed to it in
Section 4.1.16.

         "JOINT DESIGNEE" shall mean Lewis White and any successors thereto selected by the Joint Nominating Committee.

         "JOINT NOMINATING COMMITTEE" shall have the meaning ascribed to it in
Section 5.5.2.

         "KALITTA" shall have the meaning ascribed to it in the preamble to this Agreement.

         "KALITTA COMPANIES" shall have the meaning ascribed to it in the preamble to this Agreement.

         "KALITTA COMPANIES INDEMNIFIED PARTIES" shall have the meaning ascribed to it in Section 9.5(a).

         "KALITTA COMPANIES PERMITTED TRANSACTIONS" shall mean (a) the transactions contemplated by the 727 Purchase Agreement, (b) the purchase and financing by AIA of the MEA 747s, (c) the repurchase by AIA of an L-1011 from ACG Nevada Three LLC pursuant to that certain Purchase Option Agreement dated April 12, 1996, between ACG Nevada Three LLC and AIA, (d) the sale by AIA of one L-1011 aircraft, (e) the sale of aircraft N504MG and N705CA, (f) the transactions contemplated by the Racing Entity Purchase Agreement, (g) to the extent all conditions to the obligations of AIA are satisfied pursuant to that letter agreement relating to the Ft. Wayne facility are satisfied, the transactions contemplated thereby, (h) the borrowing of approximately $7,750,000 and the granting of Liens on a DC-8-63F owned by AIA to secure such borrowing, (i) up to $250,000 in miscellaneous financings of equipment, (j) the sale by KFS to Kalitta or his Affiliate of the Hawker aircraft and the lease back of such aircraft, in each case on terms no less favorable to KFS than those





                                    (xii)
that could be obtained in an arm's length transaction, (k) any debt refinancing or restructuring transactions that are consented to by Kitty Hawk (which consent shall not be unreasonably withheld), (l) the financing of insurance premium deductibles consistent with past practice, (m) the distribution net of prior distributions for such purpose, of up to $1,500,000 solely for the payment by Kalitta of personal income Taxes attributable to earnings of the Kalitta Companies from January 1997, net of prior distributions until the Closing Date, (n) the transfer from Kalitta to Doug Kalitta, George Kelsey and Don Schilling of an aggregate of 885 shares of AIA (provided that no such transfers shall be made until each such transferee has delivered to Kitty Hawk a written waiver of any dissenter's rights related to the Mergers) and (o) any transactions between Kalitta, AIC or any of the Kalitta Companies, on the one hand, and Kitty Hawk or any Subsidiary, on the other hand.

         "KALITTA COMPANIES SHARES" shall have the meaning ascribed to it in
Section 4.3.7.

         "KALITTA CONSENTS" shall have the meaning ascribed to it in Section 4.1.5.

         "KALITTA DESIGNEES" shall mean George Kelsey, Phil Sauder and any successors thereto selected by the Kalitta Nominating Committee.

         "KALITTA NOMINATING COMMITTEE" shall have the meaning ascribed to it in Section 5.5.2.

         "KALITTA ESTABLISHED LOSS" shall have the meaning ascribed to it in
Section 10.2.3.

         "KALITTA GROUP" shall have the meaning ascribed to it in Section
5.2.1.

         "KALITTA INDEMNIFIED PARTIES" shall have the meaning ascribed to it in
Section 10.2.2.

         "KALITTA MANAGEMENT" shall mean David Ahles, William Gray, Kalitta, Douglas Kalitta, Michael Maraone, Jane Phifer, Donald Schilling, Diana Schilling, Beti Ward and Ken Welsch.

         "KALITTA STOCKHOLDER" shall mean Kalitta and each Permitted Transferee (as defined in the Stockholders' Agreement) who receives a Transfer (as defined in the Stockholders' Agreement) of Kitty Hawk Common Stock from Kalitta or another Kalitta Stockholder or a person who receives an Exempt Transfer (as defined in the Stockholders' Agreement) of Kitty Hawk Common Stock from Kalitta or another Kalitta Stockholder.

         "KFS" shall have the meaning ascribed to it in the preamble to this Agreement.

         "KFS CASH MERGER CONSIDERATION" shall mean $20,000,000.

         "KFS CERTIFICATE" shall have the meaning ascribed to it in Section 3.1(d).

         "KFS COMMON STOCK" shall have the meaning ascribed to it in Section 3.1(d).





                                    (xiii)

         "KFS ENVIRONMENTAL CONDITION" shall have the meaning ascribed to it in
Section 10.2.1(e).

         "KFS ENVIRONMENTAL OBLIGATION" shall have the meaning ascribed to it in Section 10.2.1(e)(ii).

         "KFS ESCROW AGREEMENT" shall mean an Escrow Agreement, effective as of the Closing Date, among Kitty Hawk, Kalitta and the Escrow Agent, the form of which is attached as Exhibit 7.3(d).

         "KFS ESCROW AMOUNT" shall mean $3,000,000.

         "KFS MERGER" shall have the meaning ascribed to it in Section 1.2(d).

         "KFS OPERATING AUTHORIZATIONS" shall have the meaning ascribed to it in Section 4.1.28(c).

         "KFS PROPERTIES" shall mean any real property, leaseholds or other realty interests currently or formerly owned or operated by KFS and any buildings, plants or structures currently or formerly owned or operated by KFS.

         "KFS SHARE" shall have the meaning ascribed to it in Section 3.1(d).

         "KITTY HAWK" shall have the meaning ascribed to it in the preamble to this Agreement.

         "KITTY HAWK - AIA" shall have the meaning ascribed to it in the preamble to this Agreement.

         "KITTY HAWK - AIT" shall have the meaning ascribed to it in the preamble to this Agreement.

         "KITTY HAWK COMMON STOCK" shall have the meaning ascribed to it in
Section 3.1(f).

         "KITTY HAWK CONSENTS" shall have the meaning ascribed to it in Section 4.3.5.

         "KITTY HAWK CONTRACTS" shall have the meaning ascribed to it in
Section 4.3.17.

         "KITTY HAWK ESTABLISHED KFS LOSS" shall have the meaning ascribed to it in Section 10.2.1(f).

         "KITTY HAWK ESTABLISHED LOSS" shall mean a Kitty Hawk Established KFS Loss or a Kitty Hawk Established Non-KFS Loss.

         "KITTY HAWK ESTABLISHED NON-KFS LOSS" shall have the meaning ascribed to it in Section 10.2.1(c).





                                    (xiv)

         "KITTY HAWK - FOL" shall have the meaning ascribed to it in the preamble to this Agreement.

         "KITTY HAWK INDEMNIFIED PARTY" shall have the meaning ascribed to it in Section 10.2.1(a).

         "KITTY HAWK - KFS" shall have the meaning ascribed to it in the preamble to this Agreement.

         "KITTY HAWK - OK" shall have the meaning ascribed to it in the preamble to this Agreement.

         "KITTY HAWK OPERATING AUTHORIZATIONS" shall have the meaning ascribed to it in Section 4.3.20(a).

         "KITTY HAWK PERMITTED TRANSACTIONS" shall mean (a) the transactions contemplated by the 727 Purchase Agreement, (b) the transactions contemplated by this Agreement, including the Closing Date Financings, (c) the adoption of the Governance Amendments, (d) the election of Christopher as Chairman of the Board and Chief Executive Officer, (e) the issuance of contractual indemnity agreements to each member of the Board of Directors (including, subject to Closing, those prospective members of the Board of Directors set forth on
Exhibit 5.5.1) and (f) any transactions between Kalitta, AIC or any of the Kalitta Companies, on the one hand, and Kitty Hawk or any Subsidiary, on the other hand.

         "KITTY HAWK PROPOSALS" shall have the meaning ascribed to it in the Recitals.

         "KNOWLEDGE OF KALITTA MANAGEMENT" shall mean the actual (rather than imputed) knowledge of any individual member of the Kalitta Management and the phrase "Known to Kalitta Management" and similar phrases shall have a correlative meaning thereto.

         "KNOWLEDGE OF KITTY HAWK" shall mean the actual (rather than imputed) knowledge of Christopher, Jim Reeves or Rick Wadsworth and the phrase "Known to Kitty Hawk" and similar phrases shall have a correlative meaning thereto.

         "LANDLORD" shall mean Kalitta, L.L.C., a Michigan limited liability company.

         "LEASE-MODIFICATION PROPOSAL" shall have the meaning ascribed to it in
Section 5.2.7(b).

         "LIEN" shall mean any mortgage, deed of trust, lien, pledge, adverse claim, security interest or encumbrance of any nature whatsoever but shall exclude ordinary utility and other similar easements of record that do not materially interfere with the use of real property.

         "LOSSES" shall have the meaning ascribed to it in Section 10.2.1(a).





                                     (xv)

         "MATERIAL ADVERSE EFFECT" shall mean (i) with respect to any of the Kalitta Companies or AIC, a material adverse effect on (x) the business, results of operations or financial condition of the Kalitta Companies in each case taken as a whole, (y) on their ability to consummate the transactions contemplated in this Agreement and in the Related Agreements or (z) the enforceability of this Agreement or the Related Agreements identified in
Section 7.3(b) - (f) against Kalitta, or with respect to either the KFS Escrow Agreement or the Non-KFS Escrow Agreement, the Escrow Agent and (ii) with respect to Kitty Hawk or any of the Subsidiaries, a material adverse effect on
(x) the business, results of operations or financial condition in each case on a consolidated basis of Kitty Hawk and its Subsidiaries, (y) on their ability to consummate the transactions contemplated in this Agreement and in the Related Agreements or (z) the enforceability of this Agreement or the Related Agreements identified in Sections 7.3(b), (d) - (f) against Kitty Hawk, or with respect to the Stockholders' Agreement, against Christopher.

         "MBCA" shall have the meaning ascribed to it in the Recitals.

         "MEA 747S" shall mean the three Boeing-747 aircraft the subject of that certain Aircraft Purchase Agreement dated as of March 20, 1997, between AIA and Middle East Airlines Airliban, S.A.L.

         "MERGER PROPOSALS" shall have the meaning ascribed to it in the Recitals.

         "MERGERS" shall have the meaning ascribed to it in the Recitals.

         "NON-KFS ENVIRONMENTAL CONDITION" shall have the meaning ascribed to it in Section 10.2.1(b).

         "NON-KFS ENVIRONMENTAL OBLIGATION" shall have the meaning ascribed to it in Section 10.2.1(b)(i).

         "NON-KFS ESCROW AGREEMENT" shall mean an Escrow Agreement effective as of the Closing Date, among Kitty Hawk, Kalitta and the Escrow Agent, the form of which is attached as Exhibit 7.3(d).

         "NON-KFS ESCROW AMOUNT" shall mean 1,150,000 shares of Kitty Hawk Common Stock.

         "NON-KFS PROPERTIES" shall mean any real property, leaseholds, or other realty interests currently or formerly owned or operated by any of AIA, AIT, FOL or OK and any buildings, plants or structures currently or formerly owned or operated by any of AIA, AIT, FOL or OK.

         "NOTES" shall have the meaning ascribed to it in Section 6.2.11.

         "OFFICE LEASE" shall mean that certain Corporate Office Lease dated as of February 25, 1997 between AIA and the Landlord under which AIA occupies the Office Premises.





                                    (xvi)

         "OFFICE MORTGAGE" shall have the meaning ascribed to it in Section 4.1.18.

         "OFFICE PREMISES" shall mean the office building containing approximately 18,399 square feet and associated parking lot and premises located at 1349 S. Huron Street in Ypsilanti, Michigan.

         "OK" shall have the meaning ascribed to it in the preamble to this Agreement.

         "OK CERTIFICATE" shall have the meaning ascribed to it in Section
3.1(e).

         "OK COMMON STOCK" shall have the meaning ascribed to it in Section 3.1(e).

         "OK MERGER" shall have the meaning ascribed to it in Section 1.2(e).

         "OK MERGER CONSIDERATION" shall have the meaning ascribed to it in
Section 3.1(e).

         "OK OPERATING AUTHORIZATIONS" shall have the meaning ascribed to it in
Section 4.1.28(e).

         "OK SHARE" shall have the meaning ascribed to it in Section 3.1(e).

         "PERMITTED LIEN" shall mean (a) any Lien for Taxes not yet due and payable or contested in good faith by appropriate Proceedings, (b) any Lien described as a "Permitted Lien" in a Disclosure Schedule, (c) any Lien as would be shown by a current survey of the property (in the case of real property),
(d) any Lien of mechanics, materialmen, laborers, warehousemen, carriers and other similar common law or statutory liens which are not yet due and payable or are being contested in good faith, (e) zoning, entitlement, land use, environmental and other regulation by governmental agencies, (f) any Liens that may arise or be created after the date of this Agreement that are incidental to the conduct of the business of the Kalitta Companies or AIC in the ordinary course of the business of the Kalitta Companies or AIC, (g) any Lien granted to any lenders prior to the date hereof for obligations set forth in the Disclosure Schedule, (h) any Lien arising by virtue of this Agreement or any Related Agreement or pursuant to a Kalitta Companies Permitted Transaction, (i) any Lien granted in connection with the Closing Date Financings and (j) other Liens and defects in title which do not, individually or in the aggregate, materially interfere with the use of the properties or materially detract from their value.

         "PERMITTED TRANSACTIONS" shall mean, collectively, the Kalitta Companies Permitted Transactions and the Kitty Hawk Permitted Transactions.

         "PERSON" shall mean any individual, corporation, association, partnership, proprietorship, joint venture or other entity.

         "PROCEEDINGS" shall have the meaning ascribed to it in Section
4.1.10(a).

         "RACING ENTITY" shall have the meaning ascribed to it in Section
5.2.8.





                                    (xvii)

         "RACING ENTITY PURCHASE AGREEMENT" shall have the meaning ascribed to it in Section 5.2.8.

         "RELATED AGREEMENTS" shall have the meaning ascribed to it in Section 7.3.

         "RELATED PERSONS" shall have the meaning ascribed to it in Section 4.1.20.

         "RELEASE" shall mean a Mutual Release, effective as of the Closing Date, between Kalitta, each of the Kalitta Companies, Christopher, Kitty Hawk, the Subs and the Subsidiaries, the form of which is attached as Exhibit 7.3(f).

         "REPRESENTATIVES" shall have the meaning ascribed to it in Section
11.14.

         "REQUISITE CHRISTOPHER STOCKHOLDERS" shall mean Christopher Stockholders Beneficially Owning at least a majority of the Kitty Hawk Common Stock Beneficially Owned by all Christopher Stockholders.

         "REQUISITE KALITTA STOCKHOLDERS" shall mean Kalitta Stockholders Beneficially Owning at least a majority of the Kitty Hawk Common Stock Beneficially Owned by all Kalitta Stockholders.

         "SEC" shall mean the Securities and Exchange Commission.

         "SEC DOCUMENTS" shall have the meaning ascribed to it in Section
4.3.8.

         "SEC FILINGS" shall have the meaning ascribed to it in Section 4.3.9.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "727 PURCHASE AGREEMENT" shall mean that certain Agreement for Sale and Purchase of the AIA 727 Fleet, dated as of July 31, 1997, by and between AIA, KFS, Kalitta and Kitty Hawk Aircargo, Inc., as amended.

         "STOCKHOLDERS" shall mean Christopher and Kalitta.

         "STOCKHOLDERS' AGREEMENT" shall mean the Stockholders' Agreement, effective as of the Closing Date, between Christopher, Kalitta and Kitty Hawk, the form of which is attached as Exhibit 7.3(b).

         "STOCK MERGER CONSIDERATION" shall have the meaning ascribed to it in
Section 3.1(f).

         "SUBS" shall have the meaning ascribed to it in the preamble to this Agreement.

         "SUBS CONSENTS" shall have the meaning ascribed to it in Section
4.4.5.

         "SUBSEQUENT DISCLOSURE SCHEDULE" shall have the meaning ascribed to it in Section 4.5.





                                   (xviii)

         "SUBSEQUENT EVENT" shall have the meaning ascribed to it in Section
4.5.

         "SUBSIDIARIES" shall mean Kitty Hawk Aircargo, Inc., Aircraft Leasing, Inc., Kitty Hawk Charters, Inc. and Skyfreighters, Inc.

         "SURVIVING CORPORATIONS" shall have the meaning ascribed to it in
Section 1.2.

         "TAXES" shall mean all federal, state, local, foreign and other governmental or quasi-governmental net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees and assessments or charges of any kind whatever in the nature of taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

         "TAX RETURNS" shall have the meaning ascribed to it in Section
4.1.9(b).

         "TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT" and similar phrases shall not include the Closing Date Financings.





                                    (xix)

                                    EXHIBITS

Exhibit 2.2(a)       Form of Articles of Incorporation of the surviving AIA
Exhibit 2.2(b)       Form of Articles of Incorporation of the surviving AIT
Exhibit 2.2(c)       Form of Articles of Incorporation of the surviving FOL
Exhibit 2.2(d)       Form of Articles of Incorporation of the surviving KFS
Exhibit 2.2(e)       Form of Articles of Incorporation of the surviving OK
Exhibit 2.3(a)       Form of Bylaws of the surviving AIA
Exhibit 2.3(b)       Form of Bylaws of the surviving AIT
Exhibit 2.3(c)       Form of Bylaws of the surviving FOL
Exhibit 2.3(d)       Form of Bylaws of the surviving KFS
Exhibit 2.3(e)       Form of Bylaws of the surviving OK
Exhibit 5.28         Form of Racing Entity Purchase Agreement
Exhibit 5.5.1        Members of the Board of Directors of Kitty Hawk at the Effective Time
Exhibit 6.1.6        Form of Opinions of Kalitta's Counsel
Exhibit 6.2.6        Form of Opinions of Kitty Hawk's Counsel
Exhibit 7.3(a)       Form of Severance and Noncompetition Agreement
Exhibit 7.3(b)       Form of Stockholders' Agreement
Exhibit 7.3(d)       Form of KFS Escrow Agreement
Exhibit 7.3(e)       Form of Non-KFS Escrow Agreement
Exhibit 7.3(f)       Form of Release





                                     (xx)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of September 22, 1997, is entered into by and among Kitty Hawk, Inc., a Delaware corporation ("KITTY HAWK"), Kitty Hawk - AIA, Inc., a Michigan corporation ("KITTY HAWK - AIA"), Kitty Hawk - AIT, Inc., a Michigan corporation ("KITTY HAWK - AIT"), Kitty Hawk - FOL, Inc., a Michigan corporation ("KITTY HAWK - FOL"), Kitty Hawk - KFS, Inc., a Michigan corporation ("KITTY HAWK - KFS"), Kitty Hawk - OK, Inc., a Michigan corporation ("KITTY HAWK - OK"), M. Tom Christopher ("CHRISTOPHER"), American International Airways, Inc., a Michigan corporation ("AIA"), American International Travel, Inc., a Michigan corporation ("AIT"), Flight One Logistics, Inc., a Michigan corporation ("FOL"), Kalitta Flying Service, Inc., a Michigan corporation ("KFS"), O.K. Turbines, Inc., a Michigan corporation ("OK"), and Conrad Kalitta ("KALITTA"). As used herein, Kitty Hawk - AIA, Kitty Hawk - AIT, Kitty Hawk - FOL, Kitty Hawk - KFS, and Kitty Hawk - OK shall be collectively referred to as the "SUBS," and AIA, AIT, FOL, KFS and OK shall be collectively referred to as the "KALITTA COMPANIES."

                                    RECITALS

         The parties hereto desire to effect the following separate mergers (collectively, the "MERGERS"), all with the effect that the Kalitta Companies, as the surviving corporations of the Mergers, will become wholly-owned subsidiaries of Kitty Hawk:

                 (a)     Kitty Hawk - AIA with and into AIA;

                 (b)     Kitty Hawk - AIT with and into AIT;

                 (c)     Kitty Hawk - FOL with and into FOL;

                 (d)     Kitty Hawk - KFS with and into KFS; and

                 (e)     Kitty Hawk - OK with and into OK.

         In connection with, and as a condition to the consummation of, the Mergers, it is contemplated that Kitty Hawk will engage in certain financing transactions more fully described herein, the proceeds of which will be used to pay the KFS Cash Merger Consideration and the balance of which will be used to refinance certain indebtedness of Kitty Hawk and the Kalitta Companies and for working capital of Kitty Hawk.

         The Boards of Directors of each of the Kalitta Companies (a) have determined it advisable and in the best interests of the Kalitta Companies' and its sole shareholder to consummate the Mergers, upon the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the Michigan Business Corporation Act ("MBCA"), (b) have adopted and approved this Agreement and the transactions contemplated hereby and (c) have recommended approval of the Mergers and this Agreement to their sole shareholder.

         The Board of Directors of Kitty Hawk has determined it advisable and in the best interests of Kitty Hawk and of its stockholders to adopt and approve, and have approved and adopted, (a) this Agreement, the Mergers and the other transactions contemplated hereby including, without limitation, the issuance of the Stock Merger Consideration (the "MERGER PROPOSALS") and (b) amendments to the Bylaws of Kitty Hawk, to be effective upon Closing, with respect to each of the governance matters described in Section 5.5 hereof (the "GOVERNANCE AMENDMENTS," and, together with the Merger Proposals, the "KITTY HAWK PROPOSALS").

         The Boards of Directors of each of the Subs (a) have determined it advisable and in the best interests of the Subs' sole shareholder to consummate the Mergers, upon the terms and subject to the conditions set forth herein and in accordance with the MBCA, (b) have adopted and approved this Agreement and the transactions contemplated hereby, and (c) have recommended approval of the Mergers and this Agreement to their respective shareholder.

         Kitty Hawk, the Kalitta Companies, the Subs and the Subsidiaries desire to operate their respective businesses both before and after the Closing Date in accordance with the highest standards of business ethics.

         The parties intend that for Federal income tax purposes each of the AIA Merger, the AIT Merger, the FOL Merger and the OK Merger (all as hereinafter defined) shall qualify as a reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE") but that the KFS Merger will not so qualify.

         The parties are entering into this Agreement to set forth the "plans of merger" with respect to the Mergers in accordance with the MBCA, to make certain representations, warranties and agreements as to the Mergers, and to prescribe various conditions as to the Mergers.

                                  AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE I
                                 THE MERGERS

         1.1 Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Definition Appendix attached hereto beginning on page (vii).


         1.2 The Mergers. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MBCA, at the Effective Time:


                 (a) Kitty Hawk - AIA shall be merged with and into AIA (the "AIA MERGER") with AIA being the surviving corporation of the AIA Merger;

                 (b) Kitty Hawk - AIT shall be merged with and into AIT (the "AIT MERGER") with AIT being the surviving corporation of the AIT Merger;

                 (c) Kitty Hawk - FOL shall be merged with and into FOL (the "FOL MERGER") with FOL being the surviving corporation of the FOL Merger;

                 (d) Kitty Hawk - KFS shall be merged with and into KFS (the "KFS MERGER") with KFS being the surviving corporation of the KFS Merger; and

                 (e) Kitty Hawk - OK shall be merged with and into OK (the "OK MERGER") with OK being the surviving corporation of the OK Merger.

Upon consummation of each of the Mergers, the separate corporate existence of each of the Subs shall thereupon cease, and each of the Kalitta Companies, as the surviving corporations in the Mergers (the "SURVIVING CORPORATIONS"), shall by virtue of its respective Merger continue its corporate existence in accordance with the MBCA.

         1.3 Effective Time of the Mergers. The Mergers shall become effective at the date and time (the "EFFECTIVE TIME") when properly executed certificates of merger, in such form as is required by and executed in accordance with the MBCA, are duly filed with the Department of Consumer and Industry Services of the State of Michigan or at such later time as the parties hereto shall have provided in such certificates. The parties hereto shall cause such filings to occur as soon as practicable on or after the Closing Date.


                                   ARTICLE II
                   THE CONSTITUENT AND SURVIVING CORPORATIONS

         2.1 Constituent Corporations. The names and designations and number of outstanding shares of each class of shares of capital stock of each of the constituent corporations (the "CONSTITUENT CORPORATIONS") entitled to vote are as follows:

                                         Constituent                                                   Shares Entitled
                        Merger           Corporations           Outstanding Shares                     to Vote
                        ------           ------------           ------------------                     ---------------
                        AIA Merger       AIA                    25,000 shares of common stock          common stock
                                         Kitty Hawk - AIA       1,000 shares of common stock           common stock

                        AIT Merger       AIT                    1,000 shares of common stock           common stock
                                         Kitty Hawk - AIT       1,000 shares of common stock           common stock

                        FOL Merger       FOL                    1,000 shares of common stock           common stock
                                         Kitty Hawk - FOL       1,000 shares of common stock           common stock

                        KFS Merger       KFS                    25,000 shares of common stock          common stock
                                         Kitty Hawk - KFS       1,000 shares of common stock           common stock

                        OK Merger        OK                     1,000 shares of common stock           common stock
                                         Kitty Hawk - OK        1,000 shares of common stock           common stock

         The number of outstanding shares of each of the Constituent Corporations are not subject to change before the Effective Time within the meaning of Section 701(2)(b) of the MBCA.

         2.2     Articles of Incorporation.


                 (a) At the Effective Time, the Articles of Incorporation of AIA, as they are in effect immediately prior to the Effective Time, shall be amended and restated to read as set forth in Exhibit 2.2(a) hereto, and such Articles of Incorporation, as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation resulting from the AIA Merger until thereafter amended as provided by law.

                 (b) At the Effective Time, the Articles of Incorporation of AIT, as they are in effect immediately prior to the Effective Time, shall be amended and restated to read as set forth in Exhibit 2.2(b) hereto, and such Articles of Incorporation, as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation resulting from the AIT Merger until thereafter amended as provided by law.

                 (c) At the Effective Time, the Articles of Incorporation of FOL, as they are in effect immediately prior to the Effective Time, shall be amended and restated to read as set forth in Exhibit 2.2(c) hereto, and such Articles of Incorporation, as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation resulting from the FOL Merger until thereafter amended as provided by law.

                 (d) At the Effective Time, the Articles of Incorporation of KFS, as they are in effect immediately prior to the Effective Time, shall be amended and restated to read as set forth in Exhibit 2.2(d) hereto, and such Articles of Incorporation, as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation resulting from the KFS Merger until thereafter amended as provided by law.

                 (e) At the Effective Time, the Articles of Incorporation of OK, as they are in effect immediately prior to the Effective Time, shall be amended and restated to read as set forth in Exhibit 2.2(e) hereto, and such Articles of Incorporation, as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation resulting from the OK Merger until thereafter amended as provided by law.

         2.3     Bylaws.

                 (a) At the Effective Time, the Bylaws of AIA, as they are in effect immediately prior to the Effective Time, shall be amended and restated to read as set forth in Exhibit 2.3(a) hereto, and such Bylaws, as so amended and restated, shall be the Bylaws of the Surviving Corporation resulting from the AIA Merger until thereafter amended as provided by law. Kitty Hawk, as the sole shareholder of such Surviving Corporation, shall so amend and restate such Bylaws at the Effective Time.

                 (b) At the Effective Time, the Bylaws of AIT, as they are in effect immediately prior to the Effective Time, shall be amended and restated to read as set forth in Exhibit 2.3(b) hereto, and such Bylaws, as so amended and restated, shall be the Bylaws of the Surviving Corporation resulting from the AIT Merger until thereafter amended as provided by law. Kitty Hawk, as the sole shareholder of such Surviving Corporation, shall so amend and restate such Bylaws at the Effective Time.

                 (c) At the Effective Time, the Bylaws of FOL, as they are in effect immediately prior to the Effective Time, shall be amended and restated to read as set forth in Exhibit 2.3(c) hereto, and such Bylaws, as so amended and restated, shall be the Bylaws of the Surviving Corporation resulting from the FOL Merger until thereafter amended as provided by law. Kitty Hawk, as the sole shareholder of such Surviving Corporation, shall so amend and restate such Bylaws at the Effective Time.

                 (d) At the Effective Time, the Bylaws of KFS, as they are in effect immediately prior to the Effective Time, shall be amended and restated to read as set forth in Exhibit 2.3(d) hereto, and such Bylaws, as so amended and restated, shall be the Bylaws of the Surviving Corporation resulting from the KFS Merger until thereafter amended as provided by law. Kitty Hawk, as the sole shareholder of such Surviving Corporation, shall so amend and restate such Bylaws at the Effective Time.

                 (e) At the Effective Time, the Bylaws of OK, as they are in effect immediately prior to the Effective Time, shall be amended and restated to read as set forth in Exhibit 2.3(e) hereto, and such Bylaws, as so amended and restated, shall be the Bylaws of the Surviving Corporation resulting from the OK Merger until thereafter amended as provided by law. Kitty Hawk, as the sole shareholder of such Surviving Corporation, shall so amend and restate such Bylaws at the Effective Time.

         2.4 Board of Directors and Officers of the Surviving Corporations. At the Effective Time, the directors and officers of each Kalitta Company shall remain the directors and officers of the respective Surviving Corporation until their respective successors shall be duly elected or appointed and qualified, or until their earlier death, resignation or removal.

         2.5 Effects of Mergers. The Mergers shall have the effects set forth in Section 724(l) and any other applicable provisions of the MBCA. Without limiting the foregoing, the corporate existence of each of the Kalitta Companies, with all their purposes, powers and objects, shall continue unaffected and unimpaired by the Mergers and, as the Surviving Corporation of the respective Merger, each such Kalitta Company shall be governed by the laws of the State of Michigan and shall succeed to all rights, assets, liabilities, properties, privileges, powers, franchises and obligations of the respective Sub in accordance with the laws of the State of Michigan. As of the Effective Time, each of the Surviving Corporations shall be a wholly-owned subsidiary of Kitty Hawk.

                                  ARTICLE III
                           CONVERSION OF SECURITIES

         3.1     Consideration for Mergers.

                 (a) At the Effective Time, by virtue of the AIA Merger of Kitty Hawk - AIA with and into AIA and without any action on the part of Kitty Hawk - AIA, AIA, Kitty Hawk or their respective shareholders or stockholders (other than the filing of the certificate of merger referred to in Section 1.3 hereof), (i) each share (an "AIA SHARE") of AIA's common stock, par value $1.00 per share ("AIA COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (other than shares of AIA Common Stock held in the treasury of AIA) shall be canceled and extinguished and be converted automatically into the right to receive 169.2532 shares of Kitty Hawk Common Stock (the "AIA MERGER CONSIDERATION") payable, less any required withholding Taxes, as provided in Section 3.2 upon surrender of the certificate formerly representing such AIA Share (an "AIA CERTIFICATE"), and (ii) each AIA Share then held in the treasury of AIA shall be canceled and retired without conversion thereof and without payment of any consideration and shall cease to exist.

                 (b) At the Effective Time, by virtue of the AIT Merger of Kitty Hawk - AIT with and into AIT and without any action on the part of Kitty Hawk - AIT, AIT, Kitty Hawk or their respective shareholders or stockholders (other than the filing of the certificate of merger referred to in Section 1.3 hereof), (i) each share (an "AIT SHARE") of AIT's common stock, par value $1.00 per share ("AIT COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than shares of AIT Common Stock held in the treasury of AIT) shall be canceled and extinguished and be converted automatically into the right to receive 5.672 shares of Kitty Hawk Common Stock (the "AIT MERGER CONSIDERATION") payable, less any required withholding Taxes, as provided in Section 3.2 upon surrender of the certificate formerly representing such AIT Share (an "AIT CERTIFICATE") and (ii) each AIT Share then held in the treasury of AIT shall be canceled and retired without conversion thereof and without payment of any consideration and shall cease to exist.

                 (c) At the Effective Time, by virtue of the FOL Merger of Kitty Hawk - FOL with and into FOL and without any action on the part of Kitty Hawk - FOL, FOL, Kitty Hawk or their respective shareholders or stockholders (other than the filing of the certificate of merger referred to in Section 1.3 hereof), (i) each share (a "FOL SHARE") of FOL's common stock, par value $1.00 per share ("FOL COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than shares of FOL Common Stock held in the treasury of FOL) shall be canceled and extinguished and be converted automatically into the right to receive 323.305 shares of Kitty Hawk Common Stock (the "FOL MERGER CONSIDERATION") payable, less any required withholding Taxes, as provided in Section 3.2 upon surrender of the certificate formerly representing such FOL Share (a "FOL CERTIFICATE") and (ii) each FOL Share then held in the treasury of FOL shall be canceled and retired without conversion thereof and without payment of any consideration and shall cease to exist.

                 (d) At the Effective Time, by virtue of the KFS Merger of Kitty Hawk - KFS with and into KFS and without any action on the part of Kitty Hawk - KFS, KFS, Kitty Hawk or their respective shareholders or stockholders (other than the filing of the certificate of merger referred to in Section 1.3 hereof), (i) each share (a "KFS SHARE") of KFS' common stock, par value $1.00 per share ("KFS COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (other than shares of KFS Common Stock held in the treasury of KFS) shall be canceled and extinguished and be converted automatically into the right to receive without interest $800 payable, less any required withholding Taxes, as provided in Section 3.2 upon surrender of the certificate formerly representing such KFS Share (a "KFS CERTIFICATE") and (ii) each KFS Share then held in the treasury of KFS shall be canceled and retired without conversion thereof and without payment of any consideration and shall cease to exist.

                 (e) At the Effective Time, by virtue of the OK Merger of Kitty Hawk - OK with and into OK and without any action on the part of Kitty Hawk - OK, OK, Kitty Hawk or their respective shareholders or stockholders (other than the filing of the certificate of merger referred to in Section 1.3 hereof), (i) each share (an "OK SHARE") of OK's common stock, par value $1.00 per share ("OK COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than shares of OK Common Stock held in the treasury of OK) shall be canceled and extinguished and be converted automatically into the right to receive 538.843 shares of Kitty Hawk Common Stock (the "OK MERGER CONSIDERATION") payable, less any required withholding Taxes, as provided in Section 3.2 upon surrender of the certificate formerly representing such OK Share (an "OK CERTIFICATE") and (ii) each OK Share then held in the treasury of OK shall be canceled and retired without conversion thereof and without payment of any consideration and shall cease to exist.

                 (f) As used herein, "STOCK MERGER CONSIDERATION" shall mean 5,099,150 duly authorized, validly issued, fully paid and nonassessable shares of Kitty Hawk common stock, par value $0.01 per share ("KITTY HAWK COMMON STOCK") issuable as the total number of shares in the AIA Merger, the AIT Merger, the FOL Merger and the OK Merger. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Kitty Hawk Common Stock, AIA Common Stock, AIT Common Stock, FOL Common Stock, KFS Common Stock or OK Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall have been proposed any such change with a record date prior to the Effective Time, then an appropriate and proportionate adjustment shall be made in the Stock Merger Consideration, the Non-KFS Escrow Amount and, if applicable, the KFS Cash Merger Consideration and the KFS Escrow Amount.

         3.2 Surrender of Certificates. At Closing, Kalitta shall surrender all AIA Certificates, AIT Certificates, FOL Certificates, KFS Certificates and OK Certificates, and Kitty Hawk shall pay and deliver the Stock Merger Consideration payable as a result of the AIA Merger, the AIT Merger, the FOL Merger and the OK Merger and the KFS Cash Merger Consideration payable as a result of the KFS Merger in exchange for such certificates as follows:

                 (a) a portion of the AIA Merger Consideration equal to 1,150,000 shares of Kitty Hawk Common Stock shall, pursuant to the irrevocable direction of Kalitta, be deposited at Closing with the Escrow Agent to be held and administered in accordance with the Non-KFS Escrow Agreement;

                 (b) a portion of the KFS Cash Merger Consideration equal to $3,000,000, shall, pursuant to the irrevocable direction of Kalitta, be deposited at Closing with the Escrow Agent to be held and administered in accordance with the KFS Escrow Agreement; and

                 (c) the balance of the AIA Merger Consideration, the AIT Merger Consideration, the FOL Merger Consideration, the OK Merger Consideration and the KFS Cash Merger Consideration shall be paid and delivered to Kalitta at Closing.

         3.3     Conversion of Subs' Securities.

                 (a) At the Effective Time, each share of common stock of Kitty Hawk - AIA issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the AIA Merger and without any action on the part of the holder thereof, into one fully paid and nonassessable share of common stock of AIA as the Surviving Corporation of the AIA Merger.

                 (b) At the Effective Time, each share of common stock of Kitty Hawk - AIT issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the AIT Merger and without any action on the part of the holder thereof, into one fully paid and nonassessable share of common stock of AIT as the Surviving Corporation of the AIT Merger.

                 (c) At the Effective Time, each share of common stock of Kitty Hawk - FOL issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the FOL Merger and without any action on the part of the holder thereof, into one fully paid and nonassessable share of common stock of FOL as the Surviving Corporation of the FOL Merger.

                 (d) At the Effective Time, each share of common stock of Kitty Hawk - KFS issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the KFS Merger and without any action on the part of the holder thereof, into one fully paid and nonassessable share of common stock of KFS as the Surviving Corporation of the KFS Merger.

                 (e) At the Effective Time, each share of common stock of Kitty Hawk - OK issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the OK Merger and without any action on the part of the holder thereof, into one fully paid and nonassessable share of common stock of OK as the Surviving Corporation of the OK Merger.

         3.4 Shareholder to Have No Further Rights as to Kalitta Companies. At and after the Effective Time, Kalitta shall cease to have any rights as a shareholder of AIA, AIT, FOL, KFS and OK, other than indirectly as a stockholder of Kitty Hawk.

         3.5 Written Consent of Sole Shareholder of Subs. Concurrent with the execution of this Agreement, Kitty Hawk, as the sole shareholder of the Subs, shall duly adopt and approve this Agreement and the Related Agreements, the Mergers and the transactions contemplated by this Agreement and the Related Agreements by written consent. Kitty Hawk, as the sole shareholder of each Sub, shall not amend, rescind or withdraw its adoption and approval of this Agreement and the Related Agreements, the Mergers and the transactions contemplated by this Agreement and the Related Agreements.

         3.6 Written Consent of Sole Shareholder of each Kalitta Company. Concurrent with the execution of this Agreement, Kalitta, as the sole shareholder of the Kalitta Companies, shall duly adopt and approve this Agreement, the Related Agreements to which the Kalitta Companies are parties or signatories, the Mergers and the transactions contemplated by this Agreement and such Related Agreements. Kalitta shall not as the sole shareholder of the Kalitta Companies amend, rescind or withdraw his adoption and approval of the Agreement and the Mergers and the transactions contemplated by this Agreement and the Related Agreements.

         3.7 Closing. Unless this Agreement is terminated and the transactions contemplated herein abandoned pursuant to Article VIII and subject to the satisfaction or, if permissible, waiver of the conditions set forth in
Article VI, the consummation of the Closing shall take place (a) at the offices of Haynes and Boone, LLP, Dallas, Texas, at 11:00 A.M. local time on a date to be specified by Kitty Hawk and Kalitta, but as soon as practicable (and in any event within two Business Days) after the day on which the last of the conditions set forth in Article VI is fulfilled (other than deliveries of instruments to be made at Closing) or, if permissible, waived by the relevant party or (b) at such other date, time and place as Kitty Hawk and Kalitta shall agree upon in writing. The date on which the Closing occurs is referred to herein as the "CLOSING DATE."

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of Kalitta and the Kalitta Companies. To induce Kitty Hawk and the Subs to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Kalitta Companies severally and solely as to representations and warranties concerning itself and not with respect to any other Kalitta Company and Kalitta represents and warrants to Kitty Hawk and the Subs as follows (each such representation and warranty being qualified in its entirety by the disclosures set forth in the Disclosure Schedule of the Kalitta Companies):

                 4.1.1    Corporate Existence and Authority.

                 (a) Each of the Kalitta Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Each of the Kalitta Companies has all requisite corporate power and authority to own its properties and assets and to carry on its business as it has been and is being conducted. Each of the Kalitta Companies is qualified to do business as a foreign corporation and is in good standing in each state, nation or other jurisdiction listed on the Disclosure Schedule, being each state, nation or other jurisdiction wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except for any state, nation or other jurisdiction where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies.

                 (b) American International Cargo ("AIC") is a co-partnership organized pursuant to and presently existing under the laws of the State of Michigan under a revised and restated partnership agreement (the "AIC PARTNERSHIP AGREEMENT") dated September 29, 1994. AIC has the partnership power to carry on its business as it has been and is now being conducted. The only co-partners of AIC are AIA and Pacific Aviation Logistics, Inc., a California corporation, wholly-owned by Beti Ward. AIA owns a 60% interest in AIC's net income, in its capital accounts, and in the partnership shares or interests of AIC for purposes of determining management decisions under Section 5.1 of the AIC Partnership Agreement. AIC is qualified to do business and is in good standing in each state, nation or other jurisdiction listed on the Disclosure Schedule, being each state, nation or other jurisdiction wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except for any state, nation or other jurisdiction where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies. The AIC Partnership Agreement has not been amended, and remains in full force and effect without uncured default by either co-partner. The Kalitta Companies have previously provided a true and correct copy of the AIC Partnership Agreement to Kitty Hawk.


                 4.1.2    Capitalization of the Kalitta Companies.

                 (a) The authorized capital stock of AIA consists solely of 25,000 shares of AIA Common Stock of which 25,000 shares are issued and outstanding.

                 (b) The authorized capital stock of AIT consists of 50,000 shares of AIT Common Stock of which 1,000 shares are issued and outstanding.

                 (c) The authorized capital stock of FOL consists of 50,000 shares of FOL Common Stock of which 1,000 shares are issued and outstanding.

                 (d) The authorized capital stock of KFS consists of 100,000 shares of KFS Common Stock of which 25,000 shares are issued and outstanding.

                 (e) The authorized capital stock of OK consists of 50,000 shares of OK Common Stock of which 1,000 shares are issued and outstanding.

                 (f) No other shares of capital stock of the Kalitta Companies are issued and outstanding. On the date hereof, all the issued and outstanding shares of capital stock of the Kalitta Companies are held solely by Kalitta free and clear of any Lien and Kalitta is the record and beneficial owner of such shares. The co-partnership interest of AIA in AIC is held solely by AIA free and clear of any Lien except

         Permitted Liens, if any. All of the issued and outstanding shares of capital stock of the Kalitta Companies have been duly authorized and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by any of the Kalitta Companies which provide for the purchase, issuance or transfer of any shares of the capital stock of any of the Kalitta Companies, nor are there any outstanding securities granted or issued by any of the Kalitta Companies that are convertible into or exchangeable for any shares of the capital stock of any of the Kalitta Companies, and none are authorized. There are no securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by AIC which provide for the purchase, issuance or transfer of any of the co-partnership interests in AIC, nor are there any outstanding obligations or securities granted or issued by AIC that are convertible into or exchangeable for any co-partnership interests of AIC, and none are authorized. None of the Kalitta Companies are obligated or committed to purchase, redeem or otherwise acquire any of their capital stock. AIC is not obligated or committed to purchase, redeem or otherwise acquire any of its co-partnership interests. All presently exercisable voting rights in the Kalitta Companies are vested exclusively in their respective outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before such corporations' sole shareholder. There are no voting trusts or other voting arrangements with respect to any of the Kalitta Companies' capital stock or the co-partnership interests of AIC. None of the Kalitta Companies have any subsidiaries.

                 4.1.3 Validity and Authorization; Corporate Power and Authority. Each of the Kalitta Companies has full corporate power and authority to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for by this Agreement to which it is or is to be a party. This Agreement has been duly authorized, executed and delivered by each of the Kalitta Companies and constitutes the legal, valid and binding obligation of each of the Kalitta Companies, enforceable against the Kalitta Companies in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         When the Related Agreements and the other instruments called for by this Agreement to which any of the Kalitta Companies is a party are executed and delivered at the Closing, such Related Agreements and instruments will have been duly authorized, executed and delivered by each such Kalitta Company, enforceable against each such Kalitta Company in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         Kalitta has full requisite power and authority to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for by this Agreement to which he is a party and this Agreement has been duly authorized, executed and delivered by Kalitta and constitutes the legal, valid and binding obligation of Kalitta, enforceable against Kalitta in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         When the Related Agreements and the other instruments called for by this Agreement to which Kalitta is a party are executed and delivered at the Closing, such Related Agreements and instruments will have been duly authorized, executed and delivered by Kalitta pursuant to full requisite power and authority to execute, deliver and perform such Related Agreements and the other instruments called for by this Agreement and will constitute the legal, valid and binding obligations of Kalitta, enforceable against Kalitta in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

                 4.1.4 Execution; No Violations. The execution and delivery of this Agreement and each of the Related Agreements by Kalitta and each of the Kalitta Companies does not, and the consummation by Kalitta and each of the Kalitta Companies of the transactions contemplated hereby and thereby will not:
(a) violate, conflict with, modify, result in the incurrence of any prepayment penalties or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any articles of incorporation, bylaw, Lien, indenture, lease, agreement, instrument, order, injunction, decree, or judgment to which Kalitta or any of the Kalitta Companies are a party or by which any of them or any of their properties are bound; (b) result in the creation of any Lien on any property or asset (whether real, personal, mixed, tangible or intangible) of Kalitta or any of the Kalitta Companies; (c) violate any law, rule or regulation applicable to Kalitta or any of the Kalitta Companies; or
(d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Kalitta or any of the Kalitta Companies or any of their respective activities, except in each case as would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies.

                 4.1.5 Governmental and Other Consents. Except for filings under the HSR Act, approval by the DOT of the deemed "de facto" transfer of the foreign air transportation authority issued to AIA and KFS and the filing of the certificates of merger contemplated by Section 1.3, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Kalitta or any Kalitta Company in connection with the execution or delivery of this Agreement, the Related Agreements or the consummation by them of the transactions contemplated hereby and thereby, except as would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies.

         The Disclosure Schedule lists all consents, approvals or authorizations of third Persons, required in connection with Kalitta's and each of the Kalitta Companies' valid execution, delivery or performance of this Agreement and the Related Agreements to which they are a party or the consummation of any of the transactions contemplated hereby or thereby on the part of any of them (collectively, the "KALITTA CONSENTS"), including but not limited to the consents required under the Contracts, except, in each case, as would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies.

                 4.1.6 Financial Statements. The Disclosure Schedule contains true and correct copies of (i) the audited combined balance sheets for the Kalitta Companies and AIC at December 31, 1996, 1995 and 1994 and the related statements of profit and loss and cash flows for each of the one-year periods then ended, (ii) the unaudited, combined balance sheets for AIC and the Kalitta Companies and AIC at June 30, 1996 and 1997 and the related statements of profit and loss and cash flows for each of the six-month periods then ended, and (iii) when delivered pursuant to this Agreement, similar financial statements for each additional month ending more than thirty (30) Business Days before the Closing (collectively, the "FINANCIAL STATEMENTS").

         The Financial Statements present fairly the financial position of the Kalitta Companies as of the dates thereof and the results of the Kalitta Companies' and AIC's operations and cash flows for the periods then ended, in accordance with GAAP, except that in the case of the Financial Statements described in clauses (ii) and (iii) above are also subject to recurring year end adjustments, if any, that are normal in nature and amount. The Kalitta Companies and AIC maintain a system of accounting, including without limitation a system of internal controls, which permits them to prepare financial statements that present fairly their respective financial positions and results of operations.

                 4.1.7 Absence of Certain Liabilities. Other than liabilities and obligations covered by another representation and warranty of the Kalitta Companies in Section 4.1 (such as Taxes, Environmental Matters and Compliance with Laws), it being the intention of the parties that any such liabilities and obligations shall be governed, if at all, by such other representations and warranties, (a) as of December 31, 1996, none of the Kalitta Companies had any material liabilities or obligations of any nature (whether absolute, accrued, contingent, due or to become due) except as and to the extent reflected and fully reserved against in the Financial Statements (including general reserves) and (b) since December 31, 1996, the Kalitta Companies have not incurred any such liabilities or obligations of any nature other than those reflected or reserved against in the Financial Statements (including general reserves) or incurred in the ordinary course of business since the date thereof.

                 4.1.8 Absence of Changes. Except as expressly provided in this Agreement or as disclosed on the Disclosure Schedules in alphabetical order corresponding to the following subsections, since December 31, 1996 there has not been:

                 (a) Any change or aggregate of changes in the condition (financial or otherwise), business, assets, or liabilities of any of the Kalitta Companies or AIC that would reasonably be expected to result in a Material Adverse Effect in the Kalitta Companies;

                 (b) Any change in the capitalization of the Kalitta Companies or AIC, including, without limitation, the issuance by any of the Kalitta Companies or AIC of any shares of stock of any class, any subscriptions, options, warrants, convertible securities, rights, calls, agreements, commitments or rights affecting or relating in any manner whatsoever to any equitable interests in the Kalitta Companies or AIC;

                 (c) Any purchase, redemption or other acquisition by the Kalitta Companies or AIC, or any commitment, plan or agreement by any of the Kalitta Companies or AIC to purchase, redeem or otherwise acquire any shares of their capital stock or other equitable interests;

                 (d) Any merger or consolidation or agreement to merge or consolidate by any of the Kalitta Companies or AIC with another Person, or any purchase of or investment in or agreement to purchase or invest by any of the Kalitta Companies or AIC in the business of another Person;

                 (e) Any declaration, payment or setting aside by any of the Kalitta Companies of any dividends or other distributions of any assets of any kind whatsoever to their shareholders or other equitable owners, except for ordinary salary payments for services actually rendered and except for a distribution of up to $1,500,000 solely for the payment by Kalitta of Taxes attributable to earnings of the Kalitta Companies since January 1, 1997;

                 (f) Any amendment to the articles of incorporation or bylaws of any of the Kalitta Companies or the co-partnership agreement of AIC;

                 (g) Any increase in the compensation or rate of compensation or commission payable or to become payable by any of the Kalitta Companies or AIC to any of their directors, officers, salaried employees earning more than $75,000 per annum, salesmen or agents, or any General Increase in the compensation or rate of compensation payable or to become payable to any of their hourly employees or salaried employees earning $75,000 per annum or less ("GENERAL INCREASE" for purposes hereof shall mean any increase applicable to a class or group of employees and does not include increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof), or any aggregate increase in compensation to any directors, officers or salaried employees, of more than $20,000, or any hiring of any employee at a salary in excess of $75,000 per annum, or any termination of any key employee or any employee whose compensation was in excess of $75,000 per annum;

                 (h) Any material change in any existing, or adoption of or entering into any new, benefit plan or arrangement (whether written or oral) affecting any of the officers, directors, employees, salesmen or agents of any of the Kalitta Companies or AIC, including, without limitation, any bonus, profit-sharing, pension, deferred compensation, severance or termination pay benefit, stock option, group life or health insurance or other similar plans, agreements or arrangements;

                 (i) Any release, cancellation, modification or waiver of any obligation, indebtedness, liability or Lien held by any of the Kalitta Companies or AIC, unless such obligation, indebtedness, liability or Lien has been paid in full at the time of release;

                 (j) Any waivers, compromises or settlements by any of the Kalitta Companies of any right or claim of any of the Kalitta Companies or AIC in excess of $500,000 in the aggregate; or any institution or settlement of, or agreement to settle, any litigation, action or proceeding before any court or governmental body relating to any of the Kalitta Companies or AIC or any of their properties;

                 (k) Any mortgage, pledge or other subjection to any Lien or option of any property, asset, right or business of any of the Kalitta Companies or AIC, other than Permitted Liens and those incurred in the ordinary course of business;

                 (l) Any assumptions or guarantees (except endorsements of negotiable instruments in the ordinary course of business) by any of the Kalitta Companies or AIC of the obligations of any Person, except in the ordinary course of business and consistent with past practice, but in no event in excess of $50,000 when all such assumptions, guarantees and endorsements are aggregated;

                 (m) Any payment or satisfaction by any of the Kalitta Companies or AIC of any material liability, obligation or indebtedness, other than those reflected on the Financial Statements and those incurred in the ordinary course of business and consistent with past practice;

                 (n) Any loan or advance, any commitment to loan or advance, or any renewal, refunding or extension of any existing loan, made by any of the Kalitta Companies to any Person, except in the ordinary course of business and consistent with past practice, but in no event any loan or advance, any commitment to loan or advance, or any renewal, refunding or extension of any existing loan, by any of the Kalitta Companies or AIC to Kalitta or any of their officers or directors or to any Affiliate of Kalitta or any such officer or director;

                 (o) Any actions taken or transactions entered into by any of the Kalitta Companies or AIC involving more than $100,000 in the aggregate, other than the Kalitta Companies Permitted Transactions or in the ordinary course of business and consistent with past practice, or any capital expenditures or commitments therefor in excess of $100,000 in the aggregate, other than in the ordinary course of business;

                 (p) Any creations, renewals, material changes or terminations, or any notice of any proposed renewal, material change or termination of any contract, agreement, commitment, obligation, lease or license involving more than $100,000 in the aggregate or extending beyond six (6) months from the date of this Agreement, to which any of the Kalitta Companies or AIC is a party or by which any of the Kalitta Companies or AIC or their property is bound, other than in the ordinary course of business;

                 (q) Any sale, assignment, lease, abandonment or other disposition by any of the Kalitta Companies or AIC of any real property, or any sale, assignment, transfer, license, lapse, or other disposition by any of the Kalitta Companies or AIC of any material trademark, trade name, copyright (or pending application for any material trademark or copyright), or other intangible asset;

                 (r) Any sale, assignment or transfer of any contract, agreement, lease, or asset by any of the Kalitta Companies or AIC, except the Kalitta Companies Permitted Transactions or in the ordinary course of business and consistent with past practice;

                 (s) Any general labor dispute, or threat of a general labor dispute, or any attempt or threat of any attempt by a union to organize any employees of any of the Kalitta Companies or AIC who are not now covered under an existing union or collective bargaining agreement;

                 (t) Any lapse of any material insurance policy or coverage of any of the Kalitta Companies or AIC, except for normal renewals and/or replacements;

                 (u) Any failure by any of the Kalitta Companies or AIC to replenish inventories and supplies in a normal and customary manner consistent with prior practice; any purchase commitment by any of the Kalitta Companies or AIC in excess of the normal, ordinary and usual requirements of business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the Kalitta Companies' or AIC's business;

                 (v) Any material damage, destruction or loss to the business or properties of any of the Kalitta Companies or AIC, whether or not covered by insurance, including, without limitation, any damage, destruction or loss as a result of fire, explosion, accident, earthquake, lightning, aircraft, vehicle, smoke, hail, flood, drought, storm, strike, work stoppage, lockout, sabotage, embargo, condemnation, riot, civil disturbance, vandalism or act of God or public enemy the result of which is a Material Adverse Effect on the Kalitta Companies;

                 (w) Any granting of powers of attorney by any of the Kalitta Companies or AIC; any material change in their banking or safe deposit arrangements; any material writing up or writing down of the carrying value of any of their assets; any material change in their depreciation or amortization policies or rates heretofore adopted; or any material change in any basic policy or practice by any of the Kalitta Companies or AIC with respect to liquidity management and cash flow planning, lending, budgeting, pricing, profit and tax planning, personnel practices and accounting practices; or

                 (x) Any other material action taken or transaction entered into by any of the Kalitta Companies or AIC other than in the ordinary course of business.

                 4.1.9    Taxes.

                 (a) Each of the Kalitta Companies (and any predecessor of each) has elected to be treated as a Subchapter S corporation under the Code. Each such Subchapter S corporation election is valid, currently effective and has not been violated or terminated. To the extent required, each of the Kalitta Companies has made an election equivalent to a Subchapter S election under analogous laws of the states where such companies are qualified or are otherwise doing business and such elections are valid, currently effective and have not been violated or terminated;

                 (b) The Kalitta Companies and AIC have duly and timely filed all required federal, state, local and other tax returns, information returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, value added, employees' income withholding, social security and unemployment tax returns, notices and reports) (collectively, "TAX RETURNS") related to the Kalitta Companies heretofore due, and all such Tax Returns are correct, accurate and complete in all material respects;

                 (c) All deposits required to be made by the Kalitta Companies or AIC with respect to any Tax (including, without limitation, estimated income, franchise and employee withholding Taxes) have been duly and timely made;

                 (d) There has not been during the past five (5) years any audits or examinations of any tax returns filed by any of the Kalitta Companies or AIC, no audits or examinations of any tax returns of any of the Kalitta Companies or AIC are in progress, and none of the Kalitta Companies nor AIC have been notified by any tax authority that any such audits or examinations are contemplated or pending;

                 (e) All Taxes with respect to each of the Kalitta Companies and AIC that have become due and payable on or before June 30, 1997 have been timely paid in full or adequately reserved against on the Financial Statements, and all Taxes which have become due and payable subsequent to June 30, 1997 have been paid in full or adequately reserved against on their books of account and the amounts reflected on the Financial Statements and such books are sufficient for the payment of all unpaid Taxes with respect to the periods then ended and for all periods prior thereto. There are no Liens on any of the assets of any of the Kalitta Companies or AIC that arose in connection with any failure (or alleged failure) to pay any Tax, except those that are not yet due and payable or are being contested in good faith by appropriate proceedings;

                 (f) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax against any of the Kalitta Companies or AIC, nor are there any actions, suits, proceedings, investigations or claims now pending against any of the Kalitta Companies or AIC in respect of any Tax, or any matters under discussion with any federal, state, local or foreign authority, or any claims for refund by the Kalitta Companies or AIC for overpaid Taxes relating to any Taxes, or any claims for additional Taxes asserted by any such authority, and there is no basis for the assertion of any additional Taxes against any of the Kalitta Companies or AIC;

                 (g) None of the Kalitta Companies, Kalitta or AIC has ever filed a consent pursuant to Section 341(f) of the Code. None of Kalitta, the Kalitta Companies or AIC has entered into a closing agreement pursuant to Section 7121 of the Code. None of Kalitta, the Kalitta Companies or AIC are parties to any tax sharing or similar agreement;

                 (h) To the Knowledge of Kalitta Management, the consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional Taxes on any of the Kalitta Companies or AIC, except for Taxes relating to the consummation of the Kalitta Companies Permitted Transactions;

                 (i) None of the Kalitta Companies or AIC has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code;

                 (j) Each of the Kalitta Companies and AIC has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

                 (k) None of the assets of any of the Kalitta Companies or AIC constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code;

                 (l) None of the Kalitta Companies or AIC is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code;

                 (m) There are no accounting method changes or proposed or threatened accounting method changes of any of the Kalitta Companies or AIC that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date;

                 (n) Each of the Kalitta Companies and AIC has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income tax returns all positions taken therein could give rise to a substantial understatement of federal income tax within the meaning of Section 6662(d) of the Code; and

                 (o) For purposes of this Agreement, all references to sections of the Code shall include any predecessor provisions to such sections and any similar provisions of state, local or foreign law.

                 4.1.10 Disputes and Litigation. (a) There is no suit, arbitration, action, litigation, proceeding, investigation, claim, complaint or accusation pending (the "PROCEEDINGS") of which any of the Kalitta Companies have received written notice or, to the Knowledge of Kalitta Management, threatened against or affecting any of the Kalitta Companies, AIC or Kalitta or any of their properties, assets or business or to which any of the Kalitta Companies, AIC or Kalitta is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and no facts are Known by Kalitta Management which are reasonably likely to give rise to any such Proceeding, the result of which would reasonably be expected to result in a Material Adverse Effect on the Kalitta Companies; (b) to the Knowledge of Kalitta Management, there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances the result of which would reasonably be expected to result in a Material Adverse Effect on the Kalitta Companies; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting any of the Kalitta Companies or any of their properties, assets or business. None of the items nor aggregate of items listed in the Disclosure Schedule would, if adversely determined, reasonably be expected to have a Material Adverse Effect on the Kalitta Companies. To the Knowledge of Kalitta Management, there is no Proceeding, formal or informal, pending or threatened which would give rise to any right of indemnification on the part of any director or officer of any of the Kalitta Companies or any such person's heirs, executors or administrators as against any of the Kalitta Companies or AIC.

                 4.1.11 Compliance with Laws. Except for any noncompliance to be covered by any other representation and warranty of Kalitta or the Kalitta Companies contained in Section 4.1 (for example, Taxes or Employees), it being the intention of the parties that such noncompliance shall be governed, if at all, by such other representations and warranties, the Kalitta Companies and AIC presently are and have at all times been since September 1, 1994 and to the Knowledge of Kalitta Management have at all times during the period preceding September 1, 1994, been in full compliance with any applicable federal, state, local, foreign and other laws, rules and regulations other than those where noncompliance would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies, and neither the Kalitta Companies nor AIC has received any written or, to the Knowledge of Kalitta Management, oral notice of any claimed violation of any such law, rule or regulation which would reasonably be expected to have a Material Adverse Effect on the Kalitta Companies. The Kalitta Companies and AIC have filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental or quasi- governmental agency and all such returns, reports, documents and information are true and complete in all respects except where such failure to file or inaccuracies would not be reasonably expected to result in a Material Adverse Effect on the Kalitta Companies. All permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or quasi-governmental or regulatory bodies required of the Kalitta Companies and AIC for the conduct of their businesses have been obtained, other than those where noncompliance would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no Proceeding, formal or informal, pending or, to the Knowledge of Kalitta Management, threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval, except in each case where the same would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by the Kalitta Companies and AIC, except in each case where the same would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies. Neither the Kalitta Companies, nor any officer, director, employee, shareholder or agent of the Kalitta Companies has made any offer, payment, promise to pay, or authorization of the payment of any money, offer, gift, promise to give, or authorization of anything of value to any Person named or identified in Section 30A of the Exchange Act for any unlawful purpose described in Section 30A of the Exchange Act.

                 4.1.12 Insurance. The Disclosure Schedule sets forth a true and complete list of all insurance policies (including the policy number, the name of the insurer, the amounts of coverage, the premium rate, the cash value, if any, the expiration date and the risks and losses insured against) maintained by any of the Kalitta Companies or AIC on their properties, assets, products, businesses and personnel, and the Kalitta Companies and AIC shall deliver copies of all such policies, agreements, studies and analyses to Kitty Hawk not later than fourteen (14) days after the date of this Agreement. All of the foregoing insurance policies are in full force and effect and are fully paid as to all premiums heretofore due. None of the Kalitta Companies or AIC has failed to give any notice or present any material claim under such insurance policies in timely fashion, nor has the Kalitta Companies or AIC received any written notification of the cancellation of any of such policies or that any of them will not be renewed.

                 4.1.13 Title to Properties. The properties and assets of each of the Kalitta Companies consist of (a) all of the properties and assets reflected on the Financial Statements as owned by it and (b) all other material properties and assets presently carried on the Kalitta Companies' books as owned by it or used in their businesses at any time since December 31, 1996, except, in each case, properties and assets licensed, leased or as to which a Kalitta Company otherwise has the right to use and assets subsequently disposed of, or are disposed of pursuant to the Kalitta Companies Permitted
Transactions.   Neither Kalitta nor any Affiliate of Kalitta owns any
properties or assets used in or related to, the aviation, transportation or travel services industries. Except as set forth in the Disclosure Schedule, the Kalitta Companies and AIC have good and marketable title to all of their respective properties and assets (whether real, personal, mixed, tangible or intangible) owned by them free and clear of all Liens, except Permitted Liens, if any.

                 4.1.14 Real Property and Real Property Leases. The Disclosure Schedule contains a true and complete list of (a) all real property owned by the Kalitta Companies or AIC, (b) all real estate leases to which any of the Kalitta Companies or AIC is a party, and (c) all other material interests, if any, in real property owned or claimed by the Kalitta Companies or AIC. To the Knowledge of Kalitta Management, the Kalitta Companies and AIC have all material easements and rights, including parking rights and easements for power lines, water lines, roadways and other access, necessary to conduct the businesses they now conduct and enjoy peaceful and undisturbed possession of all properties occupied by them. To the Knowledge of Kalitta Management, neither the whole nor any portion of any real property owned, occupied or leased to or by the Kalitta Companies and AIC has been rezoned or condemned or otherwise taken by any public authority and, to the Knowledge of Kalitta Management, no such rezoning, condemnation or other taking is threatened or contemplated. None of the real properties owned, occupied or leased to or by the Kalitta Companies and AIC, or the occupancy or operation thereof, constitutes a nuisance or violation of any law or any building, zoning or other ordinance, code or regulation or any private or public covenant or restriction, and no written notice from any governmental body or other Person has been served upon the Kalitta Companies and AIC claiming any outstanding violation of any such law, ordinance, code, regulation, covenant or restriction, or requiring or calling attention to the need for any material amount of work, repairs, construction, alterations or installations on or in connection with any of such properties which has not been complied with. All leases of real property to which any of the Kalitta Companies or AIC is a party are valid, binding and in full force and effect, and, there exists no material default thereunder by the Kalitta Companies or, to the Knowledge of Kalitta Management, any other party thereto, nor any events which, with notice or lapse of time, or both, would constitute a material default by the Kalitta Companies thereunder, and all rents heretofore payable under such leases have been paid in full. The Kalitta Companies shall deliver to Kitty Hawk not later than fourteen (14) days after the date of this Agreement, true, correct and complete copies of all deeds to the real property listed on the Disclosure Schedule and true, correct and complete copies of all real estate leases listed on the Disclosure Schedule, including all amendments, modifications, letter agreements and assignments relating thereto.

                 4.1.15 Equipment. The Disclosure Schedule contains a true and complete list of engines and airframes of the Kalitta Companies or AIC having a cost in excess of $25,000 and used by the Kalitta Companies in their businesses except for engines and airplanes used for spare parts, and (b) all equipment (including, but not limited to, trade fixtures and motor vehicles) leased by the Kalitta Companies or AIC with annual lease payments of $20,000 or more, including the name and address of each lessor and lessee, the expiration date of each lease, the monthly rent and any additional rent payable under each such lease. None of the Kalitta Companies are in material default under any such lease and to the Knowledge of Kalitta Management, each such lease is valid, binding and in full force and effect. The Kalitta Companies shall deliver to Kitty Hawk not later than fourteen (14) days after the date of this Agreement, true, correct and complete copies of all such leases, including all amendments, modifications, letter agreements and assignments relating thereto.

                 4.1.16 Intangible Personal Property. The Disclosure Schedule contains a true and complete list of all material trademarks, service marks, trade names (including the name "Kalitta" and all derivations thereof used by the Kalitta Companies), and copyrights and applications for the foregoing ("INTELLECTUAL PROPERTY") owned by the Kalitta Companies and AIC, all material licenses to which any of the Kalitta Companies is a licensor or licensee, and all non- competition covenants of the Kalitta Companies or AIC. Each of the Kalitta Companies and AIC is the sole and exclusive owner of the Intellectual Properties indicated on the Disclosure Schedule to be owned by it free and clear of all Liens, except Permitted Liens, if any, and has the right to use said properties, having not granted or entered into any agreement, covenant, license or sublicense with respect thereto.

         No written claims or demands have been asserted against the Kalitta Companies or AIC with respect to any of the Intellectual Property, and no proceedings have been instituted, are pending or, to the Knowledge of Kalitta Management, threatened against the Kalitta Companies which challenge the rights of the Kalitta Companies or AIC with respect to any of such assets. To the Knowledge of Kalitta Management, the businesses and operations of the Kalitta Companies and AIC, and the use or publication by them of their material trademarks, trade names, and advertising literature do not involve infringement or claimed infringement of any United States trademark, trade name, or copyright.

         No director, officer or shareholder, or, to the Knowledge of Kalitta Management, employee, consultant, distributor, representative, advisor, salesman or agent of the Kalitta Companies or AIC owns, directly or indirectly, in whole or in part, any trademarks, trade names, or copyrights, or applications for the foregoing, or other material tangible personal property which any of the Kalitta Companies is presently using or the use of which is necessary for the business of any of the Kalitta Companies or AIC as now conducted. None of the directors, officers or shareholders of the Kalitta Companies or AIC has entered into any agreement regarding know-how, trade secrets, or prohibition or restriction of competition, or solicitation of customers or any other similar restrictive agreement or covenant, whether written or oral, with any Persons other than the Kalitta Companies or AIC.

                 4.1.17 Agreements. The Disclosure Schedule contains a true and complete list of all (i) oral contracts and licenses the breach of which would result in a Material Adverse Effect on the Kalitta Companies and (ii) all written contracts and licenses, including the AIC Partnership Agreement (collectively, the "CONTRACTS") in each case to which any of the Kalitta Companies or AIC is a party or by which any of them or their properties may be bound and which (a) involve obligations by any party thereto in excess of $500,000, (b) extend beyond six months from the date of this Agreement and are not terminable on thirty (30) days' notice or less without any liability or continuing obligation on the part of the Kalitta Companies (including any management, consulting or retainer agreement) or AIC and which involve obligations by any party thereto in excess of $75,000; (c) require the consent of any party thereto to the consummation of the transactions contemplated by this Agreement or the Related Agreements; (d) contain covenants limiting the freedom of the Kalitta Companies or AIC to compete in any line of business or with any Person or in any geographical area; (e) contain any provision or option relating to the acquisition by the Kalitta Companies or AIC of any business or relating to the sale by the Kalitta Companies or AIC of any business; (f) contain an agreement or commitment by the Kalitta Companies or AIC for a material capital expenditure, other than the Kalitta Companies Permitted Transactions; or (g) are contracts or agreements to which the United States government is a party; provided, that notwithstanding the foregoing provisions of this Section 4.1.17, the Disclosure Schedule need not list, and the term "Contracts" shall not include: (i) agreements the obligations of the parties thereto have been fulfilled, (ii) agreements that, to the Knowledge of Kalitta Management, will not result in contingent liability to the Kalitta Companies or (iii) (A) aircraft sales, purchase and lease agreements, (B) aircraft engine sales, purchase and (C) real property and lending agreements unless, to the Knowledge of Kalitta Management, such agreements will result in contingent liability to the Kalitta Companies. All of the Contracts were entered into by the Kalitta Companies or AIC (as applicable) in the ordinary course of business, are valid and binding and in full force and effect as against the Kalitta Companies that are parties thereto, and there exists no material breach or default by any of the Kalitta Companies, or any event which, with notice or lapse of time or both, would constitute a material breach or default by any of the Kalitta Companies or AIC, or to the Knowledge of Kalitta Management, by any other party thereto. The Kalitta Companies shall deliver to Kitty Hawk not later than fourteen (14) days after the date of this Agreement, true and complete copies, including all amendments, modifications, letter agreements and assignments relating thereto, of all of the aforesaid written agreements and true and correct summaries of all such oral agreements.

                 4.1.18 Office Lease. Kalitta has the authority to cause the Landlord to perform the actions and transactions contemplated by Section 5.2.7. The Landlord has good and marketable fee simple title to the Office Premises and unimproved lots nos. 1 and 3 (the "ADJOINING LOTS") that adjoin the Office Premises, with all related rights and appurtenances, subject to no Lien except a mortgage lien (the "OFFICE MORTGAGE") securing a loan to a federally-insured lending institution for a portion of the purchase price paid by the Landlord to The Environmental Quality Company, Inc. for the Office Premises and the Adjoining Lots. The term of the Office Lease commenced in May 1997 and ends in May 2007. The aggregate amount of rent (payable on a "triple-net" basis) for the first year under the Office Lease is $712,800 and for each subsequent year will increase to reflect increases in the Consumer Price Index applicable to Ypsilanti, Michigan. The Office Lease is unmodified and effective and without uncured default by either party. The aggregate amount of rent and all other payments by AIA under the Office Lease are properly reflected in AIA's books of account.

                 4.1.19 Indebtedness and Guaranties. The Disclosure Schedule sets forth a true and complete list of all promissory notes, loan agreements, security agreements and guarantees relating to indebtedness for borrowed money or money loaned to others to which any of the Kalitta Companies or AIC is a party or obligor. None of the Kalitta Companies nor AIC have guaranteed any dividend, obligation or indebtedness of any Person (except for the endorsement of negotiable instruments in the ordinary course of business). All of the aforesaid items were entered into in the ordinary course of business, are valid and binding and in full force and effect as against the Kalitta Companies or AIC (as applicable) and there exists no material breach or default by the Kalitta Companies, or any event which with notice or lapse of time or both, would constitute a material breach or default by the Kalitta Companies or AIC or, to the Knowledge of Kalitta Management, any other parties thereto.

                 4.1.20 Debts to and from Related Parties. Except as set forth on the Disclosure Schedule, there presently is no indebtedness owing to any of the Kalitta Companies or AIC by, or any contractual agreements between the Kalitta Companies or AIC and any shareholder, director, partner, or officer of the Kalitta Companies or AIC, any Family Member of their respective families, or to the Knowledge of Kalitta Management, any Affiliate or Associate (as such term is defined in Rule 405 of the Securities Act) of any of the foregoing individuals (collectively, "RELATED PERSONS"), and none of the foregoing individuals or any Affiliate or Associate of them owns any material property or rights, tangible or intangible (other than an equitable interest), used in the Kalitta Companies' or AIC's business. Except as set forth on the Financial Statements, none of the Kalitta Companies nor AIC is indebted to any shareholder, officer, director, partner or employee of the Kalitta Companies, AIC or any co-partner of AIC, or to any member of their respective families or the families of the shareholders of the co-partners of AIC, or, to the Knowledge of Kalitta Management, to any Affiliate or Associate of any of the foregoing individuals, in any amount whatsoever, other than, to the Knowledge of Kalitta Management, for payment of salaries, normal Fringe Benefits and compensation for services actually rendered to the Kalitta Companies or AIC in the ordinary course of their businesses. Neither Kalitta nor any Related Person has any material claim or right against the Kalitta Companies or AIC. AIA has no claim or obligation under Section 2.3 of the AIC Partnership Agreement which is attributable to any extension of credit by or for an AIC partner for an additional capital contribution.

                 4.1.21 Banking Arrangements and Powers of Attorney. The Disclosure Schedule sets forth a true and complete list of the name of each bank in or with which any of the Kalitta Companies or AIC has an account, credit line or safety deposit box, and a brief description of each such account, credit line or safety deposit box, including the names of all persons authorized to draw thereon or having access thereto; and the names of all persons, if any, now holding powers of attorney from the Kalitta Companies or AIC and a summary statement of the terms thereof.

                 4.1.22 Articles of Incorporation, Partnership Agreement and Bylaws. Not later than fourteen (14) days after the date of this Agreement, the Kalitta Companies shall deliver to Kitty Hawk true and complete copies of their articles of incorporation and bylaws and a true and complete copy of the AIC partnership agreement. All such articles of incorporation and bylaws were duly adopted and are in full force and effect, and there are no amendments or modifications thereto except as included in said articles of incorporation and bylaws.

                 4.1.23 Books and Records. The minute books of each of the Kalitta Companies contain accurate records of all material actions taken by the shareholders and directors of the Kalitta Companies. The books, records and accounts of the Kalitta Companies, all of which have been made available to Kitty Hawk, have been maintained in accordance with the requirements of Section 13(b)(2) of the Exchange Act (regardless of the fact that the Kalitta Companies are not currently subject to that Section), including the maintenance of an adequate system of internal controls. The stock certificate books and stock transfer ledgers of each of the Kalitta Companies are correct and complete and reflect accurately the number of shares of stock held by its shareholder.
AIC's partnership books and records contain complete and accurate records of the ownership of all partnership interests in AIC and all material actions of the co-partners of AIC.

                 4.1.24   ERISA.

                 (a) Except as set forth on the Disclosure Schedule, neither the Kalitta Companies nor AIC maintains, administers, or contributes to or has maintained, administered, or contributed to (or had an obligation to maintain, administer or contribute to) any "qualified" plans within the meaning of the Code in the last six years. Except as set forth on the Disclosure Schedule, neither Kalitta Companies nor AIC maintains, administers, or contributes to (or had an obligation to maintain, administer or contribute to) any "EMPLOYEE BENEFIT PLAN," as defined in Section 3(3) of ERISA), which is subject to any provisions of ERISA and which covers any employee, whether active or retired, of the Kalitta Companies or AIC. No "qualified" plan that the Kalitta Companies or AIC maintains, administers, or contributes to or has maintained, administered, or contributed to is subject to the requirements of Title IV of ERISA.

                 (b) Neither the Kalitta Companies nor AIC has any withdrawal liability, under the terms of the applicable plan, any collective bargaining agreement or any other labor agreement or otherwise, with respect to any "multi-employer" plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) to which it contributes; nor has any event occurred or does any circumstance exist that presents a risk of the occurrence of any withdrawal liability with respect to any such multi-employer plan.

                 (c) Other than the Kalitta Companies and AIC, there are no other corporations or trades or business controlled by, controlling, or under common control with the Kalitta Companies and AIC (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA).

                 4.1.25   Employees.

                 (a) The Disclosure Schedule sets forth a true and complete list of: (i) all collective bargaining agreements to which any of the Kalitta Companies or AIC is a party; (ii) all material employment, profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consultant, retirement, welfare and incentive plans, agreements or contracts, written or, to the Knowledge of Kalitta Management, oral, to which any of the Kalitta Companies or AIC is a party; (iii) all material written and, to the Knowledge of Kalitta Management, oral agreements and plans to which any of the Kalitta Companies or AIC is a party and which constitute "FRINGE BENEFITS" to their employees or salesmen, including, without limitation, group life and health insurance, vacation plans or programs, sick leave plans or programs, termination or severance pay programs and employee discounts; and (iv) the name and current annual compensation of each director and each officer of the Kalitta Companies, and of each employee thereof whose current annual salary and/or estimated current annual commission is $75,000 or more, together with such person's job title and amounts and forms of compensation and Fringe Benefits. The Kalitta Companies and AIC shall deliver to Kitty Hawk not later than fourteen (14) days after the date of this Agreement, true and complete copies of all written, and correct summaries of all oral, contracts, agreements, plans and programs set forth in the Disclosure Schedule.

                 (b) To the Knowledge of Kalitta Management, all of the aforesaid contracts, agreements, plans and programs are in full compliance with all applicable federal, state and local laws, and the Kalitta Companies and AIC are in full compliance with all federal, state and local laws respecting employment, wages and hours in each case except to the extent as would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies. To the Knowledge of Kalitta Management, the Kalitta Companies and AIC are in full compliance with all applicable federal and state laws and regulations respecting occupational safety and health standards other than those where noncompliance would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies and the Kalitta Companies and AIC have received no written complaints from any federal or state agency or regulatory body alleging outstanding violations of any such laws and regulations.

                 (c) The Kalitta Companies and AIC are in full compliance in all material respects with the terms of all contracts, agreements, plans and programs described above. To the Knowledge of Kalitta Management, the employment of all persons and officers employed by the Kalitta Companies and AIC is terminable at will, without any penalty or severance obligation of any kind on the part of the employer, and the consummation of the transactions contemplated by this Agreement will not by themselves trigger any payments to any officers, directors or employees of the Kalitta Companies or AIC. All material sums due for employee compensation and benefits and all vacation time owing to any employees have been duly and adequately accrued on the books of the Kalitta Companies or AIC pursuant to past practice. To the Knowledge of Kalitta Management, all employees of the Kalitta Companies and AIC located in the United States are either United States citizens or are authorized to be employed in the United States in accordance with all applicable laws. To the Knowledge of Kalitta Management, the Kalitta Companies have not been informed that any key employee or material consultant, distributor, representative, advisor, salesman, agent, customer or supplier of the Kalitta Companies or AIC will terminate his or her employment or cease to do business with the Kalitta Companies or AIC after the Mergers.

                 (d) None of the Kalitta Companies nor AIC has experienced since December 31, 1996, any general labor troubles or strife, work stoppages, slowdowns by their employees. To the Knowledge of Kalitta Management, none of the Kalitta Companies nor AIC has experienced since December 31, 1996 any union or collective bargaining organization efforts or negotiations, or requests for negotiations, for any representation or any labor contract relating to any employees of the Kalitta Companies or AIC not covered by a union or collective bargaining agreement as of December 31, 1996.

                 (e) The Kalitta Companies with employees in the State of Michigan and AIC subscribe to, or are otherwise insured under, the worker's compensation or similar statute in the State of Michigan with respect to such employees. The Disclosure Schedule describes all claims filed by employees of the Kalitta Companies and AIC in respect of employment-related injury or illness from January 1, 1995 through June 30, 1997. None of the Kalitta Companies nor AIC has received any report or notice from the Occupational Safety and Health Administration.

                 4.1.26 No Conflicts of Interest. The Disclosure Schedule sets forth a list of all agreements which the Kalitta Companies and AIC have with their directors, officers, employees, consultants, distributors, representatives, advisors, salesmen and agents that prohibit or restrain such individuals from competing with the Kalitta Companies or AIC in their respective businesses. None of the Kalitta Companies or Kalitta, nor any Family Member of Kalitta, owns, directly or indirectly, a controlling interest in, or is an employee of, any Person which is a customer, supplier, competitor or potential competitor of the Kalitta Companies or AIC; neither does Kalitta, any Family Members of Kalitta, nor to the Knowledge of Kalitta Management, any of the aforesaid individuals control the management or policies of any Person which is a customer, supplier, competitor or potential competitor of the Kalitta Companies or AIC by means of a management contract or otherwise.

                 4.1.27   Environmental Matters.

                 (a) To the Knowledge of Kalitta Management, the Kalitta Companies and AIC are in compliance with all applicable Environmental Laws and none of the Kalitta Companies nor AIC have received any written communication from any Person that alleges that any of the Kalitta Companies or AIC are not in compliance with applicable Environmental Laws.

                 (b) There is no Environmental Claim pending or, to the Knowledge of Kalitta Management, overtly threatened (i) against the Kalitta Companies or AIC, (ii) against any Person whose liability for any Environmental Claim the Kalitta Companies or AIC have retained or assumed either contractually or, to the Knowledge of Kalitta Management, by operation of law, or (iii) against any real or personal property or operations which are now or, to the Knowledge of Kalitta Management, have been previously owned, leased, operated or managed, in whole or in part, based on activities conducted by the Kalitta Companies or AIC.

                 4.1.28   Aviation Act; Aircraft; Assets.

                 (a) AIA is an air carrier operating under one or more Certificates of Public Convenience and Necessity issued by the DOT under the Aviation Act, and holding an air carrier operating certificate and operations specifications issued pursuant to Part 119 (formerly Part 121) of the Federal Aviation Regulations issued by the FAA under the Aviation Act and all other DOT and FAA authorizations and permits necessary or required to conduct its business as it is currently being conducted (collectively such certificates are called the "AIA OPERATING AUTHORIZATIONS"), which AIA Operating Authorizations are in full force and effect, and AIA is operating in compliance with all rules and regulations of the FAA, the DOT, the AIA Operating Authorizations and of any foreign government or quasi-government entity, except where the failure to maintain such AIA Operating Authorizations or comply with such rules and regulations would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies. AIA does not operate under any orders pursuant to the Essential Air Service Program for the DOT. AIA and its Affiliates have complied in all respects with Consent Order and Settlement Agreements (as modified orally by AIA and the FAA) to which AIA and the FAA are parties, including without limitation that Consent Order and Settlement Agreement signed by AIA on January 8, 1997.

                 (b) All aircraft operated or "dry" leased by AIA are in sound operating condition and are being maintained in all material respects, where applicable, according to FAA regulatory standards, AIA's FAA-authorized maintenance program and all other applicable laws, except where the failure to maintain such AIA Operating Authorizations or comply with such rules, regulations and laws would not have a Material Adverse Effect on the Kalitta Companies. A list of all aircraft now owned, leased or in the possession and control of AIA is set forth on the Disclosure Schedule.

                 (c) KFS is an air carrier operating under one or more Certificates of Public Convenience and Necessity issued by the DOT under the Aviation Act and holding an air carrier operating certificate and operations specifications issued pursuant to Part 135 of the Federal Aviation Regulations issued by the FAA under the Aviation Act and all other DOT and FAA authorizations and permits necessary or required to conduct its business as it is currently being conducted (collectively such certificates are called the "KFS OPERATING AUTHORIZATIONS"), which KFS Operating Authorizations are in full force and effect, and KFS is operating in compliance with all rules and regulations of the FAA, the DOT, the KFS Operating Authorizations and of any foreign government or quasi-government entity, except where the failure to maintain such KFS Operating Authorizations or comply with such rules and regulations would not have a Material Adverse Effect on KFS or its business. KFS does not operate under any orders pursuant to the Essential Air Service Program for the DOT.

                 (d) All aircraft set forth on the Disclosure Schedule operated or "dry" leased by KFS, are in sound operating condition and are being maintained in all material respects, where applicable, according to FAA regulatory standards, KFS' FAA-authorized maintenance program and all other applicable laws, except where the failure to maintain or comply with such rules, regulations and laws would not have a Material Adverse Effect on the Kalitta Companies. A list of all operating aircraft now owned, leased or in the possession and control of KFS is set forth on the Disclosure Schedule.

                 (e) OK is an air carrier operating under Certificates of Public Convenience and Necessity issued by the DOT under the Aviation Act and holding an air carrier operating certificate and operations specifications issued pursuant to Part 135 of the

         Federal Aviation Regulations issued by the FAA under the Aviation Act and all other DOT and FAA authorizations and permits necessary or required to conduct its business as it is currently being conducted (collectively such certificates are called the "OK OPERATING AUTHORIZATIONS"), which OK Operating Authorizations are in full force and effect, and OK is operating in compliance with all rules and regulations of the FAA, the DOT, the OK Operating Authorizations and of any foreign government or quasi-government entity, except where the failure to maintain such OK Operating Authorizations or comply with such rules and regulations would not have a Material Adverse Effect on OK or its business. OK does not operate under any orders pursuant to the Essential Air Service Program for the DOT.

                 (f) All aircraft set forth on the Disclosure Schedule operated or "dry" leased by OK, are in sound operating condition and are being maintained in all material respects, where applicable, according to FAA regulatory standards, OK's FAA-authorized maintenance program and all other applicable laws, except where the failure to maintain or comply with such rules, regulations and laws would not have a Material Adverse Effect on the Kalitta Companies. A list of all operating aircraft now owned, leased or in the possession and control of OK is set forth on the Disclosure Schedule.

                 4.1.29 No Solicitation or Negotiation. None of Kalitta, the Kalitta Companies nor AIC have made any agreement to sell the stock, business or any material asset of any of the Kalitta Companies or AIC to another Person, or to merge, consolidate or combine assets or business of any of the Kalitta Companies or AIC with another Person, except for the Kalitta Companies Permitted Transactions, and none of Kalitta, the Kalitta Companies nor AIC are currently engaged in negotiations or discussions concerning any other sale of the stock, or the sale, merger or combination of any material asset or business of any of the Kalitta Companies or AIC to or with another (except for the Kalitta Companies Permitted Transactions).

                 4.1.30 Information Supplied. None of the information supplied by the Kalitta Companies to Kitty Hawk expressly for inclusion in the Debt Offering Documents or the SEC Filings (as identified pursuant to Section 5.2.1) will, at the time of the consummation of the Closing Date Financings or the date such SEC Filing is declared effective by the SEC, respectively, contain any untrue statement of material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

                 4.1.31 Letter from Tax Advisor. The Kalitta Companies have received a letter from D&T dated September 18, 1997 to the effect that, as of such date, the AIA Merger, the AIT Merger, the FOL Merger and the OK Merger should qualify as reorganizations under Section 368 of the Code. A copy of such letter has been delivered to Kitty Hawk.

                 4.1.32 Receivables. To the Knowledge of Kalitta Management, all notes and accounts receivable in amounts in excess of $25,000 of the Kalitta Companies and AIC reflected in the Financial Statements and all those arising since December 31, 1996 have arisen in the ordinary course of business and are, or shall be, fully collectible, net of applicable reserves, when due after collection efforts in the aggregate face amounts thereof.

         4.2 Representations and Warranties of Kalitta. To induce Kitty Hawk and the Subs to enter into this Agreement and to consummate the transactions contemplated hereby, Kalitta represents and warrants to Kitty Hawk and the Subs as follows:

                 (a) Kalitta is acquiring the Stock Merger Consideration for investment for his own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Kalitta does not have any present intention of selling, granting any participation in, or otherwise distributing the Stock Merger Consideration otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as set forth in the Registration Rights Agreement, Kalitta does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock Merger Consideration.

                 (b) Kalitta acknowledges that the issuance of the Stock Merger Consideration will not be registered under the Securities Act or any state securities laws on the basis of a claimed exemption by Kitty Hawk that the issuance of the Stock Merger Consideration as provided for herein is exempt from registration under the Securities Act and such state laws. Kalitta acknowledges that the availability of such exemptions is predicated in part on Kalitta's representations set forth in this Section and that Kitty Hawk and the Subs are relying on such representations.

                 (c) Kalitta has received all the information he considers necessary or appropriate for deciding whether to accept the Stock Merger Consideration. Kalitta has had an opportunity to ask questions and to receive answers from Kitty Hawk regarding the terms and conditions of the issuance of the Stock Merger Consideration and the business properties, and financial condition of Kitty Hawk and to obtain additional information (to the extent Kitty Hawk possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Kalitta or to which Kalitta had access.

                 (d) Kalitta acknowledges that he is able to bear the economic risk of the investment in the Stock Merger Consideration, and has such knowledge and experience in financial and business matters that he is capable of evaluating the permits and risks of the investment in the Stock Merger Consideration.

                 (e) Kalitta is an Accredited Investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                 (f) Kalitta acknowledges that the Stock Merger Consideration may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of an effective registration statement covering the Stock Merger Consideration or an available exemption from registration under the Securities Act, the Stock Merger Consideration must be held indefinitely. Kalitta further acknowledges that the Stock Merger Consideration may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

                 (g) Kalitta acknowledges that each certificate representing any shares Stock Merger Consideration will be endorsed with a legend substantially similar to the following:

                          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SO REGISTERED OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         4.3 Representations and Warranties of Kitty Hawk. To induce Kalitta and the Kalitta Companies to enter into this Agreement and to consummate the transactions contemplated hereby, Kitty Hawk represents and warrants to Kalitta and the Kalitta Companies as of the date hereof as follows (each such representation and warranty being qualified in its entirety by the disclosures set forth (a) in the Disclosure Schedule of Kitty Hawk or (b) in the SEC Documents filed with the SEC on or prior to the date of the Agreement:

                 4.3.1 Corporate Existence and Authority. Kitty Hawk is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Kitty Hawk and each of its Subsidiaries has all requisite corporate power and authority to own its properties and assets and to carry on its business as it has been and is being conducted. Kitty Hawk and each of its Subsidiaries is qualified to do business as a foreign corporation and is in good standing in each state, nation or other jurisdiction listed in the Disclosure Schedule, being each state, nation or other jurisdiction wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except for any state, nation or other jurisdiction where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk.

                 4.3.2    Capitalization of Kitty Hawk and its Subsidiaries.

                 (a) As of the date of this Agreement, the authorized capital stock of Kitty Hawk consists of (i) 25,000,000 shares of Kitty Hawk Common Stock, of which 10,451,807 shares are issued and outstanding; and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding. As of the date of this Agreement, no other shares of capital stock of Kitty Hawk are issued and outstanding other than those issued under employee benefit plans of Kitty Hawk. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by Kitty Hawk which provide for the purchase, issuance or transfer of any shares of the capital stock of Kitty Hawk, nor are there any outstanding securities granted or issued by Kitty Hawk that are convertible into or exchangeable for any shares of the capital stock of Kitty Hawk, and none are authorized, except pursuant to this Agreement and employee benefit plans of Kitty Hawk as disclosed in the SEC Documents. Kitty Hawk is not obligated or committed to purchase, redeem or otherwise acquire any of its capital stock. All presently exercisable voting rights in Kitty Hawk are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before such corporation's stockholders. There are no voting trusts or other voting arrangements with respect to Kitty Hawk's capital stock, except as contemplated hereby.

                 (b) All the issued and outstanding shares of capital stock of the Subsidiaries are held solely by Kitty Hawk, free and clear of any Lien. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by any of the Subsidiaries which provide for the purchase, issuance or transfer of the capital stock of any of the Subsidiaries, nor are there any outstanding securities granted or issued by any of the Subsidiaries that are convertible into or exchangeable for any shares of the capital stock of any of the Subsidiaries, and none are authorized. None of the Subsidiaries is obligated or committed to purchase, redeem or otherwise acquire any of its capital stock. All presently exercisable voting rights in the Subsidiaries are vested exclusively in their outstanding capital stock. There are no voting trusts or other voting arrangements with respect to the capital stock of any of the Subsidiaries.

                 4.3.3 Validity and Authorization; Corporate Power and Authority. Kitty Hawk has full corporate power and authority to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for by this Agreement to which it is or is to be a party. This Agreement has been duly authorized, executed and delivered by Kitty Hawk and constitutes the legal, valid and binding obligation of Kitty Hawk, enforceable against Kitty Hawk in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). When the Related Agreements and the other instruments called for by this Agreement to which Kitty Hawk is a party are executed and delivered at the Closing, such Related Agreements and instruments will have been duly authorized, executed and delivered by Kitty Hawk and will constitute the legal, valid and binding obligations of Kitty Hawk, enforceable against Kitty Hawk in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditor's rights generally, and by general principles of equity (whether applied in a proceeding at law or in equity).

                 4.3.4 Execution; No Violations. The execution and delivery of this Agreement by Kitty Hawk does not, and the consummation by Kitty Hawk of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any certificate of incorporation, bylaw, Lien, indenture, lease, agreement, instrument, order, injunction, decree or judgment to which Kitty Hawk or any of its Subsidiaries is a party or by which any of them or any of their properties is bound; (b) result in the creation of any Lien on any property or asset (whether real, personal, mixed, tangible or intangible) of Kitty Hawk or any of its Subsidiaries; (c) violate any law, rule or regulation applicable to Kitty Hawk or any of its Subsidiaries; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on Kitty Hawk or any of its Subsidiaries or any of their activities, except in each case as would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk.

                 4.3.5 Governmental and Other Consents. Except for filings under the HSR Act, approval by the DOT of the deemed "de facto" transfer of the foreign air transportation authority issued to AIA and KFS, and the filing of certificates of merger as contemplated by Section 1.3 hereof, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Kitty Hawk or any of its Subsidiaries in connection with the execution or delivery of this Agreement, the Related Agreements or the consummation by Kitty Hawk of the transactions contemplated hereby and thereby, except as would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk.

         The Disclosure Schedule lists all material consents, approvals or authorizations of third Persons, required in connection with Kitty Hawk's valid execution, delivery or performance of this Agreement and the Related Agreements to which it is a party or the consummation of any of the transactions contemplated hereby or thereby on the part of any of them (collectively, the "KITTY HAWK CONSENTS"), including, but not limited to, the consents required under the Kitty Hawk Contracts, except, in each case, as would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk.

                 4.3.6 Stock Merger Consideration. The Stock Merger Consideration, when issued and delivered in accordance with the terms hereof will be duly authorized and validly issued, fully paid and nonassessable and free and clear of any preemptive rights or Liens through Kitty Hawk.

                 4.3.7 Acquisition of Kalitta Companies' Stock. Kitty Hawk is acquiring the shares of common stock of AIA, AIT, FOL, KFS and OK (collectively, the "KALITTA COMPANIES SHARES") to be issued to it upon conversion of the shares of common stock of the Subs held by it pursuant to
Section 3.3 for investment for its own account, not as a nominee or agent, and not with a view to the resale or present distribution of any part thereof in violation of the Securities Act. Kitty Hawk has no present intention of selling, granting any participation in or otherwise distributing any of the Kalitta Companies Shares and Kitty Hawk has no contract, undertaking, agreement or arrangement with any Person to sell, transfer, grant participations to such person or to any third Person, with respect to any of the Kalitta Companies Shares.

                 4.3.8 SEC Documents. Kitty Hawk has heretofore delivered or made available to Kalitta and the Kalitta Companies true and complete copies of all registration statements filed under the Securities Act and reports, statements (including definitive proxy statements) and other filings filed under Sections 13(a), 14(a), 14(c) and 15(d) of the Exchange Act with the SEC (the "SEC DOCUMENTS") which are all the documents (other than preliminary material and reports required pursuant to Section 13(d) or 13(g) of the Exchange Act) that Kitty Hawk was required to file with the SEC. As of their respective dates, each of the SEC Documents complied in all material respects with all applicable requirements of the

Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Kitty Hawk included in the SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by the SEC) and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of Kitty Hawk as at the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

                 4.3.9 SEC Filings. At the time it becomes effective under the Securities Act, any registration statement or registration statements filed by Kitty Hawk with the SEC related to the Closing Date Financings (and any final prospectus contained therein or filed pursuant to Rule 430A under the Securities Act) (the "SEC FILINGS") will comply in all material respects as to form with the provisions of the Securities Act and the rules and regulations thereunder. The Debt Offering Documents will not, at the time of the consummation of the Closing Date Financings, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Filings will not, at the time they become effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that notwithstanding anything in this Agreement to the contrary, no representation or warranty is made in this Agreement by Kitty Hawk with respect to information provided by, or portions of the SEC Filings based upon or derived from information provided by, the Kalitta Companies or Kalitta expressly for use in the SEC Filings.

                 4.3.10 Controlling Person. Christopher is a "controlling person" of Kitty Hawk as such term is defined in Sections 15 and 20 for purposes of the Securities Act and the Exchange Act respectively.

                 4.3.11 Absence of Certain Liabilities. Other than liabilities and obligations covered by another representation and warranty of Kitty Hawk in Section 4.3 (such as Taxes, Environmental Matters and Compliance with Laws), it being the intention of the parties that any such liabilities and obligations shall be governed, if at all, by such other representations and warranties, (a) as of August 31, 1996, neither Kitty Hawk nor any of its Subsidiaries had any material liabilities or obligations of any nature (whether absolute, accrued, contingent, due or to become due) except as and to the extent reflected and fully reserved against in the financial statements (including general reserves) contained or incorporated by reference in Kitty Hawk's Form 10-K for the fiscal year ended August 31, 1996 and (b) since August 31, 1996, neither Kitty Hawk nor any of its Subsidiaries have incurred any such liabilities or obligations of any nature other than those reflected or reserved against in Kitty Hawk's financial statements or incurred in the ordinary course of business since the date thereof.

                 4.3.12 Absence of Changes. Except as expressly provided in this Agreement, since June 30, 1997 there has not been with respect to Kitty Hawk or any of its Subsidiaries:

                 (a) Any change or aggregate of changes constituting a Material Adverse Effect on Kitty Hawk;

                 (b) Any change in the capitalization of Kitty Hawk or any of its Subsidiaries, including, without limitation, the issuance by any of them of any shares of stock of any class, any subscriptions, options, warrants, convertible securities, rights, calls, agreements, commitments or rights affecting or relating in any manner whatsoever to any equitable interests in Kitty Hawk or any of its Subsidiaries other than pursuant to employee benefit plans of Kitty Hawk.

                 (c) Any purchase, redemption or other acquisition by Kitty Hawk or any of its Subsidiaries, or any commitment, plan or agreement by Kitty Hawk or any of its Subsidiaries to purchase, redeem or otherwise acquire any shares of their capital stock or other equitable interests;

                 (d) Any merger or agreement to merge by Kitty Hawk or any of its Subsidiaries with another Person, or any purchase of or investment in or agreement to purchase or invest by Kitty Hawk or any of its Subsidiaries in the business of another Person;

                 (e) Any declaration, payment or setting aside by Kitty Hawk or any of its Subsidiaries of any dividends or other distributions of any assets of any kind whatsoever to their stockholders or other equitable owners, except for ordinary salary payments for services actually rendered and except for distributions by a Subsidiary of Kitty Hawk to Kitty Hawk;

                 (f) Any amendment to the certificate of incorporation, articles of incorporation or bylaws of Kitty Hawk or any of its Subsidiaries;

                 (g) Any waivers, compromises or settlements by Kitty Hawk or any of its Subsidiaries of any right or claim in excess of $500,000 in the aggregate; or any institution or settlement of, or agreement to settle, any litigation, action or proceeding before any court or governmental body relating to Kitty Hawk or any of its Subsidiaries or any of their properties in excess of $500,000;

                 (h) Any assumptions or guarantees (except endorsements of negotiable instruments in the ordinary course of business) by Kitty Hawk or any of its Subsidiaries of the obligations of any Person, except in the ordinary course of business;

                 (i) Any payment or satisfaction by Kitty Hawk or any of the Subsidiaries of any material liability, obligation or indebtedness except pursuant to the terms thereof or otherwise in the ordinary course of business;

                 (j) Any loan or advance, any commitment to loan or advance, or any renewal, refunding or extension of any existing loan, made by Kitty Hawk or any of its Subsidiaries to any Person, except in the ordinary course of business, but in no event any loan or advance, any commitment to loan or advance, or any renewal, refunding or extension of any existing loan, by Kitty Hawk or any of its Subsidiaries to any of their officers or directors or to any Affiliate of Kitty Hawk or any such officer or director;

                 (k) Any actions taken or transactions entered into by Kitty Hawk or any of its Subsidiaries involving more than $500,000 in the aggregate, other than the Kitty Hawk Permitted Transactions or in the ordinary course of business, or any capital expenditures or commitments therefor in excess of $500,000 in the aggregate other than in the ordinary course of business;

                 (l) Any sale, assignment, lease, abandonment or other disposition by Kitty Hawk or any of its Subsidiaries of any real property, or any sale, assignment, transfer, license, lapse, or other disposition by Kitty Hawk or any of its Subsidiaries of any material trademark, trade name, copyright (or pending application for any material trademark or copyright) or other intangible asset;

                 (m) Any material damage, destruction or loss to the business or properties of Kitty Hawk or any of its Subsidiaries, not adequately covered by insurance, including, without limitation, any damage, destruction or loss as a result of fire, explosion, accident, earthquake, lightning, aircraft, vehicle, smoke, hail, flood, drought, storm, strike, work stoppage, lockout, sabotage, embargo, condemnation, riot, civil disturbance, vandalism or act of God or public enemy the result of which has been a Material Adverse Effect on Kitty Hawk and its Subsidiaries;

                 (n) Any other material transaction entered into by Kitty Hawk or any of its Subsidiaries other than in the ordinary course of business; or

                 (o) Any sale, assignment or transfer of any material asset by Kitty Hawk, except the sale for leaseback of three Boeing 727 aircraft or in the ordinary course of business and consistent with past practice.

                 4.3.13   Disputes and Litigation.

                 (a) There is no Proceeding pending of which Kitty Hawk or one of the Subsidiaries have received written notice or, to the Knowledge of Kitty Hawk, threatened against Kitty Hawk or any of its Subsidiaries or any of their properties, assets or business or to which Kitty Hawk or any of its Subsidiaries is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality).

                 (b) There is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting Kitty Hawk or any of its Subsidiaries or any of their properties, assets or business.

                 4.3.14 Compliance with Laws. Except for any noncompliance to be covered by any other representation and warranty of Kitty Hawk contained in Section 4.3 (for example,

Taxes), it being the intention of the parties that such noncompliance shall be governed, if at all, by such other representations and warranties, to the Knowledge of Kitty Hawk, Kitty Hawk and its Subsidiaries presently are and have at all times been in full compliance with all applicable federal, state, local, foreign and other laws, rules and regulations other than those where noncompliance would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk, and neither Kitty Hawk nor any of its Subsidiaries have received written notice, or to the Knowledge of Kitty Hawk, oral notice of any such claimed violation of any such law, rule or regulation which would reasonably be expected to have a Material Adverse Effect on Kitty Hawk. Kitty Hawk and each of its Subsidiaries have filed all material returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental or quasi-governmental agency and all such returns, reports, documents and information are true and complete in all material respects, except where such failure to file or inaccuracies would not be reasonably expected to result in a Material Adverse Effect on Kitty Hawk. All permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or quasi-governmental or regulatory bodies required of Kitty Hawk and each of its Subsidiaries for the conduct of their businesses have been obtained, except for any the failure to have obtained would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk. No written notice of any outstanding violations have been received by Kitty Hawk or any of its Subsidiaries in respect of any such permits, licenses, orders, franchises and approvals. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by Kitty Hawk and any of its Subsidiaries, except where they would not be reasonably expected to have a Material Adverse Effect on Kitty Hawk. Neither Kitty Hawk, nor any officer, director, employee, shareholder or agent of Kitty Hawk has made any offer, payment, promise to pay, or authorization of the payment of any money, offer, gift, promise to give, or authorization of anything of value to any Person named or identified in Section 30A of the Exchange Act for any unlawful purpose described in Section 30A of the Exchange Act.

                 4.3.15 Insurance. Kitty Hawk has insurance coverage as required by any contract to which it is party, by any rule or regulation applicable to Kitty Hawk and as is customary for businesses of similar nature to that of Kitty Hawk, and Kitty Hawk shall deliver copies of all such policies, agreements, studies and analyses to the Kalitta Companies upon request of the Kalitta Companies. All of the insurance policies are in full force and effect and are fully paid as to all premiums heretofore due. None of Kitty Hawk or any of its Subsidiaries has failed to give any notice or present any material claim under such insurance policies in timely fashion, nor has Kitty Hawk or any of its Subsidiaries received any written notification of the cancellation of any of such policies or that any of them will not be renewed.

                 4.3.16 Title to Properties. The properties and assets of Kitty Hawk and each of its Subsidiaries consist of all of the material properties and assets presently carried on Kitty Hawk's books as owned by them.

                 4.3.17   Agreements.   All of the contracts listed or required
to be listed in Item 10 of Kitty Hawk's SEC Documents, other than those contracts which have been terminated or which have expired (collectively, the "KITTY HAWK CONTRACTS"), are valid and binding and in full force and effect against Kitty Hawk or any of its Subsidiaries that are parties thereto, and there exists no material breach or default by Kitty Hawk or any of its Subsidiaries, or any event which, with notice or lapse of time or both, would constitute a material breach or default by Kitty Hawk or any of its Subsidiaries thereunder.

                 4.3.18 Indebtedness and Guaranties. The Disclosure Schedule sets forth a true and complete list of all promissory notes, security agreements and guarantees relating to indebtedness for borrowed money or money loaned to others to which Kitty Hawk or any of its Subsidiaries is a party or obligor. None of Kitty Hawk nor any of its Subsidiaries have guaranteed any dividend, obligation or indebtedness of any third Person. All of the items of indebtedness set forth in the Disclosure Schedule or on the financial statements contained in the Quarterly Report of Kitty Hawk on Form 10-Q for the quarter ended June 30, 1997 are valid and binding and in full force and effect as against Kitty Hawk and any of its Subsidiaries (as applicable) and there exists no material breach or default by Kitty Hawk or any of its Subsidiaries, or any event which with notice or lapse of time or both, would constitute a breach or default by Kitty Hawk and each of its Subsidiaries.

                 4.3.19   Environmental Matters.

                 (a) To the Knowledge of Kitty Hawk, Kitty Hawk and each of its Subsidiaries are in compliance with all applicable Environmental Laws and none of Kitty Hawk nor any of its Subsidiaries have received any written communication from any Person that alleges that Kitty Hawk or any of its Subsidiaries are not in compliance with applicable Environmental Laws, in each case except as would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk.

                 (b) There is no Environmental Claim pending or, to the Knowledge of Kitty Hawk, overtly threatened (i) against Kitty Hawk or any of its Subsidiaries, (ii) against any Person whose liability for any Environmental Claim Kitty Hawk or any of its Subsidiaries have retained or assumed either contractually or, to the Knowledge of Kitty Hawk, by operation of law, or (iii) against any real or personal property or operations which are now or, to the Knowledge of Kitty Hawk, have been previously owned, leased, operated or managed, in whole or in part, based on activities conducted by Kitty Hawk or any of its Subsidiaries.

                 4.3.20   Aviation Act; Aircraft; Assets.

                 (a) Kitty Hawk's wholly owned subsidiary Kitty Hawk Aircargo, Inc. is an air carrier operating under one or more Certificate of Public Convenience and Necessity issued by the DOT under the Aviation Act and holding an air carrier operating certificate and operations specifications issued pursuant to Part 119 (formerly 121) of the Federal Aviation Regulations issued by the FAA under the Aviation Act (collectively such certificates are called the "KITTY HAWK OPERATING AUTHORIZATIONS"), which Kitty Hawk Operating Authorizations are in full force and effect, and Kitty Hawk is operating in compliance with all rules and regulations of the FAA, the DOT, the Kitty Hawk Operating Authorizations and of any foreign government or quasi-government entity, except where the failure to maintain such Kitty Hawk Operating Authorizations or comply with such rules and regulations would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk and its Subsidiaries on a combined basis. Kitty Hawk does not operate under any orders pursuant to the Essential Air Service Program for the DOT.

                 (b) All aircraft owned or "dry" leased by Kitty Hawk are in sound operating condition and are being maintained in all material respects, where applicable, according to FAA regulatory standards, Kitty Hawk's FAA-authorized maintenance program and all other applicable laws, except where the failure to maintain such Kitty Hawk Operating Authorizations or comply with such rules and regulations would not have a Material Adverse Effect on Kitty Hawk. A list of all aircraft now owned, leased or in the possession and control of Kitty Hawk is set forth on the Disclosure Schedule.

                 4.3.21 No Insolvency. Neither Kitty Hawk nor any of its Subsidiaries is "insolvent" (as defined in the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.); Kitty Hawk and each of its Subsidiaries is able to pay its debts as they come due and has capital sufficient to carry on its business.

                 4.3.22 Articles of Incorporation and Bylaws. Not later than fourteen (14) days after the date to this Agreement, Kitty Hawk shall deliver to Kalitta and the Kalitta Companies true and complete copies of its
certificate of incorporation and bylaws.   Such certificate of incorporation
and bylaws were duly adopted and are in full force and effect, and there are no amendments or modifications thereto except as included in said certificate of incorporation and bylaws.

                 4.3.23 No Appraisal Rights. The stockholders of Kitty Hawk will not be entitled to exercise appraisal rights in connection with, or as a result of, any of the transactions contemplated in this Agreement.

                 4.3.24 Taxes. Kitty Hawk has duly and timely filed all Tax Returns related to Kitty Hawk heretofore due, and all such Tax Returns are correct, accurate and complete in all material respects. Kitty Hawk has paid all Taxes that have become due pursuant to those Tax Returns.

         4.4 Representations and Warranties as to Subs. To induce Kalitta and the Kalitta Companies to enter into this Agreement and to consummate the transactions contemplated hereby, Kitty Hawk and the Subs, jointly and severally, represent and warrant to Kalitta and the Kalitta Companies as of the date hereof as follows (each such representation and warranty being qualified in its entirety by the disclosures set forth (a) in the Disclosures Schedule of Kitty Hawk or (b) in the SEC Documents filed with the SEC on or prior to the date of this Agreement):

                 4.4.1 Corporate Existence and Authority. Each Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Each of the Subs has all requisite corporate power and authority to own its properties and assets and to carry on its business as it has been and is being conducted. Each of the Subs is qualified to do business as a foreign corporation and is in good standing in each state, nation or other jurisdiction listed in the Disclosure Schedule, being each state, nation or other jurisdiction wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except for any state, nation or other jurisdiction where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk.

                 4.4.2 Capitalization of the Subs. The authorized capital stock of each Sub consists solely of 60,000 shares of common stock, of which 1,000 shares are issued and outstanding. No other shares of capital stock of the Subs are issued and outstanding. On the date hereof all the issued and outstanding shares of capital stock of the Subs are held solely by Kitty Hawk, free and clear of any Lien. All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and nonassessable. There are no securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by any of the Subs which provide for the purchase, issuance or transfer of any shares of the capital stock of any of the Subs, nor are there any outstanding securities granted or issued by any of the Subs that are convertible into or exchangeable for any shares of the capital stock of any of the Subs, and none are authorized.

                 4.4.3 Validity and Authorization; Corporate Power and Authority. The Subs have full corporate power and authority to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for by this Agreement to which they are or are to be a party. This Agreement has been duly authorized, executed and delivered by each of the Subs and constitutes the legal, valid and binding obligation of each of the Subs, enforceable against the Subs in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). When the Related Agreements and the other instruments called for by this Agreement to which any of the Subs are a party are executed and delivered at the Closing, such Related Agreements and instruments will have been duly authorized, executed and delivered by the Sub, and will constitute the legal, valid and binding obligations of the Subs, enforceable against the respective Sub in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting enforcement of creditor's rights generally, and by general principles of equity (whether applied in a proceeding at law or in equity).

                 4.4.4 Execution; No Violations. The execution and delivery of this Agreement by each of the Subs does not, and the consummation by each of the Subs of the transactions contemplated hereby will not: (a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any article of incorporation, bylaw, Lien, indenture, lease, agreement, instrument, order, injunction, decree or judgment, to which any of the Subs are a party or by which any of them or any of their properties is bound; (b) result in the creation of any Lien on any property or asset (whether real, personal, mixed, tangible or intangible), of any of the Subs; (c) violate any law, rule or regulation applicable to any of the Subs; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on any of the Subs or any of their respective activities, except in each case as would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk.

                 4.4.5 Governmental and Other Consents. Except for filings under the HSR Act, approval by the DOT of the deemed "de facto" transfer of the foreign air transportation authority issued to AIA and KFS and the filing of certificates of merger as contemplated by

Section 1.3 hereof, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required on the part of Subs in connection with the execution or delivery of this Agreement, the Related Agreements or the consummation by the Subs of the transactions contemplated hereby and thereby, except as would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk.

         The Disclosure Schedule lists all material consents, approvals or authorizations of third Persons, required in connection with each Subs' valid execution, delivery or performance of this Agreement and the Related Agreements or the consummation of any of the transactions contemplated hereby or thereby on the part of any of them (collectively, the "SUBS CONSENTS"), except in each case, as would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk.

         4.5 Disclosure Schedules. If, subsequent to the date of this Agreement and prior to the date of Closing, an event occurs that renders untrue any representation or warranty of a party made herein (a "SUBSEQUENT EVENT"), such party shall promptly deliver to the other parties an amended or supplemental disclosure schedule (a "SUBSEQUENT DISCLOSURE SCHEDULE") which will contain a description of the Subsequent Event. The existence of a Subsequent Event which is disclosed on a Subsequent Disclosure Schedule shall not constitute a Breach by such party of any of its representations or warranties hereunder or be taken into account in determining whether the condition precedents set forth in Section 6.1.1 or 6.2.1 has been satisfied or form a basis for any indemnification or other claim by the other parties hereunder; provided, however, that all matters therein disclosed, together with all other events, circumstances and occurrences (including Subsequent Events, if any), may be taken into account by the other parties in determining whether the condition set forth in Section 6.1.7 or 6.2.7 has been satisfied; and provided, further, that this Section is not intended to permit a party to alter or amend its representations and warranties as made herein as of the date of this Agreement, including any Disclosure Schedule, and any Subsequent Disclosure Schedule provided by any party pursuant to this Section shall not cure the inaccuracy thereof as of the date of this Agreement for any purpose under this Agreement.

         Disclosure of any fact or item in any Disclosure Schedule or Subsequent Disclosure Schedule referred by a particular Section shall, should the existence of the fact or item or its contents be relevant to any other Section, be deemed to be disclosed with respect to such other Section(s) whether or not an explicit cross reference appears and whether or not the Section(s) make reference to any Schedule. The disclosure of any particular fact or item in any Disclosure Schedule or Subsequent Disclosure Schedule shall not be deemed any admission as to whether the fact or item is "material" or would constitute a "Material Adverse Effect".

                                   ARTICLE V
                                   COVENANTS

         5.1 Mutual Covenants. To induce the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, each of the Kalitta Companies agree, as to itself and, in the case of AIA, as to AIC, and each of Kitty Hawk and the Subs agrees as to itself and, in the case of Kitty Hawk, as to its Subsidiaries and the

Subs, that between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, except as may be consented to by the other parties or as otherwise contemplated by this Agreement (including the Permitted Transactions), as follows:

                 5.1.1 Access and Information. Each party will, and AIA will cause AIC, and Kitty Hawk will cause the Subsidiaries, to (a) provide the other parties and their Representatives, during normal business hours, or otherwise if another party reasonably requests, and upon reasonable advance notice, access to all of the properties, assets, agreements, commitments, books, records, accounts, Tax Returns, correspondence and documents of such party and permit them to make copies thereof; (b) furnish the other parties and their Representatives with all information concerning the business, properties and affairs of such party, and, in the case of AIA, AIC or, in the case of Kitty Hawk, the Subsidiaries, as the other parties reasonably request; (c) use commercially reasonable efforts to cause its accountants to make available to the other parties and their representatives all financial information relating to such party, and, in the case of AIA, AIC or, in the case of Kitty Hawk, the Subsidiaries, including all working papers pertaining to audits and reviews made heretofore by such auditors; (d) furnish the other parties true and complete copies of all financial and operating statements of such party, and, in the case of AIA, AIC, or, in the case of Kitty Hawk, the Subsidiaries; (e) permit access to customers and suppliers for consultation or verification of any information; and (f) cause its employees, and use commercially reasonable efforts to cause its accountants, to cooperate fully with any audit, review, investigation or examination made by the other party and its representatives, including, without limitation, with respect to:

                          (i) The books and records of such party, and, in the case of AIA, AIC, or, in the case of Kitty Hawk, the Subsidiaries;

                          (ii) The reports of state and federal regulatory examinations;

                          (iii) Leases, contracts and commitments between such party, and, in the case of AIA, AIC, or, in the case of Kitty Hawk, the Subsidiaries, on the one hand, and any other Person, on the other hand;

                          (iv) Physical examination of any real properties owned by, or leased to or by such party, and, in the case of AIA, AIC, or, in the case of Kitty Hawk, the Subsidiaries; and

                          (v) Physical examination of any furniture, fixtures, equipment (including aircraft and engines) or other personal property owned by or leased to or by such party, and, in the case of AIA, AIC, or, in the case of Kitty Hawk, the Subsidiaries.

                 5.1.2 Notices and Approvals. Each party agrees: (a) to give all notices to third parties which may be necessary in connection with this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby; (b) to use such party's commercially reasonable efforts to obtain all federal, state and foreign governmental and quasi-governmental approvals, consents, permits, authorizations and orders necessary in connection with this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby; and (c) to use such party's commercially reasonable efforts to obtain all consents and authorizations of any governmental or quasi-governmental authorities or other Persons necessary in connection with this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby. At least five (5) Business Days prior to the submission of any application with respect to any of the foregoing approvals, consents, permits, authorizations and orders, such party shall deliver a copy thereof to the other party. In the event the other party shall reasonably request any change or modification in the form or content of any such application, such submitting party shall make such change or modification and submit the application as modified or changed.

                 5.1.3 Conduct of Business. Unless otherwise expressly contemplated hereby (including the Permitted Transactions) or approved in writing by the other party, each party agrees that the businesses and operations of such party, and, in the case of AIA, AIC, or, in the case of Kitty Hawk, the Subsidiaries, shall be conducted only in, and such party shall not take any material action except in, the ordinary course of business and consistent with past practice (which both parties acknowledge includes the purchase, sale or lease of aircraft engines and parts consistent with past practice). Without limitation, each party, and, in the case of AIA, AIC, or, in the case of Kitty Hawk, the Subsidiaries, shall not take, nor enter into any agreements to take, any of the following actions except in each such case in connection with this Agreement (including the Permitted Transactions) or, in the case of actions described in clauses (a) - (c) of this Section 5.1.3, in the ordinary course of business: (a) dispose of, or acquire, any material assets, other than the Permitted Transactions, (b) incur any indebtedness for borrowed money, (c) pay any discretionary bonuses (other than bonuses already accrued on the date hereof) to, or alter the compensation or benefit of, any director, officer or employee, (d) enter into any transaction or agreement with any Affiliate, Associate (as defined in Rule 405 under the Securities Act) or, with respect to Kalitta, a Family Member of such party, (e) institute any reduction in force, (f) close any office, base or station, (g) take any action not in the ordinary course of business that will knowingly cause any of such party's representations or warranties to be untrue or incorrect in any material respect, (h) omit any commercially reasonable action that such party would take in the ordinary course of business, which omission will knowingly cause any of such party's representations or warranties to be untrue or incorrect in any material respect, (i) declare or pay any dividends on, or make any distribution or payment with respect to, or redeem or repurchase, any shares of capital stock of any of such party or take any other actions which would have a similar effect or (j) issue any shares of capital stock of such party or subsidiaries (other than pursuant to Kitty Hawk's existing employee benefit plans) or any securities, options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character whatsoever which provide for the purchase, issuance or transfer of any shares of capital stock, or any securities that are convertible into or exchangeable for any shares of capital stock or increase or decrease, change into or exchange any such shares for a different number or kind of shares or securities through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization. Notwithstanding the foregoing, AIC shall be permitted to make distributions of gross profit to its co-partners in accordance with the AIC Partnership Agreement in amounts consistent with past practice.

                 5.1.4 Proceedings. Each party shall promptly notify the other party of any material Proceedings that are threatened in writing or commenced against such party, and,





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
in the case of AIA, AIC, or, in the case of Kitty Hawk, any of the Subsidiaries, or their employees, consultants, officers or directors which may relate to, or affect, the business, assets or liabilities of such party, and, in the case of AIA, AIC, or, in the case of Kitty Hawk, any the Subsidiaries. Such party shall not and, in the case of AIA, shall not permit AIC, or, in the case of Kitty Hawk, the Subsidiaries, to knowingly fail to comply in any material respect with any laws, regulations, ordinances, orders, injunctions and decrees applicable to them, their properties, and the conduct of their respective businesses.

                 5.1.5 Repairs; FAA Compliance. Each party shall maintain, preserve and protect the operating aircraft and engines used in the conduct of the business of such party, or, in the case of AIA, AIC or, in the case of Kitty Hawk, any of the Subsidiaries, and keep the same in compliance in all material respects with applicable FAA airworthiness directives, rules, regulations and orders and such party's FAA-approved maintenance program except as determined in the good faith exercise of such party's business judgment. Each party shall comply with any Consent Order and Settlement Agreement to which it and the FAA are parties.

                 5.1.6 Reports and Returns. Each party shall and, in the case of AIA, shall cause AIC or, in the case of Kitty Hawk, shall cause the Subsidiaries to, duly and timely file all reports and returns required to be filed with federal, state, local and other authorities prior to Closing, including without limitation any Tax Returns, which reports and returns shall be prepared in accordance with all regulatory requirements in all material respects. Each party shall promptly pay all Taxes and other quasi-governmental charges levied or assessed upon such party, and, in the case of AIA, AIC, or, in the case of Kitty Hawk, any of the Subsidiaries, or their respective properties prior to the date on which penalties attach thereto and all lawful claims which, if unpaid when due and payable, might become a Lien upon property of such party, and, in the case of AIA, AIC, or, in the case of Kitty Hawk, the Subsidiaries, except Permitted Liens. Each party shall duly and timely make all deposits required of such party, and, in the case of AIA, AIC, or, in the case of Kitty Hawk, the Subsidiaries, with respect to any Taxes (including, without limitation, employee withholding Taxes).

                 5.1.7 Assist in Obtaining Licenses, Etc. Each party shall reasonably assist the other party in obtaining all permits, licenses and authorizations necessary for the continued operation of the Kalitta Companies at and after the Effective Time.

                 5.1.8 Consents. The Kalitta Companies shall use their commercially reasonable efforts to obtain the Kalitta Consents, and Kitty Hawk shall use its commercially reasonable efforts to obtain the Kitty Hawk Consents.

                 5.1.9 Insurance. The Kalitta Companies and Kitty Hawk shall continue in force all existing insurance now carried by such party.

                 5.1.10 Preservation of Business. Each party shall use its commercially reasonable efforts to preserve and keep intact its business and the business of, in the case of AIA, AIC, or, in the case of Kitty Hawk, the Subsidiaries, to retain its officers, and to preserve the goodwill of its key employees, and material customers, suppliers and other Persons having business relations with such party.

                 5.1.11 Tax Treatment. Each of Kalitta and Kitty Hawk will use his or its commercially reasonable efforts to cause the AIA Merger, the AIT Merger, the FOL Merger and the OK Merger to qualify as reorganizations under the provisions of Section 368 of the Code and to deliver, in connection with the opinions referred to in Section 6.2.12, letters of representation reasonable under the circumstances as to his or its intentions and knowledge.

                 5.1.12 Other Covenants. Each party shall use its commercially reasonable efforts to satisfy the conditions to the obligations of the parties hereunder within such party's reasonable control, and to consummate and make effective as promptly as practicable the transactions provided for herein including but not limited to the following:

                 (a) Defending the Agreement. Defending Proceedings challenging this Agreement or any Related Agreement or the consummation of the transactions provided for in this Agreement or any Related Agreement;

                 (b) Lifting Injunctions. Using commercially reasonable efforts to lift or rescind any injunction, restraining order or other order adversely affecting the ability of the parties to consummate the transactions provided for in this Agreement or any Related Agreement; and

                 (c) Other Actions. Taking such other reasonable actions that are necessary, appropriate or advisable.

         5.2 Kalitta and the Kalitta Companies Covenants. To induce the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, Kalitta and each of the Kalitta Companies (as to itself) agree that between the date of this Agreement and the earlier of the Effective Time or termination of this Agreement pursuant to Article VIII, except as may be consented to by the other parties or as otherwise contemplated by this Agreement, as follows:

                 5.2.1 Information for Kitty Hawk's Statements, Reports, Applications and SEC Filings. Kalitta and the Kalitta Companies will, and the Kalitta Companies shall use commercially reasonable efforts to cause AIC and the employees, accountants and attorneys of any of AIC or the Kalitta Companies (collectively, the "KALITTA GROUP") to cooperate fully with Kitty Hawk and its employees, accountants and attorneys in the preparation of (i) any statements, reports and applications, (ii) the SEC Filings and (iii) the Debt Offering Documents, in each case, made by Kitty Hawk and, in the case of (i) and (ii), filed with any federal, state or foreign governmental regulatory agency or quasi- governmental authority in connection with this Agreement, the Related Agreements, the Closing Date Financings and the transactions contemplated hereby and thereby and furnish Kitty Hawk with all information concerning the Kalitta Companies and AIC necessary or reasonably deemed desirable by Kitty Hawk for inclusion in such statements, reports, applications, SEC Filings, and Debt Offering Documents, including, without limitation, all requisite financial statements and schedules. At the time any such statement, report, application or SEC Filing is filed or, with respect to the Debt Offering Documents or the SEC Filings, the consummation of the Closing Date Financings, or the SEC Filings are declared effective by the SEC, respectively, the Kalitta Companies and AIC shall provide Kitty Hawk with a certificate executed by Kalitta (a) confirming the accuracy in all material respects of the information concerning the





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
Kalitta Companies or AIC that is contained in such statement, report, or application, (b) acknowledging that such information is supplied by the Kalitta Companies or AIC to Kitty Hawk expressly for inclusion in such statement, report, application and (c) in the case of the SEC Filings or the Debt Offering Document, identifying the information expressly provided for inclusion in the SEC Filings or the Debt Offering Document, as described in Sections 4.1.30 or
4.3.9. In furtherance thereof, the Kalitta Group shall actively participate at the expense of the Kalitta Companies in the drafting of all sections of the Debt Offering Documents and the SEC Filings, and all amendments thereto, relating to the business, financial condition, management and all related disclosures concerning Kalitta, the Kalitta Companies and AIC, as shall be required pursuant to all rules and regulations, including, without limitation, Regulation C and Regulation S-X, as promulgated under the Securities Act, or as may be requested by the SEC in any comment letters received by Kitty Hawk (one copy of which shall be promptly furnished by Kitty Hawk to the Kalitta Companies).

                 5.2.2    No Solicitation or Negotiation.

                 (a) Except for the Kalitta Companies Permitted Transactions, none of Kalitta, the Kalitta Companies nor AIC will solicit, discuss, negotiate or agree to (i) the sale of any stock or other equity interest in any of the Kalitta Companies or AIC, except to Kitty Hawk, (ii) a merger, consolidation or combination of any material asset or business, or any share exchange, of any of the Kalitta Companies or AIC, except to Kitty Hawk, or (iii) a sale or disposition of any of the business or operating aircraft assets of any of the Kalitta Companies or AIC.

                 (b) The Kalitta Companies will give prompt notice to Kitty Hawk if any of them receives any communication from any Person not a party to this Agreement that proposes any discussion, negotiation or agreement prohibited under Section 5.2.2(a).

                 (c) Except for Kitty Hawk Permitted Transactions, until December 31, 1997, Kitty Hawk will not agree (i) to any merger, consolidation or combination of any material asset or business or any share exchange, of Kitty Hawk or (ii) to any acquisition of any material equity interest in any business entity or any operating segment of any business entity.

                 5.2.3 Financial Statements. The Kalitta Companies will exert their commercially reasonable efforts to obtain from D&T and deliver to Kitty Hawk such audited and unaudited balance sheets, statements of income, statements of shareholder's equity and statements of cash flows as Kitty Hawk may be required to file with the SEC in connection with the SEC Filings (the "D&T FINANCIAL STATEMENTS") and D&T's consent (the "D&T CONSENT") to Kitty Hawk's use of the D&T opinions accompanying such audited statements in the SEC Filings. In addition, the Kalitta Companies shall deliver to Kitty Hawk not later than the 45th day after the end of each month, financial statements of the kind described in Section 4.1.6 (Financial Statements) for the month ended July 31, 1997 and each subsequent month before the Closing.

                 5.2.4 Payment of Indebtedness of Related Persons. Kalitta will repay in full prior to Closing all indebtedness, if any, that Kalitta owes to the Kalitta Companies or AIC, and the Kalitta Companies and AIC will repay in full prior to Closing all indebtedness, if any, that the Kalitta Companies or AIC owe to Kalitta.

                 5.2.5 Restriction on Transfers. Kalitta shall not, nor shall Kalitta enter into any agreement to, sell, transfer, pledge, hypothecate, or dispose of any of the Kalitta Companies Shares other than pursuant to the Kalitta Companies Permitted Transactions described in clause (n) of the definition thereof.

                 5.2.6 Exemptions from Sales Tax. The Kalitta Companies shall file with appropriate state, local and foreign taxing authorities such documents, forms and/or requests for exemption that are reasonably requested by Kitty Hawk as necessary or appropriate to cause the transactions contemplated hereby to be exempt from sales Tax.

                 5.2.7    Office Lease.

                 (a) Until the Effective Time, Kalitta shall cause the Landlord to (i) not amend the Office Lease or sell or lease the Office Premises or the Adjoining Lots, (ii) comply timely with all its obligations under and not modify, or consent to a modification of, the Office Mortgage and (iii) not grant, modify or restrict or consent to any grant, modification or restriction of, any rights of the Landlord in the Office Premises or Adjoining Lots.

                 (b) Prior to October 31, 1997, Kitty Hawk will obtain an appraisal of the fair market rental value of the Office Premises from a certified real estate appraiser selected by Kitty Hawk with the consent of Kalitta (which consent shall not be unreasonably withheld) and will by notice to Kalitta and AIA propose a modification to the Office Lease (a "LEASE-MODIFICATION PROPOSAL") to reflect the fair market value rental rate as set forth in such appraisal.

                 (c) If Kitty Hawk makes a timely Lease-Modification Proposal, Kalitta shall use commercially reasonable efforts to cause the Landlord to either (i) accept the Lease-Modification Proposal by written notice to Kitty Hawk and AIA no later than the Effective Time, in which case the Office Lease will ipso facto be modified in accordance with the Lease-Modification Proposal or (ii) terminate the Office Lease to be effective thirty (30) days after the Effective Time without termination penalty or damages, or further rent, indemnity or other tenancy obligations thereunder by AIA or any Person; provided, the Office Lease will automatically terminate thirty (30) days after the Effective Time without termination penalty or damages, or further rent, indemnity or other tenancy obligations thereunder by AIA or any Person if the Landlord fails to take either of the actions set forth in clause (i) or clause (ii).

                 5.2.8 Sale of Racing Assets. On or before the Effective Time, Kalitta and the Kalitta Companies shall cause all of the personal property assets of the Kalitta Companies used exclusively in their promotional drag racing activities, including, without limitation, racing vehicles, transport vehicles, testing equipment, supplies, tools, insurance policies and materials to be purchased by an existing or newly formed entity that is not Affiliated (other than through Kalitta) with the Kalitta Companies (the "RACING ENTITY"), for a price of $350,000 pursuant to an asset purchase agreement between the Kalitta Companies and the Racing Entity, the form of which is attached as Exhibit 5.2.8 (the "RACING ENTITY PURCHASE AGREEMENT"). The Kalitta Companies shall terminate all of the employees of the Kalitta Companies employed exclusively in the operation of such drag racing activities as of the date of such asset sale without cost (other than accrued salaries and wages payable consistent with past practice) to the Kalitta Companies. The Kalitta Companies shall terminate without cost to them any existing, and shall not enter into any, contracts with the Racing Entity other than the Racing Entity Purchase Agreement.

                 5.2.9 Commercially Reasonable Efforts. The Kalitta Companies shall use their commercially reasonable efforts to obtain (a) the D&T Consent, (b) the purchase contracts related to two (2) the MEA 747s and the MEA 747 described in Section 6.1.13, and (c) the tax opinions described in Section 6.2.12.

                 5.2.10 Life Insurance Policy. AIA shall change, at no cost to AIA, the beneficiary of three existing life insurance policies on the life of Kalitta and ownership to a designee of Kalitta and Kalitta shall reimburse AIA the amount of the unearned premium relating to such life insurance policy.

                 5.2.11 Assurances to Cooperate with SEC Filings. Each of the Kalitta Companies and, except for the covenants in Section 5.2.11(a), Kalitta shall (a) execute and deliver to the representatives of the several underwriters, such indemnification agreements as may be reasonably required by the representative of the several underwriters (as are traditional in securities offerings) in connection with disclosures contained in SEC Filings, as amended, relating to them; (b) use their commercially reasonable efforts to cause the Kalitta Companies' auditors to deliver such "cold comfort" and related letters as the representatives of the several underwriters may require in the underwriting agreement concerning financial and other numerical disclosures contained in the SEC Filings and all exhibits and schedules thereto; and (c) furnish all documents and other agreements which counsel for Kitty Hawk may reasonably require or request to be filed as exhibits to the SEC Filings, as amended from time to time, or supplemental information provided to the SEC.

                 5.2.12 Other Covenants. Kalitta shall use his commercially reasonable efforts to satisfy the conditions to the obligations of the parties hereunder within his reasonable control, and to consummate and make effective as promptly as practicable the transactions provided for herein. Kalitta shall use his commercially reasonable efforts to obtain the Kalitta Consents.

         5.3 Kitty Hawk Covenants. To induce the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, Kitty Hawk agrees that between the date of this Agreement and the earlier of the Effective Time or termination of this Agreement pursuant to Article VIII, except as may be consented to by the other parties or as otherwise contemplated by this Agreement, as follows:

                 5.3.1 Kitty Hawk Financing. Kitty Hawk intends to engage certain nationally recognized investment banking firms to act as co-managing underwriters in connection with a contemplated securities offering of debt securities and Kitty Hawk Common Stock (including Kitty Hawk Common Stock for the account of Christopher) (the "CLOSING DATE FINANCINGS"). The proceeds of such Closing Date Financings, if consummated, shall be used to pay Kalitta the KFS Cash Merger Consideration (which KFS Cash Merger Consideration shall be payable solely from the sale of Kitty Hawk Common Stock) and to repay outstanding indebtedness of Kitty Hawk and the Kalitta Companies on the Closing Date, other than any indebtedness under certain existing credit facilities with Wells Fargo Bank (Texas) N.A. and Bank One Texas N.A. to be described in the SEC Filings. Kitty Hawk shall use its commercially reasonable efforts to consummate the Closing Date Financings as promptly as practicable.

                 5.3.2 Assurances to Cooperate with SEC Filings. Kitty Hawk shall (a) execute and deliver to the representatives of the several underwriters, such indemnification agreements as may be reasonably required by the representative of the several underwriters (as are traditional in securities offerings) in connection with disclosures contained in SEC Filings, as amended, relating to it and (b) use its commercially reasonable efforts to cause Kitty Hawk's auditors to deliver such "cold comfort" and related letters as the representatives of the several underwriters may require underwriting agreement concerning financial and other numerical disclosures contained in the SEC Filings and all exhibits and schedules thereto.

                 5.3.3 GM Waiver. Kitty Hawk shall use its commercially reasonable efforts to obtain the waiver (the "GM WAIVER") of GM to Paragraph 4 of the Agreement between GM and Kitty Hawk Aircargo, Inc. dated June 4, 1990 and as amended by letter between GM and Kitty Hawk Aircargo, Inc. dated October 26, 1994.

                 5.3.4 SEC Confirmation. Kitty Hawk shall use its commercially reasonable efforts to obtain as soon as practicable the confirmation from the SEC as may be necessary to satisfy the condition set forth in Section 6.1.16.

         5.4 Covenants of Christopher. To induce the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, Christopher agrees that between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII, except as may be consented to by the other parties or as otherwise contemplated by this Agreement, as follows:

                 5.4.1 Restrictions on Transfer. Christopher shall not, nor shall Christopher enter into any agreement to, sell, transfer, pledge, hypothecate, or dispose of any Kitty Hawk Common Stock except as contemplated in connection with the Closing Date Financings.

                 5.4.2 Repayment of Indebtedness. Christopher will repay in full prior to Closing all indebtedness, if any, that Christopher owes to Kitty Hawk or any Subsidiary, and Kitty Hawk and any Subsidiary will repay in full prior to Closing all indebtedness, if any, that Kitty Hawk owes to Christopher.

                 5.4.3 Assurances to Cooperate with SEC Filings. Christopher shall execute and deliver to the representatives of the several underwriters, such indemnification agreement as may be reasonably required by the representative of the several underwriters (as are traditional in securities offerings) in connection with disclosures contained in SEC Filings relating to Christopher.

                 5.4.4 Other Covenants. Christopher shall use his commercially reasonable efforts to satisfy the conditions to the obligations of the parties hereunder within his reasonable control, and to consummate and make effective as promptly as practicable the transactions provided for herein.

         5.5 Certain Covenants Relating to the Governance of Kitty Hawk after the Effective Time. To induce the other parties to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, Christopher, Kalitta and Kitty Hawk agree as follows:

             5.5.1 Electing the Initial Board. At or prior to the Effective Time, Christopher and Kitty Hawk shall use commercially reasonable efforts to cause (a) Kitty Hawk's Bylaws to be amended on or prior to the Effective Time to provide that the number of directors comprising the full Board of Directors of Kitty Hawk at the Effective Time will be seven (7) and shall be comprised of Christopher and two (2) Christopher Designees, Kalitta and two (2) Kalitta Designees and a Joint Designee, and (b) if such persons (other than existing members of the Board of Directors and Kalitta, who shall be deemed to so consent by his execution of this Agreement) have consented in writing to serve as members of the Board of Directors and to being named as a director in the SEC Filings and any other filings to be made with the SEC, the persons named in
Exhibit 5.5.1 to be elected to the Board of Directors at the Effective Time to serve in the classes as indicated in Exhibit 5.5.1 and (c) the Bylaws of Kitty Hawk to be amended on or prior to the Effective Time to provide that the Bylaw provisions concerning the number and classification of directors may be amended or repealed prior to the end of the 36-month period commencing with the Effective Time only by the affirmative vote of 70% of the members of the entire Board of Directors or the holders of 75% of the outstanding Kitty Hawk Common Stock. If prior to the Effective Time, any of the persons named in Exhibit
5.5.1 declines or is unable to serve as a director of Kitty Hawk, his substitute shall be chosen before the Effective Time using the procedure set forth in Sections 5.5.2 and Section 5.5.3, with Christopher and Kalitta acting as the Joint Nominating Committee, if applicable.


             5.5.2 Nominating Committees. At or prior to the Effective Time, Kitty Hawk shall amend its Bylaws to provide that (a) a joint nominating committee, a Christopher nominating committee and a Kalitta nominating committee of the Board of Directors of Kitty Hawk shall be created for a 36-month period commencing with the Effective Time, (b) such Joint Nominating Committee (the "JOINT NOMINATING COMMITTEE") shall consist of Christopher and Kalitta for so long as each is a director of Kitty Hawk, (c) the Christopher nominating committee (the "CHRISTOPHER NOMINATING COMMITTEE") shall consist of Christopher for so long as he is a director of Kitty Hawk, (d) the Kalitta nominating committee (the "KALITTA NOMINATING COMMITTEE") shall consist of Kalitta for so long as he is a director of Kitty Hawk and (e) each such Nominating Committee shall have the powers and duties described in, and be subject to the applicable provisions concerning notice, quorum, membership and resolution of deadlock and related provisions of, Sections 5.5.2 and 5.5.3. The Bylaws shall be further amended at or prior to the Effective Time to provide that such Joint Nominating Committee shall have the exclusive power on behalf of the Board of Directors to nominate persons for election as directors of Kitty Hawk as a Joint Designee and to fill any vacancy of the Joint Designee on the Board of Directors. The Christopher Nominating Committee shall have the exclusive power on behalf of the Board of Directors of Kitty Hawk to nominate Christopher and persons for election as directors of Kitty Hawk as Christopher Designees and to fill vacancies on the Board of Directors vacated by Christopher

Designees, and the Kalitta Nominating Committee shall have the exclusive power on behalf of the Board of Directors to nominate Kalitta and persons for election as directors of Kitty Hawk as Kalitta Designees and to fill vacancies on the Board of Directors vacated by the Kalitta Designees. The Bylaws shall be amended prior to the Effective Time to provide that the Bylaw provisions described in this Section 5.5 may be amended or repealed only by the affirmative vote of 70% of the members of the entire Board of Directors or the holders of 75% of the outstanding Kitty Hawk Common Stock.

             During the 36-month period commencing with the Effective Time, but subject to Section 5.5.5, and except as otherwise agreed in writing by the Requisite Christopher Stockholders and the Requisite Kalitta Stockholders, each of the Stockholders shall, and shall cause each of such Stockholder's Affiliates to, (i) vote (or act by written consent with respect to ) any shares of Kitty Hawk Common Stock and other Kitty Hawk voting securities each Beneficially Owns (x) for the nominee of the Joint Nominating Committee for election as a director of Kitty Hawk as a Joint Designee (or the nominee as a Joint Designee of the entire Board of Directors in accordance with the Bylaws if the Joint Nominating Committee cannot agree within ten (10) days as contemplated in Section 5.5.3 below) and against removal except for cause, (v) for Christopher and the nominees of the Christopher Nominating Committee for election as a director of Kitty Hawk as a Christopher Designee and against removal except for cause and (z) for Kalitta and the nominees of the Kalitta Nominating Committee for election as a director of Kitty Hawk as a Kalitta Designee and against removal except for cause and (ii) not vote (or act by written consent with respect to) any shares of Kitty Hawk Common Stock or other Kitty Hawk voting securities each Beneficially Owns in favor of any person to serve as a director of Kitty Hawk unless such person has been so nominated.

             The Joint Nominating Committee, the Christopher Nominating Committee and the Kalitta Nominating Committee shall nominate the persons named on Exhibit 5.5.1 for re-election when their terms expire unless such person is unable or unwilling to serve or if such person has been removed for cause. For the purposes of this Section 5.5.2, "cause" shall have the meaning set forth in the Certificate of Incorporation of Kitty Hawk.

             In the case of the Joint Nominating Committee, the presence, either telephonically or in person, of both members of the Joint Nominating Committee shall constitute a quorum for the transaction of business and meetings may be called on two (2) days' written notice given in accordance with the Bylaws of Kitty Hawk by either member.

             5.5.3 Deadlock Resolution at the Joint Nominating Committee. The Bylaws of Kitty Hawk shall be amended at or prior to the Effective Time to provide that if the Joint Nominating Committee does not agree on the selection of (a) a nominee to serve as a member of the Board of Directors as a Joint Designee to be elected at a meeting of the stockholders of Kitty Hawk or (b) an individual to fill a vacancy on the Board of Directors as a Joint Designee, then either member of the Joint Nominating Committee may by written notice to the other member require such nominee or vacancy to be selected or filled, respectively, at a meeting of the Board of Directors called by such member in accordance with the Bylaws of Kitty Hawk at any time after the tenth day following the receipt of notice of the first meeting of the Joint Nominating Committee called for the express purpose of selecting such nominee or filling such vacancy. Any individual selected by the Board of Directors to serve as a member of the Board of Directors as a Joint Designee, if the Joint Nominating Committee is unable to agree upon a nominee or a person to fill a vacancy, must (a) not be a Family Member of either Christopher or Kalitta, (b) not be a former or current employee of any Kalitta Company or AIA, Kitty Hawk, the Subs or the Subsidiaries, (c) have within the preceding sixty (60) months been a director, chief financial officer, or chief executive officer of a company listed on the New York Stock Exchange or the American Stock Exchange or quoted on the NASDAQ Stock Market's National Market System and (d) be a citizen of the United States. If the person so chosen by the Board of Directors declines or is unable to serve, then either member of the Joint Nominating Committee may call a meeting of the Nominating Committee to choose another person to serve as a director of Kitty Hawk (in which case all of the provisions of this Section
5.5.3 shall again apply).


             5.5.4 Officers. (a) The Bylaws of Kitty Hawk shall be amended at or prior to the Effective Time to provide (i) that, until the first anniversary of the Effective Time, the Chairman of the Board and Chief Executive Officer (the "CHIEF EXECUTIVE OFFICER") shall be elected exclusively by the stockholders and shall serve as the chief executive officer of Kitty Hawk and, subject to the supervision of the Board of Directors, shall have the general management and control of Kitty Hawk and its subsidiaries (including the right to vote (except as provided in clause (b) below solely for the one year period commencing with the Effective Time) the voting securities of the subsidiaries of Kitty Hawk held by Kitty Hawk on its behalf) and (ii) for the additional office of Vice Chairman who, until the first anniversary of the Effective Time, shall be elected exclusively by the stockholders and shall serve as an officer of Kitty Hawk and shall have the right to vote the voting securities of AIA until the first anniversary of the Effective Time solely for the purpose of electing the President of AIA and against his removal except for cause. Until the first anniversary of the Effective Time, Christopher and Kalitta hereby agree to vote, and to cause each of his respective Affiliates to vote, all shares of Kitty Hawk Common Stock and other Kitty Hawk voting securities Beneficially Owned by him and his respective Affiliates in favor of Christopher as Chairman of the Board and Chief Executive Officer of Kitty Hawk and Kalitta as Vice Chairman of Kitty Hawk and against their removal except for cause. Kitty Hawk hereby agrees to vote, and to cause each of its Affiliates to vote, all shares of common stock of AIA and any other AIA voting securities Beneficially Owned by Kitty Hawk and its Affiliates until the first anniversary of the Effective Time for Kalitta as President of AIA and against his removal except for cause. The Bylaws of Kitty Hawk shall be amended at or prior to the Effective Time to provide that the provisions of such Bylaws described in this
Section 5.5.4 may be amended or repealed only by the affirmative vote of 70% of the members of the entire Board of Directors or holders of 75% of the outstanding Kitty Hawk Common Stock.

         (b) The Amended and Restated Articles of Incorporation and Bylaws of AIA to be in effect at the Effective Time will provide (i) that, until the first anniversary of the Effective Time, the person serving as the President of AIA shall serve as the chief executive officer of AIA and shall have the general management and control of AIA subject only to supervision of the Chief Executive Officer of Kitty Hawk. Until the first anniversary of the Effective Time, Kitty Hawk hereby agrees to vote and to cause each of its Affiliates to vote (or act by written consent), all shares of common stock of AIA and any other AIA voting securities Beneficially Owned by Kitty Hawk and its Affiliates, and Christopher, agrees to vote such shares and voting securities as Chief Executive Officer of Kitty Hawk for Kalitta as President of AIA and against any removal of Kalitta as President of AIA except for cause (as defined in the Articles of Incorporation of AIA) and to refrain from changing any provisions of the Articles of Incorporation or Bylaws of AIA described in this
Section 5.5.4. The Bylaws of





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

Kitty Hawk shall be amended at or prior to the Effective Time to provide that the President of AIA is to report only to the Chief Executive Officer and that such provision may be amended or repealed only by the affirmative vote of 70% of the members of the entire Board of Directors or holders of 75% of the outstanding Kitty Hawk Common Stock.


             5.5.5 Termination of Governance Obligations. The rights and obligations of the parties set forth in this Section 5.5 shall terminate upon the earlier of (a) the 36-month anniversary of the Effective Time, (b) the death, Disability or voluntary resignation as a director of Kitty Hawk of, either Christopher or Kalitta or (c) the sale of all shares Beneficially Owned by both Christopher and Kalitta; provided, that in the event of the voluntary resignation of Kalitta as a director, Kalitta shall remain subject to all of his obligations to vote shares of Kitty Hawk Common Stock and other voting securities of Kitty Hawk as provided in this Article V; and, provided further, that in the event of the voluntary resignation of Christopher as a director, Christopher and Kitty Hawk shall remain subject to all of its obligations to vote shares of AIA Common Stock and other voting securities of AIA as provided in this Article V and Christopher shall remain subject to all of his obligations to vote shares of Kitty Hawk Common Stock and other voting securities of Kitty Hawk as provided in this Article V.


             5.5.6 General. During the 36-month period commencing with the Effective Time, but subject to Section 5.5.5, and in each case except as may be agreed in writing by the Requisite Kalitta Stockholders and the Requisite Christopher Stockholders, each of Christopher and Kalitta agree to, and to cause each of their Affiliates to, vote (or act by written consent with respect to) all shares of Kitty Hawk Common Stock and all other Kitty Hawk voting securities Beneficially Owned by such Stockholder and such Affiliates, and otherwise take such action as may be appropriate:

                  (a) to implement the agreements set forth in this Section 5.5 with respect to the nomination, election and filling of vacancies of directors of Kitty Hawk, and the election of the Chairman of the Board and Chief Executive Officer and Vice Chairman of Kitty Hawk and the President of AIA;

                  (b) to not amend or repeal any of the provisions of the Bylaws of Kitty Hawk described in this Section 5.5;

                  (c) to not change the Certificate of Incorporation of Kitty Hawk in any respect that would have the effect of conflicting with any of the provisions of the Bylaws of Kitty Hawk described in this
         Section 5.5 or that would amend or repeal the current provisions of the Certificate of Incorporation of Kitty Hawk as to permit the removal of directors without cause as defined therein;

                  (d) for the nomination and election as directors of Kitty Hawk of the Christopher Designees, the Kalitta Designees and the Joint Designees and against their removal except for cause as defined in the Certificate of Incorporation of Kitty Hawk;

                  (e) during the period ending on the first anniversary of the Effective Time only, for the election of Christopher as Chairman of the Board and Chief Executive Officer of Kitty Hawk and for the election of Kalitta as the Vice Chairman of Kitty

         Hawk and the President of AIA and against their removal from such offices except for cause (as defined in the Certificate of Incorporation of Kitty Hawk or the Articles of Incorporation of AIA, as applicable); and

                  (f) during the period ending on the first anniversary of the Effective Time, against any change in the Articles of Incorporation or Bylaws of AIA that would have the effect of changing the governance provisions described in this Section 5.5.


                                   ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING

         6.1 Conditions Precedent to Obligations of Christopher, Kitty Hawk and the Subs. The obligations of Christopher, Kitty Hawk and the Subs under this Agreement shall be subject to the fulfillment of each and all of the following conditions at or before the Closing (unless an earlier time is specified in this Agreement, in which case on or before such earlier time), each of which is individually hereby deemed material, and any one or more of which may be waived in writing by Kitty Hawk:


             6.1.1 Representations and Warranties. Each of the representations and warranties made by Kalitta and the Kalitta Companies contained in this Agreement shall be true and correct as of the date when made and (except for changes contemplated by this Agreement and except to the extent any such representation and warranty that speaks of an earlier date, in which case such representation or warranty shall have been true and correct as of such date) shall be true and correct on and as of the Closing to the same extent and with the same effect as if made on and as of the Closing; provided, that this condition shall be deemed to be satisfied notwithstanding that any representation or warranty may not be true and correct so long as the same shall not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies.


             6.1.2 Performance by Kalitta and the Kalitta Companies. Kalitta and each of the Kalitta Companies shall have fully performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by him or it on or before the Closing (unless an earlier time is specified in this Agreement, in which case on or before such earlier time), including, without limitation, the execution and delivery by them of all documents and instruments required under the terms of Article VII of this Agreement; provided, that this condition shall be deemed to be satisfied notwithstanding that any such obligation (other than the delivery of the documents under Article VII) shall not have been so performed or complied with so long as the same shall not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies.


             6.1.3 Regulatory Approvals and Consents. There shall have been duly and validly obtained all consents, approvals, authorizations, permits and orders of all federal, state, foreign and other governmental regulatory agencies required in connection with this Agreement and the consummation of the transactions contemplated hereby (including under the HSR Act, the Kalitta Consents, the Kitty Hawk Consents, the Subs Consents and the approval by the DOT of the "de facto" transfer of the foreign air transportation authority issued to AIA and KFS), and all such consents, approvals, authorizations, permits and orders shall be in full force and effect as of the Closing, except in each case for any the failure to have been obtained would not reasonably be expected to have a Material Adverse Effect on Kitty Hawk.

             6.1.4 No Court Orders. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by any court or governmental regulatory agency of competent jurisdiction directing that the transactions contemplated herein or any of them not be consummated as herein provided, or awarding damages or any other remedy to any Person with respect to any of the transactions contemplated hereby.

             6.1.5 Certificates of the Kalitta Companies. Each of the Kalitta Companies shall have provided to Kitty Hawk a certificate, dated the Closing Date, executed by such Kalitta Company confirming that the conditions in
Section 6.1.1 and Section 6.1.2 as to such Kalitta Company have been satisfied. Kalitta shall have provided to Kitty Hawk a certificate, dated the Closing Date, executed by Kalitta confirming that the conditions in Section 6.1.1 and
Section 6.1.2 as to Kalitta have been satisfied.


             6.1.6 Opinions of Kalitta's Counsel. The Kalitta Companies shall have delivered to Kitty Hawk at the Closing the opinions of the Kalitta Companies' counsel, Miller, Canfield, Paddock and Stone, P.L.C. and Kelsey Law Offices, P.C., which opinions shall be dated the Closing Date and addressed to Kitty Hawk substantially in the forms attached hereto as Exhibit 6.1.6(a) and
Exhibit 6.1.6(b), respectively.


             6.1.7 Satisfaction with Review of Kalitta Companies. After the date of this Agreement, there shall have been no change or changes in the Kalitta Companies' business, labor relations, financial condition, properties, assets, liabilities or results of operations (or the occurrence of any events which might reasonably be expected to result in any such change or changes), which in the judgment of Kitty Hawk, made in good faith, has had or would reasonably be expected to have a Material Adverse Effect on the Kalitta Companies other than as disclosed in the Disclosure Schedule delivered on the date of this Agreement.


             6.1.8 Good Standing. Each of the Kalitta Companies shall have furnished to Kitty Hawk at the Closing certificates of the appropriate governmental officials, dated within thirty (30) days of the Closing Date, confirming that such Kalitta Company is in good standing and is duly qualified to transact business in the State of Michigan and in each jurisdiction listed on the Disclosure Schedule.


             6.1.9 Related Agreements. The parties to the Related Agreements (other than Kitty Hawk, the Subs and the Subsidiaries and employees, in their respective individual capacities, of the Kalitta Companies or AIC) shall have executed and delivered the Related Agreements to which each is a party.


             6.1.10 Minimum Share Price. The last reported sale price of a share of Kitty Hawk Common Stock on the Nasdaq National Market on the last trading day immediately preceding the Closing Date and its Fair Market Value shall be at least $12.00.


             6.1.11 Financing. Kitty Hawk shall have received (a) net proceeds of at least $40,000,000 from the sale of Kitty Hawk Common Stock and (b) net proceeds from the sale of Kitty Hawk senior notes in a principal amount greater than or equal to $340,000,000.

             6.1.12 MEA 747 Purchase Agreement. AIA shall have (a) with respect to two (2) of the MEA 747s, obtained a legally binding contract by October 20, 1997 to purchase such MEA 747s after November 30, 1997 but before January 15, 1998 and (b) with respect to the third MEA 747, consummated the purchase of such MEA 747 by October 20, 1997.


             6.1.13 Fairness Opinion. The Fairness Opinion shall not have been withdrawn or materially and adversely modified.

             6.1.14 SEC Filings. No stop order suspending the effectiveness of any SEC Filing shall have been issued by the SEC and no Proceedings for that purpose shall have been initiated or, to the Knowledge of Kitty Hawk, threatened by the SEC.


             6.1.15 Dissenter's Rights. No shareholder of AIA shall seek dissenter's rights in connection with the AIA Merger.


             6.1.16 SEC Confirmation. Kitty Hawk shall have obtained confirmation from the SEC, in form and substance reasonably satisfactory to Kitty Hawk, (i) that the Guaranty of the Notes by each of the Kalitta Companies and the exclusion of AIC as a guarantor of such Notes, as described in Section 6.2.12, does not create any requirement that separate audited financial statements of any of the Kalitta Companies or AIC be included in the offering documents relating to the Closing Date Financings or subsequently included in Kitty Hawk filings with the SEC and (ii) that summarized capsulized footnote disclosure of the financial information of each such Kalitta Company is acceptable in the offering documents relating to the Closing Date Financings and in filings with the SEC following the Merger.


         6.2 Conditions Precedent to Obligations of the Kalitta Companies. The obligations of Kalitta and each of the Kalitta Companies under this Agreement shall be subject to the fulfillment of each and all of the following conditions at or before the Closing (unless an earlier time is specified in this Agreement, in which case on or before such specified time), each of which is individually hereby deemed material, and any one or more of which may be waived in writing by the Kalitta Companies:


             6.2.1 Representations and Warranties. Each of the representations and warranties made by Kitty Hawk and the Subs contained in this Agreement shall be true and correct as of the date when made and (except for changes contemplated by this Agreement and except to the extent that any such representation and warranty that speaks of an earlier date, in which case such representation or warranty shall have been true and correct as of such date) shall be true and correct on and as of the Closing to the same extent and with the same effect as if made on and as of the Closing; provided, that this condition shall be deemed to be satisfied notwithstanding that any representation or warranty may not be true and correct so long as the same shall not reasonably be expected to have a Material Adverse Effect on Kitty Hawk.


             6.2.2 Performance by Christopher and Kitty Hawk. Christopher and Kitty Hawk shall have fully performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them on or before the Closing (unless an earlier time is specified in this Agreement, in which case on or before such earlier time), including without limitation, the execution and delivery by them of all documents and instruments required under the terms of Article VII of this Agreement; provided, that this condition shall be deemed to be satisfied notwithstanding that any such obligation (other than the delivery of the documents under Article VII) shall not have been so performed or complied with so long as the same shall not reasonably be expected to have a Material Adverse Effect on Kitty Hawk.


             6.2.3 Regulatory Approvals and Consents. There shall have been duly and validly obtained all consents, approvals, authorizations, permits and orders of all federal, state, foreign and other governmental regulatory agencies required in connection with this Agreement and the consummation of the transactions contemplated hereby (including under the HSR Act, the Kalitta Consents, the Kitty Hawk Consents, the Subs Consents and the approval by the DOT of the "de facto" transfer of the foreign air transportation authority issued to AIA and KFS), and all such consents, approvals, authorizations, permits and orders shall be in full force and effect as of the Closing, except in each case for any the failure to have been obtained would not reasonably be expected to have a Material Adverse Effect on the Kalitta Companies or Kitty Hawk.

             6.2.4 No Court Orders. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by any court or governmental regulatory agency of competent jurisdiction directing that the transactions contemplated herein or any of them not be consummated as herein provided, or awarding damages or any other remedy to any Person with respect to any of the transactions contemplated hereby.

             6.2.5 Certificate of Kitty Hawk and Subs. Kitty Hawk, the Subsidiaries and each of the Subs shall have furnished to the Kalitta Companies a certificate, dated the Closing Date, executed by Kitty Hawk, the Subsidiaries and each of the Subs confirming that the conditions in Section 6.2.1 and
Section 6.2.2 have been satisfied.

             6.2.6 Opinions of Kitty Hawk's Counsel. Kitty Hawk shall have delivered to Kalitta at the Closing the opinions of Kitty Hawk's counsel, Haynes and Boone, LLP, Burke, Wright & Keiffer, P.C. and Dickinson, Wright, Moon, Van Dusen & Freeman which opinions shall be dated the Closing Date and addressed to Kalitta, substantially in the forms attached hereto as Exhibit 6.2.6(a), Exhibit 6.2.6(b) and Exhibit 6.2.6(c), respectively.

             6.2.7 Satisfaction with Review of Kitty Hawk. After the date of this Agreement, there shall have been no change or changes in Kitty Hawk's business, labor relations, financial condition, properties, assets, liabilities or results of operations (or the occurrence of any events which might reasonably be expected to result in any such change or changes), which in the judgment of Kalitta, made in good faith, has had or would reasonably be expected to have a Material Adverse Effect on Kitty Hawk other than as disclosed in the Disclosure Schedule delivered on the date of this Agreement or the SEC Documents filed with the SEC on or prior to the date of this Agreement.

             6.2.8 Good Standing. Kitty Hawk shall have furnished to the Kalitta Companies at the Closing certificates of the appropriate governmental officials, dated within fifteen (15) days of the Closing Date, confirming that Kitty Hawk is in good standing and duly qualified to transact business in the State of Delaware, that each of the Subs is in good standing in the State of Michigan, that each of the Subsidiaries is in good standing in the State of Texas, and, as applicable, in each jurisdiction listed on in the Disclosure Schedule.

             6.2.9 Related Agreements. The parties to the Related Agreements (other than Kalitta, the Kalitta Companies, AIC and, in their respective individual capacities, the employees of any of the foregoing) shall have executed and delivered the Related Agreements to which each is a party.

             6.2.10 Minimum Share Price. The last reported sale price of a share of Kitty Hawk Common Stock on the Nasdaq National Market on the last trading day immediately preceding the Closing Date and its Fair Market Value shall be at least $12.00.


             6.2.11 Financing. AIC shall not be obligated to guaranty, pledge any of its assets or otherwise secure all or any portion of the obligations of Kitty Hawk with respect to the notes to be sold by Kitty Hawk pursuant to the Closing Date Financings (the "NOTES"). Each (i) guaranty ("GUARANTY") given by any of the Kalitta Companies, (ii) document pursuant to which any of the Kalitta Companies shall grant a security interest, or otherwise pledge or mortgage any of its assets, to secure all or any portion of the indebtedness evidenced by the Notes or its Guaranty, (iii) any other document pursuant to which any Kalitta Company shall secure in any form all or any portion of the obligations of Kitty Hawk with respect to the Notes or any indenture pursuant to which the Notes are or may be issued and its Guaranty and (iv) any other document executed and delivered by any such Kalitta Company in connection with the foregoing documents (the documents described in the foregoing clauses (i) through (iv) shall be collectively referred to herein as the "GUARANTOR DOCUMENTS") shall provide that the maximum liability of each of the Kalitta Companies under all of the Guarantor Documents applicable to such Kalitta Company, shall not be greater than one dollar ($1.00) less than the lesser of
(a) the amount which would cause the Guarantor Documents applicable to such Kalitta Company or the obligations evidenced thereby to be rendered voidable as to such Kalitta Company under Section 548 or under Section 544(b) of the United States Bankruptcy Code, as amended, (b) the amount which would permit a creditor of such Kalitta Company (including, without limitation, any holder of such Notes or any trustee acting on behalf of the holders of the Notes) to avoid the Guarantor Documents applicable to such Kalitta Company or the obligations evidenced thereby in whole or in part, under an applicable Fraudulent Transfer Act or similar law, (c) the amount which would permit a creditor of the such Kalitta Company (including, without limitation, any holder of such Notes or any trustee acting on behalf of the holders of the Notes) to have the Guarantor Documents applicable to such Kalitta Company set aside or the obligations thereunder annulled, in each case whether in whole or in part, under any applicable Fraudulent Conveyance Act or similar law. In addition, if the execution and delivery of and/or incurrence of obligation evidenced by, the Guarantor Documents applicable to such Kalitta Company constitutes a "distribution" under the MBCA, as amended, the maximum liability of, and value of the transferences from, such Kalitta Company under the Guarantor Documents applicable to such Kalitta Company (collectively, the "CORPORATE LIABILITY") shall be limited to one dollar ($1.00) less than the maximum amount of the Corporate Liability which such Kalitta Company is permitted to incur under the Guarantor Documents applicable to such Kalitta Company in compliance with
Section 345 of the MBCA.

             6.2.12 Tax Opinions. Kalitta shall have received opinions of D&T dated the Closing Date to the effect that each of the AIA Merger, the AIT Merger, the FOL Merger and the OK Merger should qualify as reorganizations under Section 368 of the Code, and such opinions shall be in form and substance reasonably acceptable to Kalitta.


             6.2.13 Release of Guaranties. All guaranties by Kalitta of the indebtedness to be repaid at Closing of any of the Kalitta Companies shall have been released as a result of the refinancing of all of such indebtedness of the Kalitta Companies and such releases are not separately bargained for consideration.

             6.2.14 Financing. Kitty Hawk shall have received (a) net proceeds of at least $40,000,000 from the sale of Kitty Hawk Common Stock and (b) net proceeds from the sale of Kitty Hawk senior notes in a principal amount greater than or equal to $340,000,000.

                                  ARTICLE VII
                       CLOSING AND DELIVERY OF DOCUMENTS

         At the Closing, the following shall occur as a single integrated transaction:

         7.1 Deliveries by Kalitta and the Kalitta Companies. At Closing, Kalitta and each of the Kalitta Companies shall use commercially reasonable efforts to deliver or cause to be delivered to Kitty Hawk the following items:


             (a) The AIA Certificates, the AIT Certificates, the FOL Certificates, the KFS Certificates and the OK Certificates;

             (b) The opinion of the Kalitta Companies' counsel described in
         Section 6.1.6;

             (c) Copies of the Kalitta Consents;

             (d) The certificates identified in Section 6.1.5 hereof;

             (e) The good standing certificates identified in Section 6.1.8 hereof;

             (f) Copies, certified or otherwise identified to Kitty Hawk's satisfaction, of all corporate documents that Kitty Hawk shall reasonably request, including resolutions of the boards of directors of each of the Kalitta Companies and resolutions of the sole shareholder of each of the Kalitta Companies, dated on or before the date hereof to authorize this Agreement, the Related Agreements and the transactions and other acts contemplated either by this Agreement or the Related Agreements; and

             (g) the MEA 747 purchase agreements not previously consummated as described in Section 6.1.14.

             7.2 Delivery by Kitty Hawk and the Subs. At Closing, Kitty Hawk shall deliver or cause to be delivered to Kalitta the following items:

             (a) The Stock Merger Consideration and the KFS Cash Merger Consideration in accordance with Section 3.2;

             (b) The opinions of Kitty Hawk's counsel described in Section
         6.2.6;

             (c) Copies of the Kitty Hawk Consents and the Subs Consents;

             (d) The certificate identified in Section 6.2.5 hereof;

             (e) The good standing certificates identified in Section 6.2.8 hereof;

             (f) Copies, certified or otherwise identified to Kalitta's satisfaction, of all corporate documents that Kalitta shall reasonably request, including resolutions of the board of directors (or written consents in lieu thereof) of Kitty Hawk and each Sub and a written consent of the sole shareholder of the Subs, dated on or before the date hereof to authorize this Agreement, the Merger Proposals, the Governance Amendments, the Related Agreements and the transactions and other acts contemplated either by this Agreement or the Related Agreements; and

             (g) the release of guaranties described in Section 6.2.14.


         7.3 Related Agreements. At Closing, the parties, as appropriate, shall execute and deliver at Closing the following documents (the "RELATED AGREEMENTS"):

             (a) Separate severance and noncompetition agreements, effective as of the Closing Date, shall have been offered by AIA to each of David Ahles, William Gray, Michael Hartley, M. Hutchison, Kalitta, Douglas Kalitta, Michael Maraone, Steve Murray, Jane Phifer, R. Pickett, Vince Puccia and Donald Schilling, in substantially the form attached as
         Exhibit 7.3(a).

             (b) A Stockholders' Agreement, effective as of the Closing Date, between Christopher, Kalitta and Kitty Hawk, the form of which is attached as Exhibit 7.3(b).

             (c) Intentionally omitted.

             (d) An Escrow Agreement relating to the AIA Merger, the AIT Merger, the FOL Merger and the OK Merger, effective as of the Closing Date, between Kitty Hawk, Kalitta and the Escrow Agent, the form of which is attached as Exhibit 7.3(d) with such changes as are reasonably requested by the Escrow Agent affecting its duties and liabilities and permissible investments (as long as such investments are comparable with respect to risk) thereunder.

             (e) An Escrow Agreement relating to the KFS Merger, effective as of the Closing Date, between Kitty Hawk, Kalitta and the Escrow Agent, the form of which is attached as Exhibit 7.3(e) with such changes as are reasonably requested by the Escrow Agent affecting its duties and liabilities and permissible investments (as long as such investments are comparable with respect to risk) thereunder.

             (f) A Mutual Release, effective as of the Closing Date, between Kitty Hawk and Kalitta, the form of which is attached as Exhibit 7.3(f).

                                  ARTICLE VIII
                                  TERMINATION

         8.1 Reasons for Termination. This Agreement may be terminated and the Mergers abandoned before the Closing as follows:


             8.1.1 By Mutual Consent. By the mutual consent of the parties.

             8.1.2 By Kitty Hawk. By Kitty Hawk after compliance with the procedure set forth in this Article, if (i) any of Kalitta's or the Kalitta Companies representations or warranties contained herein is untrue or incorrect and the basis for such untruth or incorrectness has caused, or is reasonably likely to cause, any of the Kalitta Companies to suffer a Material Adverse Effect, (ii) Kalitta or any of the Kalitta Companies fails to perform any of his or its covenants or agreements contained herein and such Breach has caused, or is reasonably likely to cause, Kitty Hawk or the Kalitta Companies to suffer a Material Adverse Effect, (iii) Kitty Hawk in its sole and absolute discretion elects prior to October 3, 1997 to not proceed with the transactions contemplated by this Agreement following its review of the Disclosure Schedule proffered on the date hereby by the Kalitta Companies or (iv) any of the conditions to the consummation by Christopher, Kitty Hawk and the Subs of the transactions provided for herein shall have become impossible to satisfy; provided, that a wilful material Breach of this Agreement shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this
Section 8.1.2.

             8.1.3 By Kalitta and the Kalitta Companies. By Kalitta, after compliance with the procedure set forth in this Article, if (i) any of Kitty Hawk's or the Subs' representations or warranties contained herein is untrue or incorrect and the basis for such untruth or incorrectness has caused, or is reasonably likely to cause, Kitty Hawk to suffer a Material Adverse Effect,
(ii) Christopher, Kitty Hawk or any of the Subs fails to perform any of his or its covenants or agreements contained herein and such Breach has caused, or is reasonably likely to cause, Kitty Hawk or the Kalitta Companies to suffer a Material Adverse Effect or (iii) any of the conditions to the consummation by Kalitta or the Kalitta Companies of the transactions provided for herein shall become impossible to satisfy; provided, that a wilful material Breach of this Agreement shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1.3.

             8.1.4 Drop-Dead Date. By Kalitta or Kitty Hawk if the Closing shall not have occurred by March 31, 1998, provided, such date shall be extended by the number of days, if any, to cure any matter that is the subject of a notice under Section 8.3 (Kitty Hawk Termination Procedure) or Section 8.4 (Kalitta Termination Procedure).

         8.2 Notice of Problems. Each party will promptly give written notice to the other parties when any of them becomes aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any fact or event that would cause or constitute, or would be likely to cause or constitute (a) any of its representations or warranties contained herein being untrue or incorrect and the basis for such untruth or incorrectness has caused or is reasonably likely to cause, it to suffer a Material Adverse Effect, (b) its failure to perform any of its covenants or agreements contained herein and such Breach has caused or is reasonably likely to cause it to suffer a Material Adverse Effect or

(c) any of the conditions to Closing set forth in Article VI it must satisfy being or becoming impossible to satisfy. No such notice shall affect the representations, warranties, covenants, agreements or conditions of the parties hereunder or their liability therefor, or prevent any party from relying on the representations and warranties contained herein.


         8.3 Kitty Hawk Termination Procedure. If Kitty Hawk discovers, by reason of a notice given pursuant to this Agreement or otherwise, that (a) any of Kalitta's or the Kalitta Companies' representations or warranties is untrue or incorrect when made and the basis for such untruth or incorrectness has caused, or is reasonably likely to cause, the Kalitta Companies to suffer a Material Adverse Effect, (b) Kalitta or any of the Kalitta Companies has failed to perform any of his or its covenants or agreements contained herein in any material respect, and such Breach has caused, or is reasonably likely to cause, the Kalitta Companies to suffer a Material Adverse Effect, (c) any of the conditions to Christopher's, Kitty Hawk's and the Subs' obligations to consummate the transactions provided for herein has become impossible to satisfy or (d) Kitty Hawk is not satisfied in its sole and absolute discretion with its review of the Disclosure Schedule of Kalitta and the Kalitta Companies, then Kitty Hawk may deliver a notice to Kalitta of such event, specifying the factual basis therefor in reasonable detail (which notice, in the case of clause (d) must be delivered on or prior to October 3, 1997). Kalitta and the Kalitta Companies shall have the right to cure any matter referred to in clause (a) or (b) of this Section within fifteen (15) Business Days following the date of delivery of such notice. Upon such notice and, in the case of clause (a) or (b), upon Kalitta's or the Kalitta Companies' failure to cure, Kitty Hawk may terminate this Agreement by giving a notice of termination to Kalitta.

         8.4 Kalitta Termination Procedure. If Kalitta discovers, by reason of a notice given pursuant to this Agreement or otherwise, that (a) any of Kitty Hawk's representations or warranties is untrue or incorrect when made and the basis for such untruth or incorrectness has caused, or is reasonably likely to cause, Kitty Hawk to suffer a Material Adverse Effect, (b) Christopher, Kitty Hawk or any of the Subs has failed to perform any of his or its covenants or agreements contained herein in any material respect or (c) any of the conditions to Kalitta's and the Kalitta Companies' obligations to consummate the transactions provided for herein has become impossible to satisfy, then Kalitta may deliver a notice to Kitty Hawk of such event, specifying the factual basis therefor in reasonable detail. Christopher, Kitty Hawk and the Subs shall have the right to cure any matter referred to in clause (a) or (b) of this Section within fifteen (15) Business Days following the date of delivery of such notice. Upon such notice and, in the case of clause (a) or
(b), upon Kitty Hawk's failure to cure, Kalitta may terminate this Agreement by giving a notice of termination to Kitty Hawk.

         8.5 Effect of Termination. Upon termination of this Agreement pursuant to this Article, no party shall have any liability or continuing obligation to another party arising out of this Agreement, or out of actions taken in connection with this Agreement, except that this Section 8.5 and Article XI shall survive termination of this Agreement. Notwithstanding the foregoing, termination of this Agreement shall not relieve any party from its liability for the Breach, prior to termination, of (a) its covenants or agreements or (b) the representations or warranties.



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

                                   ARTICLE IX
                            POST-CLOSING AGREEMENTS

         After the Closing, Kalitta and Kitty Hawk covenant and agree as follows:

         9.1   Cooperation.


               (a) Kalitta shall at the reasonable request and sole cost of Kitty Hawk use commercially reasonable efforts to aid Kitty Hawk in establishing itself as the new owner and operator of the Kalitta Companies and, in connection therewith, shall use commercially reasonable efforts to maintain the Kalitta Companies' goodwill and reputation with material suppliers, customers, distributors, creditors and others having business relations with the Kalitta Companies and in the business community generally.

               (b) Kitty Hawk, the Kalitta Companies and Kalitta shall cooperate fully, as and to the extent reasonably requested by the other, in connection with the filing of Tax Returns by either such party after the Closing Date and any audit or other Proceeding with respect to Taxes for periods ending prior to the first anniversary of the Closing Date. Such cooperation shall include the retention and (upon the other's request) the provision of records and information which are reasonably relevant to any such audit or other Proceeding. The Kalitta Companies agree (1) to retain all books and records with respect to Tax matters pertinent to the Kalitta Companies or Kalitta relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Kitty Hawk, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing authority, and (2) to give Kalitta reasonable written notice prior to destroying or discarding any such books and records and, if Kalitta so requests, the Kalitta Companies shall allow Kalitta to take possession of such books and records if the Kalitta Companies determine to destroy or discard such books and records.

               (c) Kitty Hawk and Kalitta each further agree, upon request by the other, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated by this Agreement).

         9.2 Certain Transfer and Similar Taxes of the Kalitta Companies. All transfer, documentary, sales, use, stamp, and registration Taxes incurred in connection with this Agreement (excluding any shareholder and/or corporate-level gains Tax triggered by the Mergers), shall be paid by Kitty Hawk when due, and Kitty Hawk will, at its own expense, file all such necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration Taxes, and, if required by applicable law, the Kalitta Companies and Kalitta will join in the execution of any such Tax Returns and other documentation.

         9.3 Inspection of Records. The Kalitta Companies shall each retain and make their respective books and records (including work papers in the possession of their respective




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

accountants) available for inspection and copying by Kalitta and his Representatives, for reasonable business purposes at all reasonable times during normal business hours, for a ten-year period after the Closing Date, with respect to all transactions of the Kalitta Companies occurring prior to and those relating to the Closing, and the historical financial condition, assets, liabilities, operations, Taxes and cash flows of the Kalitta Companies for such periods.

         9.4 Continuation of Existence and Business of Kalitta Companies. After the Effective Time, Kitty Hawk shall (i) continue the separate corporate existence of each of the Kalitta Companies (as subsidiaries of Kitty Hawk), and shall continue the use of the current names of each of the Kalitta Companies in the conduct of their businesses and (ii) preserve and continue without material change the nature of the businesses of each of the Kalitta Companies, including, without limitation, the business and operations of the American International Freight Division of AIA, the Central and South American operations of AIA and the Oscoda maintenance operation of AIA, subject, in the case of (i) and (ii), to the evaluation and modification by the Board of Directors from time to time.


         9.5   Indemnification of Directors and Officers of the Kalitta
Companies.

               (a) From and after the Effective Time, Kitty Hawk shall indemnify, defend vigorously and in good faith and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director, employee or agent of any of the Kalitta Companies (the "KALITTA COMPANIES INDEMNIFIED PARTIES") against all Losses, including amounts that are paid in settlement (which settlement shall require the approval of Kitty Hawk, which approval shall not be unreasonably withheld) of or in connection with any Proceeding based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee or agent of any of the Kalitta Companies or is or was serving at the request of any of the Kalitta Companies as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, if such Proceeding pertains to any matter or fact arising, existing or occurring at or prior to the Effective Time, regardless of whether such Proceeding is asserted or claimed prior to, or at or after, the Effective Time (the "INDEMNIFIED LIABILITIES") to the full extent permitted under Delaware law (and Kitty Hawk shall promptly pay expenses in advance of the final disposition of any such Proceeding to each Kalitta Companies Indemnified Party to the full extent permitted by Delaware law upon receipt of any undertaking required by applicable Delaware law).


               (b) Kitty Hawk and the Kalitta Companies each agree to (i) cause the Surviving Corporations to honor the indemnification and expense payment or reimbursement obligations of the Kalitta Companies in their respective bylaws in accordance with the terms in effect on the date hereof and under applicable Michigan law as the same shall apply to current and former directors, officers, employees and agents and (ii) maintain the elimination and limitation of liability provisions contained in the Articles of Incorporation of the Surviving Corporations.

               (c) If Kitty Hawk, any of the Kalitta Companies or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person prior to the seventh anniversary of the Effective Time and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all




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

         or substantially all of its properties and assets to any other Person prior to the seventh anniversary of the Effective Time, then and in each such case, proper provision shall be made so that such other Person and the successors and assigns of Kitty Hawk and the Kalitta Companies shall assume the obligations set forth in this Section.

               (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Kalitta Companies Indemnified Party, his heirs, executors, administrators, personal representatives and his Representatives. Kitty Hawk shall make or cause to be made all determinations required under Delaware or Michigan law (as applicable) concerning its indemnification and expense reimbursement obligations under this Section 9.5 as promptly as practical.

         9.6 Office Lease. Kalitta shall use commercially reasonable efforts to cause the Landlord not to develop or sell the Adjoining Lots during the term of the Office Lease.


         9.7 Release and Indemnification for Kalitta Guaranties. To the extent that Kalitta shall have personally guaranteed any indebtedness of any one or more of the Kalitta Companies and any of such guaranties are not released at Closing as a consequence of the satisfaction of such indebtedness with the net proceeds of the Closing Date Financings, Kitty Hawk shall promptly make all commercially reasonable efforts to cause any such remaining guaranties to be released and to fully acquit and relieve Kalitta from any liability, cost or other obligation whatsoever with respect to the related indebtedness. In addition, to the extent that Kitty Hawk shall fail to cause such release of any such guaranty, Kitty Hawk shall defend, indemnify and hold Kalitta harmless from and against, and promptly reimburse Kalitta for, any Losses that Kalitta actually incurs or to which Kalitta becomes subject, which Losses arise either directly or indirectly, out of the enforcement of, or payment or performance by Kalitta under, any such guaranty.

                                   ARTICLE X
                                INDEMNIFICATION

         10.1  Survival, Etc.


               10.1.1 Survival. Subject to the provisions of Section 10.1.3 below, the representations, warranties and covenants (other than the covenants set forth in Sections 5.1, 5.2, 5.3 and 5.4) of Kitty Hawk, Kalitta and the Kalitta Companies made in this Agreement shall survive the Closing.


               10.1.2 No Effect on Liability. None of (a) the consummation of the transactions contemplated by this Agreement or the Related Agreements,
(b) except as provided in Section 10.1.3, the delay or omission of any party to exercise any of its rights under this Agreement or any Related Agreement or (c) any investigation or disclosure that any party makes, any notice that any party gives, or any knowledge that any party obtains as a result thereof, or otherwise shall (i) affect the liability of the parties to one another for any Breach of this Agreement or any Related Agreement or (ii) prevent any party from relying on the representations or warranties contained in this Agreement or any Related Agreement.


               10.1.3  Commencing Arbitrations.


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
               (a) No party shall have any liability for any Breach of this Agreement or for any claims for indemnification hereunder unless a demand for arbitration is made (or Kitty Hawk and Kalitta agree in writing that Kalitta shall have liability for a Kitty Hawk Established Loss or Kitty Hawk shall have liability for a Kalitta Established
         Loss) as provided in Section 10.9 related to such Breach prior to the thirty (30) month anniversary of the Effective Time and any such liability shall be deemed waived, and no Person shall have any remedy for any such Breaches; it being the intention of the parties that all claims relating to a Breach of the Agreement shall thereafter be forever barred. Any demand for arbitration seeking indemnification hereunder made during such thirty (30) month period shall remain valid and the representations, warranties, covenants and agreements relating thereto shall remain in effect for purposes of such indemnification notwithstanding that the amount or validity of such claim may not be established or resolved within such thirty (30) month period.

               (b) Notwithstanding the provisions of 10.1.3(a), Kalitta shall have liability under Section 10.2.1(b) and Section 10.2.1(e) for Losses that relate to, or result from, a demand for arbitration made (or Kitty Hawk and Kalitta agree in writing that Kalitta shall have liability for a Kitty Hawk Established Loss) as provided in Section
         10.9 prior to the forty-two (42) month anniversary of the Effective Time, and unless brought (or so agreed to) before such forty-two (42) month anniversary, such liability shall be deemed waived and shall thereafter be forever barred. Any demand for arbitration seeking indemnification hereunder pursuant to Section 10.2.1(b) and Section 10.2.1(e) made during such forty-two (42) month period shall remain valid and the covenants and agreements relating thereto shall remain in effect for purposes of such indemnification notwithstanding that the amount or validity of such claim may not be established or resolved within such forty-two (42) month period.

         10.2  Indemnities.

               10.2.1 Indemnification of Kitty Hawk.

               (a) Indemnification for Breaches or Alleged Breaches by AIA, AIT, FOL or OK. Subject to the other provisions of this Article, Kalitta shall defend, indemnify and hold Kitty Hawk, its Subs, its Subsidiaries, the Surviving Corporations, and their respective officers, directors, employees, agents and controlling persons (each a "KITTY HAWK INDEMNIFIED PARTY") harmless from and against, and promptly reimburse such Kitty Hawk Indemnified Party for, any loss, damage, deficiency, liability, judgment, claim or expense, including reasonable investigative costs, costs of defense, settlement costs (subject to approval as provided below), costs of cleanup, containment or other remediation and including reasonable attorneys' and accountants' fees, whether or not involving a third-party claim (collectively, "LOSSES"), that any Kitty Hawk Indemnified Party actually incurs or to which such Kitty Hawk Indemnified Party becomes subject, which Losses arise, either directly or indirectly, out of (i) any Breach by Kalitta or any of the Kalitta Companies (other than KFS) of this Agreement or (ii) any claim asserted by any third party that, assuming the truth thereof, would constitute a Breach by Kalitta or any of the Kalitta Companies (other than KFS) of this Agreement.




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

               (b) Indemnification for Non-KFS Environmental Obligations. In addition to the provisions of Section 10.2.1(a), and subject to the provisions of this Article, Kalitta shall defend, indemnify and hold the Kitty Hawk Indemnified Parties harmless from and against, and promptly reimburse such Kitty Hawk Indemnified Parties for, any Losses that any Kitty Hawk Indemnified Party actually incurs or to which such Kitty Hawk Indemnified Party becomes subject, which Losses arise either directly or indirectly, out of (i) any Hazardous Materials or other contaminants that were present on any of the Non-KFS Properties at any time prior to the Closing Date, (ii) the emanation from any of the Non-KFS Properties of any Hazardous Material or other contaminant that was present or stored on, or transported from, any of the Non-KFS Properties on or before the Closing Date, or (iii) any release by any of the Kalitta Companies (other than KFS) on any of the Non-KFS Properties of any Hazardous Material or other contaminant on or before the Closing Date (the conditions and events described in the foregoing clauses (i) through (iii) shall each, without distinction, be hereinafter referred to as a "NON-KFS ENVIRONMENTAL CONDITION"); provided, however, that Kalitta shall have no obligation of indemnity or other liability under this Section 10.2.1(b) to any one or more of the Kitty Hawk Indemnified Parties for a discrete item of Loss unless the following conditions shall have been satisfied with respect to such discrete item of Loss:

                   (i) such discrete item of Loss results from (A) the
               imposition by the United States Environmental Protection Agency, the Michigan Department of Environmental Quality or any other governmental entity of competent jurisdiction on any of such Kitty Hawk Indemnified Parties of an obligation to (x) remediate or otherwise mitigate any Non-KFS Environmental Condition, or
               (y) pay clean-up costs or civil penalties in connection with such Non-KFS Environmental Condition (resulting, in the case of the foregoing clause (y), either from a Proceeding or a settlement made by such Kitty Hawk Indemnified Parties on the advice of Environmental Counsel (as hereinafter defined) and subject to the requirements relating to approval of settlements set forth in Section 10.4), (B) an affirmative obligation of any of the Kitty Hawk Indemnified Parties under applicable Environmental Laws (which shall, for purposes of this Section, be deemed to include laws relating to health and safety in the work place) to remediate or otherwise mitigate any Non-KFS Environmental Condition which is discovered other than by reason of a voluntary investigation, test or survey conducted by any of such Kitty Hawk Indemnified Parties solely for environmental purposes and which is not required by applicable Environmental Laws, as determined by an opinion of Environmental Counsel which the Kitty Hawk Indemnified Parties shall have obtained and provided to Kalitta and which may be qualified by reasonable and appropriate assumptions, qualifications and exceptions, or (C) a Proceeding initiated against any of the Kitty Hawk Indemnified Parties by a third party pursuant to a claimed private right of action under Environmental Laws which results in an obligation of any of the Kitty Hawk Indemnified Parties to either (x) remediate or otherwise mitigate a Non-KFS Environmental Condition, or (y) pay damages to such third party as a consequence of a judgement or settlement of such Proceeding by such Kitty Hawk Indemnified Parties upon advice of Environmental Counsel and subject to the requirements relating to approval of settlements set forth in Section 10.4) (each of the matters referred to in the foregoing sub-clauses (A) through (C) shall be referred to herein, without distinction, as a "NON-KFS ENVIRONMENTAL OBLIGATION");

                   (ii) before incurring such discrete item of Loss in
               connection with any Non-KFS Environmental Obligation, the affected Kitty Hawk Indemnified Parties first seek, obtain and provide to Kalitta the opinion of either Dykema Gossett or Warner, Norcross and Judd (or other recognized environmental counsel reasonably acceptable to the affected Kitty Hawk Indemnified Parties and Kalitta) ("ENVIRONMENTAL COUNSEL") to the effect that the Non-KFS Environmental Condition resulting in such Non-KFS Environmental Obligation violates applicable Environmental Laws, which opinion may be subject to reasonable and appropriate assumptions, qualifications and exceptions); provided, however, that the affected Kitty Hawk Indemnified Parties may incur such discrete item of Loss in connection with
               (x) the order of any court of competent jurisdiction without the obligation to deliver such opinion, or (y) any "due care" obligations under M.C.L.A. Section 324.20107 with respect to a Non-KFS Environmental Condition prior to delivering such opinion to Kalitta so long as in the case of this clause (y), Kalitta receives a copy thereof as soon thereafter as is practicable;

                   (iii) the affected Kitty Hawk Indemnified Parties provide
               Kalitta written notice (or if time does not reasonably permit, oral notice) of, and the invitation to attend, or, if possible and available to Kalitta, to participate in, any Proceeding relating to such Non-KFS Environmental Obligation of which the Kitty Hawk Indemnified Parties have knowledge and are themselves entitled to attend and/or participate, unless the failure to give such notice is attributable to an action or omission of any employee of, or attorney for, any of the Surviving Corporations during any time when Kalitta is the president of AIT.

         In addition, Kalitta shall have no obligation of indemnity or other liability under this Section 10.2.1(b) to any one or more of the Kitty Hawk Indemnified Parties with respect to any discrete item of Loss resulting from either or both of (x) the failure of the Kitty Hawk Indemnified Parties to prudently exercise "due care" obligations under M.C.L.A. Section 324.20107a, or
(y) the cost or expense relating to any remediation or mitigation of any Non-KFS Environmental Condition in excess of the level of remediation or mitigation required by the violated Environmental Laws, as determined by a written statement which the Kitty Hawk Indemnified Parties shall obtain from Environmental Counsel (which statement may be supported by the report on the Non-KFS Environmental Condition by either of NTH Consultants or SME, or such other recognized independent engineering or environmental testing firm reasonably acceptable to the affected Kitty Hawk Indemnified Parties and Kalitta) as to the nature and scope of any such remediation or mitigation required to comply with the violated Environmental Laws; provided, however, that nothing contained in this clause (y) shall prevent Kitty Hawk from additionally remediating or mitigating such Non-KFS Environmental Condition at its own expense and without obligation to Kalitta. The Kitty Hawk Indemnified Parties shall promptly provide Kalitta with copies of such statement and any supporting report they obtain pursuant to the foregoing clause (y). Notwithstanding the foregoing and the provisions of Section 10.4 hereof, Kitty Hawk will be entitled to control any remediation or mitigation of any such Non-KFS Environmental Condition, any relating Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.2.1(b). The procedure described in Section
10.4 hereof will apply to any claim solely for monetary damages relating to a matter covered by this Section 10.2.1(b).


                  (c) Non-KFS Escrow Agreement. If the Closing shall occur and subject to the further provisions of this Article (including, but not limited to, Sections 10.1.3 and 10.3), any Kitty Hawk Indemnified Party shall be promptly reimbursed for any Kitty Hawk
         Established Non-KFS Loss solely from the Non-KFS Escrow Amount under the Non-KFS Escrow Agreement (as provided in the Non-KFS Escrow Agreement) for the amount of all Losses after the amount of any such Loss and Kalitta's and the Kalitta Companies' (other than KFS) liability therefor is established by (i) agreement in writing between Kitty Hawk and Kalitta or (ii) arbitration pursuant to Section 10.9 (any Loss so determined is referred to herein as a "KITTY HAWK ESTABLISHED NON-KFS LOSS"); provided, that a demand for arbitration relating to a Kitty Hawk Established Non-KFS Loss arising after the thirty (30) month anniversary of the Effective Time but prior to the forty-two (42) month anniversary of the Effective Time under Section 10.2.1(b), subject to Section 10.3.2 shall be payable by Kalitta personally and not from the Non-KFS Escrow Amount to the extent that such Kitty Hawk Established Non-KFS Loss is not recoverable from the Non-KFS Escrow Amount. Kalitta may, at his sole option, pay any Kitty Hawk Established Non-KFS Loss in cash or by the delivery of shares of Kitty Hawk Common Stock directly to the Kitty Hawk Indemnified Party in lieu of from the Non-KFS Escrow Amount. If such Kitty Hawk Established Loss is satisfied in shares of Kitty Hawk Common Stock, the value of such Kitty Hawk Common Stock shall be determined by its Fair Market Value at the date any claim becomes a Kitty Hawk Established Non-KFS Loss.

                  (d) Indemnification for Breaches or Alleged Breaches by KFS. Subject to the other provisions of this Article, Kalitta shall defend, indemnify and hold each Kitty Hawk Indemnified Party harmless from and against, and promptly reimburse such Kitty Hawk Indemnified Party for, any Losses that any Kitty Hawk Indemnified Party actually incurs or to which such Kitty Hawk Indemnified Party becomes subject, which Losses arise, either directly or indirectly, out of (i) any Breach by Kalitta or KFS of this Agreement or (ii) any claim asserted by any third party that, assuming the truth thereof, would constitute a Breach by Kalitta or KFS of this Agreement.

                  (e) Indemnification for KFS Environmental Obligations. In addition to the provisions of Section 10.2.1(d), and subject to the provisions of this Article, Kalitta shall defend, indemnify and hold the Kitty Hawk Indemnified Parties harmless from and against, and promptly reimburse such Kitty Hawk Indemnified Parties for, any Losses that any Kitty Hawk Indemnified Party actually incurs or to which such Kitty Hawk Indemnified Party becomes subject, which Losses arise either directly or indirectly, out of (i) any Hazardous Materials or other contaminants that were present on any of the KFS Properties at any time prior to the Closing Date, (ii) the emanation from any of the KFS Properties of any Hazardous Material or other contaminant that was present or stored on, or transported from, any of the KFS Properties on or before the Closing Date, or (iii) any release by KFS on any of the KFS Properties of any Hazardous Material or other contaminant on or before the Closing Date (the conditions and events described in the foregoing clauses (i) through
         (iii) shall each, without distinction, be hereinafter referred to as a "KFS ENVIRONMENTAL CONDITION"); provided, however, that Kalitta shall have no obligation of indemnity or other liability under this
         Section 10.2.1(e) to any one or more of the Kitty Hawk Indemnified Parties for a discrete item of Loss unless the following conditions shall have been satisfied with respect to such discrete item of Loss:

                   (i) such discrete item of Loss results from (A) the
               imposition by the United States Environmental Protection Agency, the Michigan Department of Environmental Quality or any other governmental entity of competent jurisdiction on any of such Kitty Hawk Indemnified Parties of an obligation to (x) remediate or otherwise mitigate any KFS Environmental Condition, or (y) pay clean-up costs or civil penalties in connection with such KFS Environmental Condition (resulting, in the case of the foregoing clause (y), either from a Proceeding or a settlement made by such Kitty Hawk Indemnified Parties on the advice of Environmental Counsel (as hereinafter defined) and subject to the requirements relating to approval of settlements set forth in Section 10.4), (B) an affirmative obligation of any of the Kitty Hawk Indemnified Parties under applicable Environmental Laws (which shall, for purposes of this Section, be deemed to include laws relating to health and safety in the work place) to remediate or otherwise mitigate any KFS Environmental Condition which is discovered other than by reason of a voluntary investigation, test or survey conducted by any of such Kitty Hawk Indemnified Parties solely for environmental purposes and which is not required by applicable Environmental Laws, as determined by an opinion of Environmental Counsel which the Kitty Hawk Indemnified Parties shall have obtained and provided to Kalitta and which may be qualified by reasonable and appropriate assumptions, qualifications and exceptions, or (C) a Proceeding initiated against any of the Kitty Hawk Indemnified Parties by a third party pursuant to a claimed private right of action under Environmental Laws which results in an obligation of any of the Kitty Hawk Indemnified Parties to either (x) remediate or otherwise mitigate a KFS Environmental Condition, or (y) pay damages to such third party as a consequence of a judgement or settlement of such Proceeding by such Kitty Hawk Indemnified Parties upon advice of Environmental Counsel and subject to the requirements relating to approval of settlements set forth in Section 10.4) (each of the matters referred to in the foregoing sub-clauses (A) through (C) shall be referred to herein, without distinction, as a "KFS ENVIRONMENTAL OBLIGATION");

                   (ii) before incurring such discrete item of Loss in
               connection with any KFS Environmental Obligation, the affected Kitty Hawk Indemnified Parties first seek, obtain and provide to Kalitta the opinion of either Dykema Gossett or Warner, Norcross and Judd (or other recognized environmental counsel reasonably acceptable to the affected Kitty Hawk Indemnified Parties and Kalitta) ("ENVIRONMENTAL COUNSEL") to the effect that the KFS Environmental Condition resulting in such KFS Environmental Obligation violates applicable Environmental Laws, which opinion may be subject to reasonable and appropriate assumptions, qualifications and exceptions); provided, however, that the affected Kitty Hawk Indemnified Parties may incur

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               such discrete item of Loss in connection with (x) the order of any court of competent jurisdiction without the obligation to deliver such opinion, or (y) any "due care" obligations under M.C.L.A. Section 324.20107 with respect to a KFS Environmental Condition prior to delivering such opinion to Kalitta so long as in the case of this clause (y), Kalitta receives a copy thereof as soon thereafter as is practicable;

                   (iii) the affected Kitty Hawk Indemnified Parties provide
               Kalitta written notice (or if time does not reasonably permit, oral notice) of, and the invitation to attend, or, if possible and available to Kalitta, to participate in, any Proceeding relating to such KFS Environmental Obligation of which the Kitty Hawk Indemnified Parties have knowledge and are themselves entitled to attend and/or participate, unless the failure to give such notice is attributable to an action or omission of any employee of, or attorney for, any of the Surviving Corporations during any time when Kalitta is the president of AIT.

         In addition, Kalitta shall have no obligation of indemnity or other liability under this Section 10.2.1(e) to any one or more of the Kitty Hawk Indemnified Parties with respect to any discrete item of Loss resulting from either or both of (x) the failure of the Kitty Hawk Indemnified Parties to prudently exercise "due care" obligations under M.C.L.A. Section 324.20107a, or
(y) the cost or expense relating to any remediation or mitigation of any KFS Environmental Condition in excess of the level of remediation or mitigation required by the violated Environmental Laws, as determined by a written statement which the Kitty Hawk Indemnified Parties shall obtain from Environmental Counsel (which statement may be supported by the report on the KFS Environmental Condition by either of NTH Consultants or SME, or such other recognized independent engineering or environmental testing firm reasonably acceptable to the affected Kitty Hawk Indemnified Parties and Kalitta) as to the nature and scope of any such remediation or mitigation required to comply with the violated Environmental Laws; provided, however, that nothing contained in this clause (y) shall prevent Kitty Hawk from additionally remediating or mitigating such KFS Environmental Condition at its own expense and without obligation to Kalitta. The Kitty Hawk Indemnified Parties shall promptly provide Kalitta with copies of such statement and any supporting report they obtain pursuant to the foregoing clause (y). Notwithstanding the foregoing and the provisions of Section 10.4 hereof, Kitty Hawk will be entitled to control any remediation or mitigation of any such KFS Environmental Condition, any relating Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this
Section 10.2.1(e). The procedure described in Section 10.4 hereof will apply to any claim solely for monetary damages relating to a matter covered by this
Section 10.2.1(e).

               (f) KFS Escrow Agreement. If the Closing shall occur and subject to the further provisions of this Article (including, but not limited to, Section 10.3), any Kitty Hawk Indemnified Party shall be promptly reimbursed for any Kitty Hawk Established KFS Loss solely from the KFS Escrow Amount under the KFS Escrow Agreement (as provided in the KFS Escrow Agreement) for the amount of all Losses after the amount of any such Loss and Kalitta's and KFS' liability therefor is established by
         (i) agreement in writing between Kitty Hawk and Kalitta or (ii) arbitration pursuant to Section 10.9 (any Loss so determined is referred to herein





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

         as a "KITTY HAWK ESTABLISHED KFS LOSS"); provided, that a demand for arbitration relating to a Kitty Hawk Established KFS Loss arising after the thirty (30) month anniversary of the Effective Time but prior to the forty-second (42) month anniversary of the Effective Time under Section 10.2.1(e) or, subject to Section 10.3.2, which exceeds any then remaining KFS Escrow Amount shall be payable by Kalitta personally and not from the KFS Escrow Account. Kalitta may, at his sole option, pay any Kitty Hawk Established Loss directly to the Kitty Hawk Indemnified Party in lieu of from the KFS Escrow Amount.

               (g) Exclusive Benefit. The parties hereto acknowledge and agree that Kalitta's and the Kalitta Companies' indemnification obligations under this Section 10.2.1 are for the exclusive benefit of Kitty Hawk and the Kitty Hawk Indemnified Parties and enforceable only by Kitty Hawk and the other Kitty Hawk Indemnified Parties and no other Person shall have any claim in respect thereto under any theory whatsoever whether by assignment, subrogation or otherwise.

               10.2.2 Indemnification of Kalitta. Subject to the other provisions of this Article, Kitty Hawk shall defend, indemnify and hold Kalitta, the Kalitta Companies and their respective officers, directors, employees, agents and controlling persons (each a "KALITTA INDEMNIFIED PARTY") harmless from and against, and promptly reimburse each Kalitta Indemnified Party for, any Losses that any Kalitta Indemnified Party actually incurs or to which such Kalitta Indemnified Party becomes subject, which Losses, whether or not involving a third-party claim, arise, either directly or indirectly, out of any (a) Breach by Christopher, Kitty Hawk or the Subs of this Agreement or Breach by any of the Kalitta Companies of any agreements or covenants for the benefit of Kalitta to be performed after Closing, (b) any claim asserted by any third party that, assuming the truth thereof, would constitute a Breach by Christopher, Kitty Hawk or the Subs of this Agreement.

               Subject to the further provisions of this Article (including, but not limited to, Section 10.3), Kitty Hawk shall promptly pay to any Kalitta Indemnified Party the amount of all Losses after the amount of any such Loss and Kitty Hawk's liability therefor is established by (a) agreement in writing between Kalitta and Kitty Hawk, or (b) arbitration pursuant to Section 10.9 (any Loss so determined is referred to herein as an "KALITTA ESTABLISHED LOSS"). If Kalitta receives an opinion from D&T (or any successor thereto) to the effect that a cash payment of a Kalitta Established Loss must be paid in Kitty Hawk Common Stock in order to avoid jeopardizing the status of the AIA Merger, the AIT Merger, the FOL Merger or the OK Merger as tax free reorganizations under Section 368 of the Code, the payment of the Kalitta Established Loss shall be in shares of Kitty Hawk Common Stock having a Fair Market Value equal to the Kalitta Established Loss in lieu of cash; provided Kitty Hawk shall be given a reasonable time to register such Kitty Hawk Common Stock under the Securities Act if Kitty Hawk so determines such registration is necessary or appropriate. The parties hereto acknowledge and agree that Kitty Hawk's indemnification obligations under this Section 10.2.2 are for the exclusive benefit of Kalitta and the Kalitta Indemnified Parties and enforceable only by Kalitta and the Kalitta Indemnified Parties.


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         10.3  Limitations.

               10.3.1 Deductibles. Neither Kalitta nor Kitty Hawk shall be liable for, and neither Kalitta pursuant to Section 10.2.1 nor Kitty Hawk pursuant to Section 10.2.2 shall be obligated to pay, any amount until the party to be indemnified has incurred aggregate Kitty Hawk Established Losses or Kalitta Established Losses, as applicable, in excess of $1,000,000 (the "DEDUCTIBLE"). At such time as the aggregate Kitty Hawk Established Losses or Kalitta Established Losses, as applicable, incurred by the party to be indemnified shall exceed the Deductible, the claimant shall be entitled to the full amount of such Losses in excess of the Deductible; subject, however, to the further provisions of this Article.

               10.3.2 Cap. Neither Kalitta nor Kitty Hawk shall be liable for, and neither Kalitta pursuant to Section 10.2.1 nor Kitty Hawk pursuant to
Section 10.2.2 shall be obligated to pay, an amount in excess of the applicable Cap (as defined below). For purposes hereof, the applicable "CAP" (a) if the Closing shall occur, in the case of Kalitta for all Kitty Hawk Established Non-KFS Losses shall be the Fair Market Value from time to time of 1,150,000 shares of Kitty Hawk Common Stock, (b) if the Closing shall occur, in the case of Kalitta for all Kitty Hawk Established KFS Losses shall be $6,000,000, (c) if the Closing shall not occur, in the case of Kalitta $10,000,000 in the aggregate for all Kitty Hawk Established Losses and (d) whether or not the Closing shall occur, in the case of Kitty Hawk shall mean an amount equal to $10,000,000 for all Kalitta Established Losses.

               10.3.3 Duty to Mitigate. Each Kitty Hawk Indemnified Party and Kalitta Indemnified Party shall be required to use commercially reasonable efforts to mitigate any Loss as a condition to recovery hereunder.

               10.3.4 Exceptions. Notwithstanding the foregoing, Sections 10.1.3, 10.3.1 and 10.3.2 shall not apply to any Breach of Section 4.1.2,
Section 4.3.6, Section 5.1.3(i), Section 5.1.3(j), Section 9.5 as to Kalitta Companies Indemnified Parties and the heirs, executors, administrators, personal representatives and Representatives (other than Kalitta) or Section
11.1 nor to Kitty Hawk's failure to deliver the Stock Merger Consideration and the KFS Cash Merger Consideration in accordance with Section 3.2 hereof. Notwithstanding the foregoing, Sections 10.1.3 and 10.3.1 shall not apply to any Breach of Section 9.7

         10.4  Notice and Opportunity to Defend.

               10.4.1 Notice, Etc. Whenever a claim shall arise for which any party (the "INDEMNIFIED PARTY") shall be entitled to indemnification hereunder, including receipt of notice of any third-party claim or commencement of any third-party Proceeding (an "ASSERTED LIABILITY") and any other party (an "INDEMNIFYING PARTY") is obligated to provide indemnification pursuant to
Section 10.2.1 or Section 10.2.2, the Indemnified Party shall promptly give all Indemnifying Parties notice thereof. The Indemnified Party's failure so to notify an Indemnifying Party shall not cause the Indemnified Party to lose its right to indemnification under this Article, except to the extent that such failure materially prejudices the Indemnifying Party's ability to defend against an Asserted Liability that such Indemnified Party has the right to defend against hereunder (and except as otherwise set forth in this Article). Such notice shall describe the Asserted Liability in reasonable detail, and if practicable shall indicate the amount (which may be estimated) of the Losses that have been or may be asserted by the Indemnified Party. Notwithstanding anything in this





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Article X to the contrary, each of the Indemnifying Parties may defend against an Asserted Liability on behalf of the Indemnified Party utilizing counsel reasonably acceptable to the Indemnified Party, unless (a) the Indemnified Party reasonably objects to such assumption on the grounds that counsel for such Indemnifying Parties cannot represent both the Indemnified Party and the Indemnifying Parties because such representation would be reasonably likely to result in a conflict of interest or because there may be defenses available to the Indemnified Party that are not available to such Indemnifying Parties, (b) the Indemnifying Party is not capable (by reason of Disability, death, insufficient financial capacity, bankruptcy, receivership, liquidation, managerial deadlock, managerial neglect or similar events) of maintaining a reasonable defense of such action or proceeding, or (c) the action or proceeding seeks injunctive or other equitable relief against the Indemnified Party.

                10.4.2 Defense Costs. If any Indemnifying Party defends an Asserted Liability, it shall do so vigorously and in good faith at its own expense and shall not be responsible for the costs of defense, investigative costs, attorney's fees or other expenses incurred to defend the Asserted Liability (collectively, "DEFENSE COSTS") of the Indemnified Party (which may continue to defend, at its own expense). If the Indemnified Party assumes the defense of an Asserted Liability by reason of clauses (a), (b) or (c) of
Section 10.4.1, or because the Indemnifying Party has not elected to assume the defense, then it shall do so vigorously and in good faith and such Indemnifying Party shall indemnify the Indemnified Party for its Defense Costs; provided, the Indemnifying Parties shall not be liable for the costs of more than one counsel for all Indemnified Parties in any one jurisdiction. An Indemnifying Party and Indemnified Party may settle any Asserted Liability only with the consent of the other, which consent shall not be unreasonably withheld.

                10.4.3 Third-Party Claims. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third-parties subsequent to the Closing Date with respect to which indemnification is not available (for any reason) under this Article; provided, that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

                10.4.4 Indemnification Based Upon Net Losses. The duty and obligation of the Indemnifying Party to provide indemnification hereunder shall be limited to the net amount of any Losses actually sustained or paid. In determining the net amount of Losses, the actual amount of Losses shall be the amount in excess of any insurance coverage and shall be reduced by the aggregate value of any assets, properties and rights, including, without limitation, proceeds of insurance, claims, cross-claims, counterclaims and the like which are received or reasonably expected to be received by the Indemnified Party and the Tax benefits realized or reasonably expected to be realized by such party as a direct result of the Loss. The Kalitta Companies of Kitty Hawk shall use their commercially reasonable efforts to cause their insurers to waive subrogation against Kalitta. In such connection, an Indemnified Party shall use its commercially reasonable efforts to pursue, and shall fully cooperate with the Indemnifying Party in pursuing by all appropriate action, all amounts which commercially reasonably may be available from third persons. In addition, in determining the net amount of such Losses for which indemnification is required, the amount of indemnification shall be increased to include any Tax liability incurred or reasonably expected to be incurred by a party as a direct result of such indemnification. If any Tax benefit expected to be realized is in fact not realized, or any Tax liability expected to be




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incurred is not in fact incurred, then an adjustment shall be made promptly to compensate the other party.

         10.5   EXCLUSIVE REMEDY.

                10.5.1 THE INDEMNIFICATION PROVISIONS AS PROVIDED IN THIS AGREEMENT SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND RECOURSE FOR ANY BREACH OF THIS AGREEMENT BY KALITTA OR ANY KALITTA COMPANY OR ANY OTHER CLAIM BY CHRISTOPHER, KITTY HAWK OR THE SUBS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND CHRISTOPHER, KITTY HAWK OR THE SUBS SHALL HAVE NO OTHER ENTITLEMENT, REMEDY OR RECOURSE, WHETHER IN CONTRACT, TORT OR OTHERWISE, AGAINST KALITTA, ANY KALITTA COMPANY, OR THEIR RESPECTIVE AFFILIATES UNDER OR WITH RESPECT TO THIS AGREEMENT, ALL OF SUCH ENTITLEMENTS, REMEDIES AND RECOURSE BEING HEREBY EXPRESSLY WAIVED BY CHRISTOPHER, KITTY HAWK AND THE SUBS TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. IN ADDITION, THE AMOUNT OF THE CAPS APPLICABLE TO KALITTA OR ANY KALITTA COMPANY SET FORTH IN SECTION 10.3.2 SHALL BE THE MAXIMUM AMOUNT OF THE INDEMNIFICATION OBLIGATIONS OF KALITTA HEREUNDER, SUBJECT TO THE EXCLUSIONS OF SECTION 10.3.4, AND NEITHER KALITTA, ANY KALITTA COMPANY, NOR THEIR RESPECTIVE AFFILIATES SHALL HAVE FURTHER PERSONAL LIABILITY THEREFOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER CHRISTOPHER, KITTY HAWK NOR THE SUBS SHALL BE ENTITLED TO A RESCISSION OF THIS AGREEMENT OR TO ANY FURTHER INDEMNIFICATION RIGHTS OR CLAIMS OF ANY NATURE WHATSOEVER HEREUNDER, ALL OF WHICH KITTY HAWK, SUBS AND CHRISTOPHER HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

                10.5.2 THE INDEMNIFICATION PROVIDED IN THIS AGREEMENT SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND RECOURSE FOR ANY BREACH OF THIS AGREEMENT BY CHRISTOPHER, KITTY HAWK OR THE SUBS OR ANY OTHER CLAIM BY KALITTA OR ANY KALITTA COMPANY UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND KALITTA AND EACH KALITTA COMPANY SHALL HAVE NO OTHER ENTITLEMENT, REMEDY OR RECOURSE, WHETHER IN CONTRACT, TORT OR OTHERWISE, AGAINST CHRISTOPHER, KITTY HAWK, THE SUBS, OR THEIR RESPECTIVE AFFILIATES UNDER OR WITH RESPECT TO THIS AGREEMENT, ALL OF SUCH ENTITLEMENTS, REMEDIES AND RECOURSE BEING EXPRESSLY WAIVED BY KALITTA AND EACH KALITTA COMPANY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. IN ADDITION, THE AMOUNT OF THE CAP APPLICABLE TO KITTY HAWK SET FORTH IN SECTION 10.3.2 SHALL BE THE MAXIMUM AMOUNT OF THE INDEMNIFICATION OBLIGATIONS OF KITTY HAWK HEREUNDER SUBJECT TO THE EXCLUSIONS OF SECTION 10.3.4. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER KALITTA NOR ANY KALITTA COMPANY SHALL BE ENTITLED TO A RESCISSION OF THIS AGREEMENT OR TO ANY FURTHER INDEMNIFICATION



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RIGHTS OR CLAIMS OF ANY NATURE WHATSOEVER HEREUNDER, ALL OF WHICH KALITTA AND
EACH KALITTA COMPANY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

                10.5.3 NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, (1) THE RIGHTS AND OBLIGATIONS OF CERTAIN OF THE PARTIES HERETO UNDER THE 727 PURCHASE AGREEMENT, INCLUDING RIGHTS AND OBLIGATIONS WITH RESPECT TO INDEMNIFICATION AND SECTION 4.18 THEREOF, SHALL REMAIN UNAFFECTED BY THE EXECUTION OF THIS AGREEMENT OR THE RELATED AGREEMENTS AND (2) NOTHING HEREIN SHALL BE CONSTRUED OR INTERPRETED AS LIMITING OR IMPAIRING THE RIGHTS OR REMEDIES THAT THE PARTIES HERETO MAY HAVE (A) AT EQUITY FOR INJUNCTIVE RELIEF OR SPECIFIC PERFORMANCE, (B) RIGHTS UNDER APPLICABLE LAW FOR CONTRIBUTION, INDEMNITY AND SIMILAR RIGHTS IN RESPECT OF CLAIMS BY THIRD PARTIES UNDER OR RELATING TO THE CLOSING DATE FINANCINGS, (C) UNDER ANY RELATED AGREEMENTS (D) THE SETTLEMENT AGREEMENT EXECUTED IN AUGUST 1994 RELATED TO THE U.S. POSTAL SERVICE'S ANET 93-01 SOLICITATION, AND (E) ANY AIRCRAFT CHARTER OR MAINTENANCE AGREEMENTS BETWEEN THE PARTIES.

         10.6  No Other Representation.


               (a) Notwithstanding anything to the contrary contained in this Agreement, Kitty Hawk and the Subs acknowledge and agree that except for the representations and warranties made by Kalitta and the Kalitta Companies in Section 4.1 hereof and Kalitta in Section 4.2, that neither Kalitta nor the Kalitta Companies have made any other representations or warranties of any kind (including any representation or warranty with respect to any projections, forecasts or forward looking statements relating to the Kalitta Companies, or any other information that may have been provided to Kitty Hawk and the Subs in connection with the transactions contemplated hereby and neither Kitty Hawk nor the Subs have relied upon any projections, forecasts or other information). Kitty Hawk further acknowledges and agrees that Kalitta has not made any representations or warranties of any kind to Kitty Hawk or the Subs under this Agreement or otherwise in connection with the transactions set forth herein except as set forth above or in any of the Related Agreements to which he is a party.

               (b) The limitations on Kitty Hawk's and the Subs' claims, rights, and remedies set forth in this Agreement are a material consideration for Kalitta and the Kalitta Companies' willingness to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby.

               (c) Notwithstanding anything to the contrary contained in this Agreement, Kalitta and the Kalitta Companies acknowledge and agree that except for the representations and warranties made by Kitty Hawk in Section 4.3 and the Subs in Section 4.4 hereof and the representations and warranties made in the tax representation letter referred to in Section 5.1.11, that neither Kitty Hawk nor any Affiliate thereof has made any other representations or warranties of any kind




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         (including any representation or warranty with respect to any projections, forecasts or forward looking statements relating to the Kitty Hawk or its Affiliates, or any other information that may have been provided to Kalitta and the Kalitta Companies in connection with the transactions contemplated hereby and neither Kalitta nor the Kalitta Companies have relied upon any projections, forecasts or other information).

                  (d) The limitations on Kalitta's and the Kalitta Companies' claims, rights, and remedies set forth in this Agreement are a material consideration for Kitty Hawk's and the Subs' willingness to enter into this Agreement and to consummate the transactions contemplated hereby and the Related Agreements to which it is a party.

                  (e) Whether or not the Closing shall occur, no incorporator, director, officer, employee of the Kalitta Companies or Kitty Hawk or its Affiliates (in each case solely in their capacities as such) shall have any liability to any Person under the terms of this Agreement or as a result of the transactions contemplated hereby, and no recourse of any kind shall be had by the parties hereto against any such incorporator, director, officer, employee of the Kalitta Companies or Kitty Hawk or its Affiliates (in each case solely in their capacities as such) whether by virtue of any constitutional provision or statute or rule of law, or by enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the parties hereto to the fullest extent permitted by law as part of the consideration in entering into this Agreement; provided, that the parties expressly agree that nothing in this
         Section 10.6(e) shall affect any liability of any person for any contribution, indemnity and similar rights in respect of claims by third parties under or relating to the Closing Date Financings.

         10.7 Delays or Omissions; Waiver; Amendment. Except as provided in
Section 10.1.3 and Section 10.4.1, no delay or omission to exercise any right, power or remedy inuring to any party upon any Breach or default of any party under this Agreement or any Related Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such Breach or default, or an acquiescence therein, or of or in any similar Breach or default thereafter occurring; nor shall any waiver of any single Breach or default be deemed a waiver of any other Breach or default theretofore or thereafter occurring. Neither the exercise of nor the failure to exercise any remedy under this Agreement or any Related Agreement will constitute an election of remedies or limit in any manner enforcement of any remedies. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all the parties hereto.

         10.8 Governing Law. This Agreement and the Related Agreements shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Texas, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction except to the extent expressly provided herein and or in any Related Agreement and except to the extent Michigan law is mandatorily applicable to the Mergers and the rights of the shareholders of the Subs and the Kalitta Companies thereunder and, to the extent Delaware law is mandatorily applicable to the provisions of Section 5.5 and 9.5, and except as provided in Section 9.5.



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         Subject to Section 10.9, each party hereto hereby irrevocably submits to the jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Dallas County, for the purposes of any action arising out of this Agreement or any of the Related Agreements, or the subject matter hereof or thereof, brought by any other party.

         Subject to Section 10.9, to the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement or any of the Related Agreements or the subject matter hereof or thereof may not be enforced in or by such courts.


         10.9  Dispute Resolution.


               10.9.1 Arbitration. All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement (including without limitation this Article X) or any of the Related Agreements shall be submitted to arbitration pursuant to the following procedures:

                      (i) Except as modified hereby, the arbitration shall be
               governed by the Commercial Arbitration Rules of the AAA including the Supplementary Procedures for Large Complex Disputes. After a dispute or controversy arises, any party may, in a written notice delivered to the other party, demand such arbitration. Such notice shall designate the name of the arbitrator (who shall be an impartial person) appointed by such party demanding arbitration, together with a statement of the matter in controversy in reasonable detail.

                      (ii) Within thirty (30) days after receipt of such
               demand, the other party shall, in a written notice delivered to the other party, name such party's arbitrator (who shall be an impartial person). If such party fails to name an arbitrator, then the second arbitrator shall be named by the AAA. The two arbitrators so selected shall name a third arbitrator (who shall be an impartial person) within thirty (30) days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse, or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the methods set forth in this Section for the original appointment of such arbitrator.

                      (iii) Except as provided in Section 10.9.2, each party
               shall bear its own arbitration costs and expenses. The arbitration hearing shall be held in Dallas, Texas at a location designated by a majority of the arbitrators. The substantive laws of the State of Texas (excluding conflict of laws provisions) and the Federal Arbitration Act shall apply.

                      (iv) An award rendered by a majority of the arbitrators
               appointed pursuant hereto shall be final and binding on all parties to the Proceeding, shall resolve the question of costs of the arbitrators, legal fees and expenses and all related matters, and judgment on such award may be entered and enforced by either party in any court of competent jurisdiction.

                      (v) The arbitrators may by an interim or final award
               grant injunctive relief.

                      (vi) Except as provided in Section 10.9.2, the parties
               stipulate that the provisions of this Section shall be a complete defense to any Proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.

               The parties hereto and the arbitrators may not disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor will any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party. Notwithstanding the foregoing, a party may disclose the existence or results of an arbitration hereunder, as well as information otherwise required to be disclosed by deposition, subpoena or other court or governmental action, in connection with their respective obligations under the Exchange Act and the rules and regulations promulgated thereunder, in connection with registration of offerings of securities under the Securities Act and the rules and regulations promulgated thereunder, or otherwise required to be disclosed under applicable law.

               10.9.2 Emergency Relief. Notwithstanding anything in this
Section 10.9 to the contrary and subject to the provisions of Section 10.8, any party may seek from a court any provisional remedy or injunctive relief that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy. The prevailing party in any Proceeding based upon this Agreement shall be entitled to reasonable attorney's fees and arbitral and court costs, in addition to any other recoveries allowed by law.

                                   ARTICLE XI
                                 MISCELLANEOUS

               11.1 Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear all fees and expenses relating to or arising from his or its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and, to the extent practical, all such fees and expenses of the parties hereto



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shall be paid prior to Closing. For purposes of clarification, it is agreed by the parties that all fees and expenses that may be incurred by Kalitta shall be paid and/or reimbursed by the Kalitta Companies.

         11.2 Notices. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telex or telecopy or delivered or mailed by certified mail, postage prepaid, with return receipt requested, to the following addresses:

         If to Kalitta:                    Conrad Kalitta
                                           2701 N. I-94 Service Drive
                                           Ypsilanti, Michigan 48197
                                           Telecopy:    (313) 484-3686

         With a copy to:                   George W. Kelsey, Esq.
                                           Kelsey Law Offices, P.C.
                                           2395 S. Huron Parkway
                                           Suite 200
                                           Ann Arbor, Michigan 48104
                                           Telecopy:    (313) 973-1223

         If to AIA, AIT, FOL,              842 Willow Run Airport
         KFS or OK:                        Ypsilanti, Michigan 48198
                                           Attn: President
                                           Telecopy: (313) 484-3630

         With a copy to:                   George W. Kelsey, Esq.
                                           Kelsey Law Offices, P.C.
                                           2395 S. Huron Parkway
                                           Suite 200
                                           Ann Arbor, Michigan 48104
                                           Telecopy:    (313) 973-1223

         With a copy after Closing to:     M. Tom Christopher
                                           Chairman of the Board and
                                           Chief Executive Officer
                                           1515 West 10th Street
                                           DFW Airport, Texas 75261
                                           Telecopy:    (972) 456-2221

                                           Greg R. Samuel, Esq.
                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas 75202-3789
                                           Telecopy: (214) 651-5940



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
         If to Kitty Hawk                  M. Tom Christopher
         or the Subs:                      Chairman of the Board and
                                           Chief Executive Officer
                                           1515 West 10th Street
                                           DFW Airport, Texas 75261
                                           Telecopy: (972) 456-2221

         With a copy to:                   Greg R. Samuel, Esq.
                                           Haynes and Boone, LLP
                                           901 Main Street, Suite 3100
                                           Dallas, Texas 75202-3789
                                           Telecopy: (214) 651-5940

         The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon the second Business Day following deposit thereof in the United States mail. If notice is given by telex or telecopy in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt.

         11.3 Entire Agreement. This Agreement (together with the schedules and exhibits hereto), the Related Agreements, the other documents delivered pursuant hereto and referenced herein and the 727 Purchase Agreement set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all other prior agreements, arrangements and understandings related to the subject matter hereof. This Agreement supersedes in its entirety (a) that certain Letter of Intent dated July 15, 1997 among certain of the parties hereto, as amended, and (b) that certain Confidentiality Agreement between AIA and Kitty Hawk effective June 26, 1997, as amended. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto with respect to the subject matter hereof which is not embodied in this Agreement and the tax representation letters referred to in Section 5.1.11 delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth with respect to the subject matter hereof. This Agreement in no way affects or amends any obligation of any party under or in connection with (i) the Settlement Agreement executed in August 1994 related to the U.S. Postal Service's ANET 93-01 solicitation, (ii) any aircraft charter or maintenance agreements between the parties or (iii) the 727 Purchase Agreement.

         11.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



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
         11.5 Incorporated by Reference. The Disclosure Schedules, Subsequent Disclosure Schedules and tax representation letter referred to in Section
5.1.11 are incorporated as a part of this Agreement by reference.

         11.6 Number and Gender of Words. When the context so requires in this Agreement, words of any gender shall include either or both of the other genders and the singular number shall include the plural.

         11.7 Execution of Additional Documents. Each party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         11.8 Finders' and Related Fees. Each of the parties hereto is responsible for, and shall indemnify the other parties against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby. For purposes of clarification, it is agreed by the parties that all fees and expenses relating to the Mergers that may be incurred by Kalitta prior to the Closing Date shall be paid and/or reimbursed by the Kalitta Companies.

         11.9 Interpretation. References to "Sections" herein are references to sections of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         11.10 No Third Party Beneficiary, Etc. Except as otherwise expressly provided for herein, there shall be no third party beneficiary of this Agreement and this Agreement shall not inure to the benefit of, be enforceable by, or create any right or cause of action in any Person other than the parties hereto and their heirs, executors, administrators, legal representatives, successors and permitted assigns. Neither the availability of, nor any limit on, any remedy hereunder shall limit the remedies of any party hereto against third parties except as provided in Article X.

         11.11 Reformation; Severability. In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties and permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this Agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         11.12 Binding Effect and Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, legal representatives and permitted assigns. This Agreement, and the rights and obligations created hereunder, may not be transferred or assigned by any party without the prior consent of the other parties.

         11.13 Public Announcements. Any public announcement or similar publicity with respect to this Agreement will be issued, if at all, at such time and in such manner as Kitty

Hawk determines; provided, that the Kalitta Companies will be given a copy in advance of such proposed press release. Unless consented to by Kitty Hawk in advance or required by legal requirements, prior to the Closing, Kalitta and the Kalitta Companies shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.

         11.14 Confidentiality. Between the date of this Agreement and for the five (5) year period following (i) termination of this Agreement pursuant to
Article VIII or (ii) Closing, Kitty Hawk, Kalitta and the Kalitta Companies will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors (the "REPRESENTATIVES") to maintain in confidence, any written, oral, electronic, or other information of every kind (including all analyses, compilations, forecasts, studies or other documents prepared by a receiving party that contain or in any way reflect Confidential Information) that has been or may be furnished by either party or its Representatives obtained in confidence (the "CONFIDENTIAL INFORMATION") from another party to this Agreement (the "DISCLOSING PARTY"), and will not use, and will cause their respective Representatives not to use, any such information except for the purpose of this Agreement or in connection with any Proceedings between any of the parties, unless (a) such information is already known to such party and such party is not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary in making any release, report, filing (including filings with the SEC or, if required by applicable law, release required by the NASDAQ Stock Market) or obtaining any consent or approval required for the consummation of the transactions contemplated by the Agreement, or (c) the furnishing or use of such information is required by Proceedings. Each party shall only reveal Confidential Information of the Disclosing Party to the receiving party's Representatives (a) who reasonably need to have the Confidential Information for purposes of evaluating the potential Mergers and (b) who are aware of the confidential nature of the Confidential Information and of this Section 11.4. Each party shall cause its Representatives to observe the restrictions of this Section 11.14 and shall be responsible for any Breach of this Section 11.14 by its Representatives. If this Agreement is terminated for any reason, each party must promptly return to the Disclosing Party all Confidential Information obtained from the Disclosing Party that is by nature returnable, and each receiving party will thereafter continue to comply with its obligations under this Section 11.14.

         11.15 Time of the Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         11.16 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         11.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

                                     KITTY HAWK, INC.

                                     By:  /s/ M. TOM CHRISTOPHER
                                        ---------------------------------
                                     Name:    M. Tom Christopher
                                          -------------------------------
                                     Title:   CEO
                                           ------------------------------


                                     KITTY HAWK - AIA, INC.


                                     By:  /s/ M. TOM CHRISTOPHER
                                        ---------------------------------
                                     Name:    M. Tom Christopher
                                          -------------------------------
                                     Title:   President
                                           ------------------------------

                                     KITTY HAWK - AIT, INC.


                                     By:  /s/ M. TOM CHRISTOPHER
                                        ---------------------------------
                                     Name:    M. Tom Christopher
                                          -------------------------------
                                     Title:   President
                                           ------------------------------

                                     KITTY HAWK - FOL, INC.


                                     By:  /s/ M. TOM CHRISTOPHER
                                        ---------------------------------
                                     Name:    M. Tom Christopher
                                          -------------------------------
                                     Title:   President
                                           ------------------------------

                                     KITTY HAWK - KFS, INC.


                                     By:  /s/ M. TOM CHRISTOPHER
                                        ---------------------------------
                                     Name:    M. Tom Christopher
                                          -------------------------------
                                     Title:   President
                                           ------------------------------


                                     KITTY HAWK - OK, INC.



                                     By:  /s/ M. TOM CHRISTOPHER
                                        ---------------------------------
                                     Name:    M. Tom Christopher
                                          -------------------------------
                                     Title:   President
                                           ------------------------------

                                     /s/ M. TOM CHRISTOPHER
                                     ------------------------------------
                                     M. Tom Christopher

                                     AMERICAN INTERNATIONAL AIRWAYS, INC.


                                     By:   /s/ CONRAD KALITTA
                                        ---------------------------------
                                     Name: Conrad Kalitta
                                          -------------------------------
                                     Title:
                                           ------------------------------


                                     AMERICAN INTERNATIONAL TRAVEL, INC.


                                     By:   /s/ MIKE MARAONE
                                        ---------------------------------
                                     Name: Mike Maraone
                                          -------------------------------
                                     Title:
                                           ------------------------------


                                     FLIGHT ONE LOGISTICS, INC.


                                     By:   /s/ MIKE MARAONE
                                        ---------------------------------
                                     Name: Mike Maraone
                                          -------------------------------
                                     Title:
                                           ------------------------------


                                     KALITTA FLYING SERVICES, INC.


                                     By:   /s/ DONALD SCHILLING
                                        ---------------------------------
                                     Name: Donald Schilling
                                          -------------------------------
                                     Title:
                                           ------------------------------


                                     O.K. TURBINES, INC.


                                     By:   /s/ MIKE MARAONE
                                        ---------------------------------
                                     Name: Mike Maraone
                                          -------------------------------
                                     Title:
                                           ------------------------------

                                     /s/ CONRAD KALITTA
                                     ------------------------------------
                                     Conrad Kalitta





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